Exhibit 3
To Shareholders in the United States:
Both parties of the Joint Share Transfer Agreement referred to in this document, CHINTAI Corporation and ABLE INC., have been incorporated under the laws of Japan. The joint share transfer described in this document is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.
It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.
You should be aware that the issuer may purchase shares otherwise than under the joint share transfer, such as in open market or privately negotiated purchases or through subscriptions of newly issued shares.
This document has been translated from the Japanese original for reference purposes only. In the event of any discrepancy between this translated document and the Japanese original, the original shall prevail.

Notice of the 31st General Shareholders’ Meeting	1
Attachment
Business Report	2
1. Current Status of the Group	2
2. Current Status of the Company	6
(1) Shares	6
(2) Stock Acquisition Rights	6
(3) Officers	7
(4) Status of Independent Auditor	8
(5) Systems for Securing the Appropriateness of Operations	8
(6) Policies concerning Decisions on Distribution of Retained Earnings and Other Matters	10
Consolidated Balance Sheet	11
Consolidated Statements of Income	12
Consolidated Statement of Changes in Net Assets	13
Notes to Consolidated Financial Statements	14
Non-Consolidated Balance Sheet	19
Non-Consolidated Statements of Income	20
Non-Consolidated Statement of Changes in Net Assets	21
Notes to Non-Consolidated Financial Statements	22
Auditors’ Report on the Consolidated Accounting Statements (duplicate copy)	27
Auditors’ Report on the Accounting Statements (duplicate copy)	28
Report of the Audit Committee (duplicate copy)	29
Reference Materials for the General Shareholders’ Meeting	31
Items and matters for reference	31

Stock code: 8872
June 14, 2010
To our shareholders,
Ryuji Hirata,
President.
ABLE Inc.
1-5-5 Moto-Akasaka, Minato-ku, Tokyo
Notice of the 31st General Shareholders’ Meeting
     You are cordially invited to attend the 31st General Shareholders’ Meeting of ABLE Inc. (the “Company”), to be held as set forth below.
     If you are unable to attend the meeting in person, you may exercise your voting rights in writing. Please review the attached reference materials and exercise your vote by indicating “for” or “against” for each agenda item listed on the enclosed proxy card, and return it to us no later than 6:30 p.m. on Monday, June 28, 2010.
Meeting Details

1.	Date & Time	10:00 a.m., Tuesday, June 29, 2010

2.	Venue	Conference room on the third floor of the Company’s head office,
1-5-5 Moto-Akasaka, Minato-ku, Tokyo
The venue is different from that of the previous meeting.
Please refer to the attached map at the end of this Notice.

3.	Agenda:

Items to be reported

	1.	The Business Report, the Consolidated Financial Statements, and the report on the audit of the consolidated accounts by the Independent Auditors and the Board of Corporate Auditors for the 31st term, from April 1, 2009 to March 31, 2010, will be reported at the meeting.

	2.	The Non-Consolidated Financial Statements for the 31st term, from April 1, 2009 to March 31, 2010, will be reported at the meeting.

Items to be resolved

	Item 1:	Approval for a share transfer plan
	Item 2:	Partial amendments to the Articles of Incorporation
	Item 3:	Appointment of Seven Directors
	Item 4:	Appointment of Four Statutory Auditors

End
     If attending the meeting in person, please present the enclosed proxy card at the reception desk.
     If any amendments are made to reference materials for the General Shareholders’ Meeting, the business report, or non-consolidated or consolidated financial statements, they will be posted on the Company website at http://www.able.co.jp.

(Attachment)
Business Report
(From April 1, 2009 to March 31, 2010)

1.	Current Status of the Group
(1)	Business Performance for the Fiscal Year Ended March 31, 2010
(i)	Business Progress and Results
The Japanese economy during the consolidated fiscal year under review escaped the so-called double-dip recession, having survived the sharp fall attributable to financial crisis and enjoying a revival in exports and production facilitated by robust emerging economies, primarily in Asia. Consumer spending has been recovering, spurred by the government’s stimulus programs, including incentives for the purchase of designated environmentally friendly automobiles and household appliances, and consumer confidence has been on the rise.

The economic outlook, however, is still uncertain. Many companies are limiting their capital expenditure and the unemployment rate remains high, leaving conditions unimproved.

In the housing market, factors such as weak business confidence and housing developers discouraged by the continuous decline in land prices caused the number of housing constructions for rental homes to decrease significantly, falling 30% from the previous year to approximately 310,000 units during the period between April 2009 and March 2010 (as announced by the Ministry of Land, Infrastructure Transport and Tourism (MLIT)). This result suggests prolonged constraints on the supply of rental homes.

The government plans to pursue a policy that aims to encourage consumer spending by providing households with financial assistance, create industries and employment in new fields, and achieve stable economic growth based on domestic demand. This is likely to have positive effects on the market.

In this environment, the Group is striving to establish a flat and efficient organizational structure, develop and enhance human resources, improve the productivity of its offices through effective staff assignments, and curtail expenses to improve profitability. The number of realtor offices directly operated by the Company in the consolidated fiscal year under review decreased by 21 (21 offices were closed and 11 were relocated), to become 471 at the end of the term (as of March 31). The total number of the ABLE Network Offices (franchise offices) at the end of the consolidated fiscal year under review was 339, making the combined total of directly operated and franchised offices 810 as of the end of the term. These offices form the system of providing nationwide services.

As a result, sales rose a slight 0.3% from the previous year, to 35,299 million yen. Profits also increased, with operating income of 2,401 million yen (up 38.8% year on year), ordinary income of 2,653 million yen (up 36.3% year on year), and net income of 1,379 million yen (up 236.1 year on year), to give a positive result for both sales and income for the term.

The results of each of the business segments by type were as follows:
(Agency Business)
The sluggish economy discouraged tenants from moving their rental units, resulting in a slowdown in the growth of brokerage income. Although new businesses in related businesses contributed to an increase from the previous term, sales were cut by 1.2% year on year, to 26,575 million yen.
(Management Business)
This is a stock business consisting of fee collection and the maintenance and control of real properties. The number of managed units has been rising steadily and sales increased 5.0% year on year, to 6,885 million yen.
(Network Business)
The principal sources of income include the brand license fees and management consultancy fees paid by the NW (network) agencies who have established a franchise agreement with the Company. An increase in the number of network agencies pushed the sales to 716 million yen, a 1.4% increase from the previous year.
(Parking Business)

The parking business of managing and operating hourly and monthly rental parking lots emphasized profitability, which resulted in an 11.7% year-on-year increase in sales, to 686 million yen.
(Other Businesses)
The operating income of this segment, which includes leasing and consulting businesses, increased 4.0% year on year, to 435 million yen.
(ii)	Capital Investment Activities Total capital investment during the term under review amounted to 137 million yen. This consists primarily of the cost of construction of new agency offices.
(iii)	Financing Activities The funds required for capital investment and other necessary funds were allocated from funds in hand.
(2)	Assets and Operating Results for the Latest Three Years
(i)	Consolidated status of the Group

				31st term
				(consolidated
				fiscal year
	28th term	29th term	30th term	under review)
	(ended March 31,	(ended March 31,	(ended March 31,	(ended March 31,
Category	2007)	2008)	2009)	2010)
Net sales (million yen)	34,989	36,182	35,183	35,299
Ordinary income (million yen)	2,033	2,450	1,946	2,653
Net income (million yen)	584	944	410	1,379
Net income per share	42.56 yen	68.77 yen	29.94 yen	102.34 yen
Total assets (million yen)	30,620	31,103	29,796	31,791
Net assets (million)	15,709	16,138	15,866	16,922

Note	1:	Net income per share has been calculated based on the average number of shares (weighted average) during the period. Treasury stocks represent an item deducted from shareholders’ equity, and the net income per share is calculated by subtracting the number of treasury stocks from the number of shares outstanding.
(ii)	Non-consolidated status of the Company

				31st term
				(consolidated
				fiscal year
	28th term	29th term	30th term	under review)
	(ended March 31,	(ended March 31,	(ended March 31,	(ended March 31,
Category	2007)	2008)	2009)	2010)
Net sales (million yen)	34,607	35,447	34,269	34,396
Ordinary income (million yen)	1,876	2,356	1,763	2,399
Net income (million yen)	676	899	409	1,264
Net income per share	49.27 yen	65.52 yen	29.85 yen	93.82 yen
Total assets (million yen)	30,202	30,503	29,076	30,993
Net assets (million)	15,582	15,911	15,580	16,504

Notes:	1.	Net income per share has been calculated based on the average number of shares (weighted average) during the period. Treasury stocks represent an item deducted from shareholders’ equity, and the net income per share is calculated by subtracting the number of treasury stocks from the number of shares outstanding.

	2.	The 28th term resulted in increased sales and decreased income, as sales at new offices in the previous year were lower than expected and expenses rose in association with the large number of new offices opened in the previous year.

3.	The 29th term saw an increase in both sales and income as a result of steps to enhance the facilities of each office, including “scrap and build” activities for the purpose of improving the profitability.

4.	The 30th term saw a decline both in sales and income due to a reduced consumer willingness to change rental homes given the stagnant economy and worsening employment situation. Meanwhile, financial institutions became more stringent on real estate loans as a result of the credit crunch in the financial market
(3)	Principal subsidiaries
(i)	Principal subsidiaries

		percent share of
company name	capital	the Company	main business
ABLE Research International, Limited	50 million yen	100%	Research on real properties and consulting service
AMP Inc.	60 million yen	100% (100%)	Staffing agency
KAIGAI CONSULTING C o . , L t d.	HK$1.5 million	99% (99%)	Investigation and consulting services for overseas clients
ABLE PARKING INC.	80 million yen	100%	Operation and management of hourly parking lots
ABLE Reform Co., Ltd.	10 million yen	75% (20%)	Home remodeling and disinfection treatment
ABLE Lease Inc.	10 million yen	75% (20%)	Leasing of business vehicles
ABLE REAL ESTATE USA INC.	$10,000	100% (100%)	Operation of overseas offices
ABLE REAL ESTATE (UK)., Ltd.	£33,980	100% (100%)	Operation of overseas offices

Notes:	1.	The percentage figures in parentheses represent the share of indirect ownership.

	2.	The Company contracts with ABLE Reform Co., Ltd. to provide home remodeling and disinfection treatment.
(ii)	Principal affiliates
ABLE Reit Investment Corp. completed its liquidation proceedings on May 13, 2009. This corporation is excluded from the scope of equity method application because it has lost its influence since the previous consolidated fiscal year.
(4)	Future Challenges
The Company considers the following to be the challenges that it needs to address.
(i)	Improving human resource development
The Company considers that human resource development is an ongoing issue that it needs to work on. Providing services that truly satisfy and deeply impress customers requires that each employee is a true professional. We believe that it is vital that all employees acquire advanced knowledge in housing, real estate, and products, along with skills in customer service, use their personal talents in their assignments, and maximizes their abilities. Accordingly, the Company has been working to establish a flat organizational structure that will allow for more detailed instructions on operations and for education to develop the necessary expertise. The Company is also taking steps to improve education and training programs in an effort to bolster human resource development.
ii)	Improving customer satisfaction and excitement
The Company believes that truly satisfying and deeply impressing both home owners and tenants is its most important task. The Company provides home owners with excellent brokerage and high-quality management service and introduces to tenants rental homes for safe and comfortable living. It will continue to promote the Big Smile Campaign (a Big Smile Badge is given to employees who have been praised by their customers and criticisms made by customers are reflected in the management) to strengthen the motivation of all employees to satisfy and impress customers. We are committed to achieving our goal and improving results.
(iii)	Focus on legal compliance
Our business is regulated by the Building Lots and Buildings Transaction Business Law and various other laws and regulations, and we are working to establish organizational management that allows proper compliance with such laws and regulations and legitimate operations, and improve the legal training programs. We are also endeavoring to deliver accurate information and will develop a system that will protect personal information and not allow any information leaks. All members of the Company are united in their commitment to develop an internal control system and establish a management system appropriate for a leader in the rental property industry. The Company will focus on and ensure thorough legal compliance.
(iv)	Proposal and achievement of safe, comfortable, and rich living
The Company believes that its mission is to provide tenants with better management and services and achieve safe, comfortable, and rich living of the tenants by improving the living environment. We think that achieving rich living results leads to maintaining and improving the occupancy rate of the rental properties, which facilitates stable rental unit management for the house owners. In addition, we provide house owners with not only the physical aspect, including buildings, housing, and facilities, but also the service aspects including planning and concept creation to improve their property competitiveness. By providing new added value, we aspire to become a company that can receive the overwhelming support of our customers.
(5)	Principal Businesses (as of March 31, 2010)

Business category	Main business
Agency Business	The Company’s primary business, consisting of the brokerage of rental properties such as apartment units and condominiums, contract renewal, and services incidental to brokerage and management such as room remodeling, room disinfection, moving agency, insurance agency, etc.

Management Business	Management of fee collection and maintenance and management of properties.

Network Business	In regions where no competition with the offices directly managed by the Company occurs, we seek member companies that can share our business principles with us and provide advice and operational guidance to them, aiming to actively promote and make the ABLE brand penetrate in the nationwide 47 prefectures of Japan together with the directly managed offices.

Parking Business	One of the Company’s consolidated subsidiaries, ABLE PARKING INC., carries out the management and operation of hourly parking lots.

Other Businesses	One of the Company’s consolidated subsidiaries, ABLE Research International, Limited, carries out research and investigation of real properties and consulting business. Another consolidated subsidiary, KAIGAI CONSULTING Co., Ltd., provides investigation and consulting services for overseas clients, and other consolidated subsidiaries, ABLE Lease Inc. and AMP Inc., operate business vehicle leasing and staffing service, respectively.
(6)	Principal Business Offices (as of March 31, 2010)

Head Office	1-5-5 Moto-Akasaka, Minato-ku, Tokyo
Other directly managed offices	Eight locations in the Sapporo area; 122 locations in the Kinki area
Six locations in the Sendai area; six locations in the Hiroshima area
266 locations in the Kanto area; 28 locations in the Kyushu area
32 locations in the Tokai area; Three Excellent offices
Total 471 locations

(7)	Employees (as of March 31, 2010)
(i)	Employees of the ABLE Group

number of employees	change from the end of the previous term
3,077	Down 247

Note: The number of employees represents the number of full-time workers.
(ii)	Employees of ABLE Inc.

change from the end
number of employees	of the previous term	average age	average service years
3,045	Down 249	34.9 years old	4.8 years

Note: The number of employees represents the number of full-time workers.
(8)	Other significant matters concerning the current status of the Group
On the assumption of approval at the ordinary general meeting of shareholders of ABLE Inc. to be held on June 29, 2010, and the extraordinary general meeting of shareholders of CHINTAI Corporation to be held on June 30, 2010, ABLE Inc. and CHINTAI Corporation will establish a joint holding company, ABLE CHINTAI HOLDINGS INC., through stock transfer on November 1, 2010, and merge their management.

2.	Current Status of the Company
(1)	Shares (as of March 31, 2010)
(i)	Number of authorized shares:	38,000,000 shares

(ii)	Number of shares outstanding:	13,740,173 shares

(iii)	Number of shareholders:	5,623

(iv)	Ten largest shareholders

Shareholder name	Number of shares held	Shareholding ratio
S&C Inc.	3,820,000 shares	28.36%
Shinji Sato	1,403,000 shares	10.41%
Tokutei Kingai Trust Trustee Societe Generale Private Banking	1,200,000 shares	8.91%
Designated Securities Trust Societe Generale Private Banking (Japan) Ltd.	1,026,500 shares	7.62%
Shigeru Sato	687,000 shares	5.10%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	375,000 shares	2.78%
S&F Inc.	300,000 shares	2.22%
Trust & Custody Services Bank Ltd. (securities investment trust Account)	212,200 shares	1.57%
ABLE Group Employee Shareholding	108,486 shares	0.80%
Reiko Sato	103,900 shares	0.77%

Note:	Treasury stock (273,345 shares) has been excluded in the calculation of the investment ratios, which has been rounded down to 2 decimal places.
(2)	Stock Acquisition Rights
(i)	Stock acquisition rights of the Company held by directors of the Company as of March 31, 2010

Resolution at annual general meeting of
shareholders on June 26, 2009
Category and number of people	Five directors
Type and number of shares underlying stock acquisition rights	common stocks: 17,000
Number of stock acquisition rights	170
Amount to be paid for stock acquisition rights	None
Amount invested when exercising a stock acquisition right	101,400 yen per unit
Exercise period of stock acquisition rights	From February 22, 2010 to February, 21, 2015

(ii)	Stock acquisition rights of the Company issued to employees during the fiscal year under review

Resolution at annual general meeting of
shareholders on June 26, 2009
Category and number of people	Five executive officers
Type and number of shares underlying stock acquisition rights	Common stocks: 13,000
Number of stock acquisition rights	130
Amount to be paid for stock acquisition rights	None
Amount invested when exercising a stock acquisition right	101,400 yen per unit
Exercise period of stock acquisition rights	From February 22, 2010 to February, 21, 2015
(3)	Officers
(i)	Directors and Statutory Auditors (as of March 31, 2010)

Name	Position and responsibilities	Important concurrent positions
Ryuji Hirata	Representative Director, President	Representative Director, ABLE PARKING INC.
Junichi Haruna	Director, Counsellor	Representative Director, ABLE Research International, Limited Representative Director, AMP Inc.
Shinzaburo Shibata	Managing Director, Chief Director of Fukuoka Biz
Shoichi Taki	Director
Takeo Wakaki	Director
Kenichiro Yagishita	Director, Chief Director of Finance
Yuko Morita	Executive Secretary, Director
Tadao Sudo	Full-time Auditor
Masanobu Asakura	Full-time Auditor
Shin Ikeda	Statutory Auditor	Attorney-at-law
Haruki Sato	Statutory Auditor	Director of Executive Partners Inc.

Notes: 1.	Messrs. Shin Ikeda and Haruki Sato, Statutory Auditors, are outside auditors.

2.	Statutory Auditor Haruki Sato was the Deputy General Manager of the Accounting Department and the General Manager of the Budget Department of Nomura Securities Co., Ltd., engaged in account closing procedures and the preparation of financial statements. He has extensive knowledge about finance and accounting.

3.	Changes in officers in the fiscal year under review

Appointment: Ms. Yuko Morita was appointed a Director at the 30th ordinary general meeting of shareholders held on June 26, 2009, and assumed that position.

4.	Changes in important concurrent positions in the fiscal year under review (as of July 1, 2009)

Mr. Junichi Haruna, a Director, appointed President of AMP Inc.
(ii)	Compensation paid to Directors and Statutory Auditors

Category	Number of paid officers	Amount paid
Director	7	111 million yen
Auditors	4	17
(Outside Statutory Auditors included)	(2)	(4)

Total	11	128

Notes 1:	The amount of compensation paid to Directors does not include salaries paid to employees concurrently holding a position as director.

2.	The 27th ordinary general meeting of shareholders held on June 29, 2006 resolved that the maximum amount of compensation for directors would be no more than 600 million yen per annum (excluding salaries for employees).

3.	The 27th ordinary general meeting of shareholders held on June 29, 2006 resolved that the maximum amount of compensation for auditors would be no more than 72 million yen per annum.
(iii)	Matters concerning independent directors
a.	Posts held concurrently by independent directors (in the case of executives of other companies) and relationships between the Company and other relevant companies

Mr. Haruki Sato, a Statutory Auditor, concurrently holds the position of Director of Executive Partners Inc. The Company has no particular relationships with Executive Partners Inc.

b.	Major activities in the fiscal year under review

activities
Shin Ikeda, Auditor	Attended 17 of 17 meetings of the Board of Directors and nine of nine meetings of the Board of Corporate Auditors held during the fiscal year under review. He provides expert opinions at the Board meetings from the perspective of an attorney to help ensure the appropriateness and validity of decisions made by the Board of Directors. At meetings of the Board of Corporate Auditors, he provides the necessary remarks about the Company’s internal audits as appropriate.

Haruki Sato, Auditor	Attended 17 of 17 meetings of the Board of Directors and nine of nine meetings of the Board of Corporate Auditors held during the fiscal year under review. He provides expert opinions at the Board meetings from the perspective of a consultant to help ensure the appropriateness and validity of decisions made by the Board of Directors. At meetings of the Board of Corporate Auditors, he provides the necessary remarks about the Company’s internal auditing as appropriate.
(4)	Status of Independent Auditor
(i)	Name of the independent auditor: Grant Thornton Taiyo ASG

(ii)	Amount of Compensation

Amount to be paid
Compensation to be paid to independent auditors for the fiscal year under review	40 million yen
The total amount of cash and other assets to be paid by the Company and subsidiaries to independent auditors	40 million yen

Note:	The auditing contract between the Company and the independent auditor makes no distinction between auditing services based on the Companies Act and auditing services based on the Financial Instruments and Exchange Law. Since no real distinction can be made in practice, the amount of compensation to be paid for the fiscal year under review represents the total amount.
(iii)	Policy concerning decisions to dismiss or not to reappoint independent auditors

The Board of Statutory Auditors dismisses or does not reappoint the independent auditors based on the approval of all auditors when the Board of Statutory Auditors deems that there are grounds for dismissal of the independent auditor under Article 340—1 of the Companies Act.
(5)	Systems for Securing the Appropriateness of Operations

The following concisely describes the decisions made with respect to the framework for ensuring that directors are in compliance with laws and regulations in executing their duties and the framework for ensuring the appropriateness of other operations of the Company.

1.	Systems for the storage and management of information concerning directors’ execution of duties
Information concerning the directors’ execution of duties will be maintained and managed in accordance with internal rules, which will be followed appropriately by directors.
2.	Rules and systems concerning the risk management
(1)	Risks associated with the execution of operations must be recognized and the structure of understanding and managing the risks and persons responsible for managing individual risks will be established.

(2)	Basic rules for risk management and crisis management will be established as the foundation of the risk management system, the persons responsible for managing each risk will be selected, and the risk management system according to these rules will be developed. In the event of a contingency, a taskforce with the president as the head will be created, an external advisory team will be organized, and immediate measures will be taken to contain and minimize the damage.
3.	Systems for securing efficiency of directors’ execution of duties
(1)	The Board of Directors will have monthly ordinary meetings as the foundation of the system for ensuring the efficient execution of directors’ duties and extraordinary meetings when necessary. Important matters concerning the Company’s management policies and strategies will be discussed in advance in a management meeting, upon which the decision on execution will be made.

(2)	For the execution of duties based on the decision of the Board of Directors, the persons responsible for each operation, his/her responsibilities, and details of the execution procedure must be specified in the organizational rules and rules for division of work.
4.	Systems for ensuring the duties of directors and employees are in compliance with the laws and ordinances and the Articles of Incorporation
(1)	The Ethical Charter of the ABLE Group will be established according to “ABLE’s Policies and Mottos” that present the corporate philosophy of ABLE

(2)	Compliance rules will be established as the basis of the compliance system.

(3)	A compliance promotion committee chaired by the president will be created to develop and maintain the compliance system, and to promote the development, maintenance and improvement of an internal control system. Each division will establish rules and guidelines and implement training as necessary.

(4)	An internal auditing function completely independent of the business departments will be placed as Internal Auditing Department.

(5)	Any director who has discovered a serious legal violation or other important facts concerning legal compliance of the Company must immediately report to the statutory auditors and at a management meeting without delay.

(6)	A whistleblowing system will be developed as the internal reporting system of any violation of laws and regulations and other facts concerning compliance, which will be operated based on the Helpline Rules.

(7)	Statutory auditors may raise opinions and seek improvement measures should they identify a problem in the Company’s legal compliance system and whistleblowing system.
5.	Systems for securing the appropriate implementation of operations by the Group, consisting of the Company, its parent company, and its subsidiaries
(1)	To ensure the appropriate operations of the Group companies, action guidelines applicable to all Group companies shall be established, based on which the Group companies shall develop individual rules.

Subsidiaries shall be managed based on a system of reporting decisions to the Company pursuant to the management rules of affiliated companies, and shall be monitored as necessary.

Any director who has discovered a legal violation or other important facts concerning legal compliance of any Group company must report to the statutory auditors.

(2)	A subsidiary recognizing any legal violation in the business administration or management instructions of the Company or any other compliance issues must report to the internal auditing department. The internal auditing department must immediately report the matter to the statutory auditors and may raise its opinions. Statutory auditors may raise opinions and seek improvement measures.
6.	Systems for employees to assist statutory auditors and matters concerning the independence of said employees from directors
(1)	A set of rules for employees to assist the duties of the statutory auditors shall be established, and assistant auditors may be assigned from among the Company’s employees as employees who shall assist the statutory auditors in their duties. The statutory auditors shall evaluate the assistant auditors and the personnel committee shall determine the appointment, dismissal, personnel changes, wages, and other matters regarding the assistant auditors with the agreement of the Board of Statutory Auditors and ensure their independence from directors.

(2)	Assistant auditors shall not concurrently hold other positions involved in the execution of business operations.
7.	Systems for reporting by directors and employees to statutory auditors, other systems associated with reporting to statutory auditors, and system to ensure the effectiveness of the auditing by the statutory auditors
(1)	The rules for the matters and timing for directors and employees to report to statutory auditors shall be determined, based on which directors and employees shall report any important matters that affect the operations or performance of the Company to the statutory auditors each time they arise. Irrespective of the previous paragraph, the statutory auditors may require directors and employees to report as necessary.

(2)	Rules for whistleblowing shall be established, and shall be appropriately followed and maintained, thereby ensuring an appropriate system of reporting to statutory auditors in connection with legal violation and other compliance problems.
(6)	Policies Concerning Decisions on Distribution of Retained Earnings and Other Matters

Viewing the return of profits to its shareholders is one of its management priorities, the Company follows a basic policy of meeting the expectations of its shareholders through the continuous and appropriate distribution of profits based on a comprehensive capital policy that includes the distribution of dividends and the acquisition of treasury stock.

The Board of Directors has resolved to distribute a dividend of 28 yen per share at the end of the fiscal year under review, having comprehensively considered the profit level, the future management environment, the Company’s financial standing, demand for funds, and other relevant factors.

Consolidated Balance Sheet
(As of March 31, 2010)
(Unit: million yen)

Account title	Amount
Assets
Current asset	18,686
Cash and deposits	15,183
Operating accounts receivable	1,280
Short-term investment securities	1,142
Supplies	43
Prepaid expenses	387
Deferred tax assets	500
Other current asset	179
Allowance for doubtful accounts	(29)
Noncurrent assets	13,104
Property, plant and equipment	7,601
Buildings	3,671
Structures	27
Machinery and equipment	0
Vehicles and vessels	0
Tools, furniture and fixtures	256
Land	3,584
Lease assets	59
Intangible assets	578
Leasehold right	143
Software	263
Goodwill	59
Other intangible assets	111
Investments and other assets	4,925
Investment securities	1,469
Long-term loans receivable	1
Long-term prepaid expenses	77
Guarantee deposits	2,554
Insurance funds	213
Claims provable in bankruptcy, claims provable in rehabilitation and other	47
Deferred tax assets	595
Other investments and other assets	14
Allowance for doubtful accounts	(49)

Total assets	31,791

Liabilities
Current liabilities	13,247
Operating accounts payable	1,107
Short-term loans payable	2
Lease obligations	27
Accounts payable-other	317
Accrued expenses	272
Income taxes payable	1,040
Accrued consumption taxes	231
Advances received	318
Operating deposits received	8,896
Deposits received	71
Unearned revenue	12
Provision for bonuses	851
Provision for directors’ bonuses	20
Other current liabilities	77
Noncurrent liabilities	1,621
Long-term loans payable	3
Lease obligations	60
Provision for retirement benefits	1,355
Long-term guarantee deposited	176
Other noncurrent liabilities	24

Total liabilities	14,868

Net assets
Shareholders’ equity	16,699
Capital stock	2,622
Capital surplus	2,831
Retained earnings	11,459
Treasury stock	(213)
Valuation and translation adjustments	81
Valuation difference on available-for-sale securities	11
Foreign currency translation adjustment	70
Subscription rights to shares	4
Minority interests	137

Total net assets	16,922

Total liabilities and net assets	31,791

(Note) Figures less than one million yen are omitted

Consolidated Statements of Income
(From April 1, 2009 to March 31, 2010)
(Unit: million yen)

Account title	Amount
Net sales		35,299
Cost of sales		8,123

Gross profit		27,176
Selling, general and administrative expenses		24,774

Operating income		2,401
Non-operating income
Interest income	19
Dividends income	3
Real estate rent	147
Gain on adjustment of account payable	75
Other	172	419

Non-operating expenses
Interest expenses	7
Rent cost of real estate	43
Office transfer expenses	31
Litigation expenses	23
Loss on investments in silent partnership	16
Foreign exchange losses	2
Other	42	167

Ordinary income		2,653
Extraordinary income
Gain on sales of investment securities	15
Reversal of provision for bonuses	78	93

Extraordinary loss
Loss on retirement of noncurrent assets	80	80

Income before income taxes		2,665
Income taxes-current	1,360
Income taxes-deferred	(99)	1,261

Minority interests in income		24

Net income		1,379

(Note) Figures less than one million yen are omitted

Consolidated Statement of Changes in Net Assets
(From April 1, 2009 to March 31, 2010)
(Unit: million yen)

	Shareholders’ equity
					Total
	Capital	Capital	Retained	Treasury	shareholders’
	stock	surplus	earnings	stock	equity
Balance on April 1, 2009	2,622	2,831	10,337	(115)	15,675
Changes during the fiscal year
Dividends from surplus			(257)		(257)
Net income			1,379		1,379
Purchase of treasury stock				(97)	(97)
Net changes of items other than shareholders’ equity
Total changes during the fiscal year	—	—	1,121	(97)	1,024
Balance on March 31, 2010	2,622	2,831	11,459	(213)	16,699

	Valuation and translation adjustments
	Valuation
	difference		Total
	on	Foreign	valuation
	available-	currency	and	Subscription		Total
	for-sale	translation	translation	rights to	Minority	net
	securities	adjustment	adjustments	shares	interests	assets
Balance on April 1, 2009	1	65	66	—	124	15,866
Changes during the fiscal year
Dividends from surplus						(257)
Net income						1,379
Purchase of treasury stock						(97)
Net changes of items other than shareholders’ equity	10	4	15	4	12	32
Total changes during the fiscal year	10	4	15	4	12	1,056
Balance on March 31, 2010	11	70	81	4	137	16,922

(Note) Figures less than one million yen are omitted

Notes to Consolidated Financial Statements
1.	Significant Matters Providing the basis for Preparing Consolidated Financial Statements
(1)	Scope of consolidation
(i)	State of consolidated subsidiaries

	— Number of consolidated subsidiaries:	8

	— Names of consolidated subsidiaries:	ABLE Research International, Limited KAIGAI CONSULTING Co., Ltd. ABLE Reform Co., Ltd. ABLE Lease Inc. ABLE PARKING INC. AMP Inc. ABLE REAL ESTATE USA, INC. ABLE REAL ESTATE (UK)., LTD

(ii)	State of non-consolidated subsidiaries

Not applicable
(2)	Application of equity method

Not applicable

(3)	Matters concerning fiscal year of consolidated subsidiaries

The dates of the end of fiscal year of all consolidated subsidiaries are consistent with the consolidated closing date.

(4)	Matters concerning significant accounting policies

(a)	Valuation standard and valuation method of major assets
(i)	Securities

Bonds held to maturity	The amortized cost method (the straight-line method) has been adopted.
Other securities
Securities with fair market value	Market value method based on the market price quoted on the consolidated closing date (valuation differences are directly charged or credited to shareholders’ equity, and the cost of securities sold is calculated using the moving-average method)
Securities without fair market value	Cost accounting method using the moving average method has been adopted.
The accounting treatment of investment in anonymous associations is as follows:

The Company invests in an anonymous association and the amount equivalent to its equity in the assets of the anonymous association is included in the Investment securities.

The net amount of the profit/loss distributed by the anonymous association is counted as a profit/loss from investment in an anonymous association, and the withdrawal of investments is treated as a reduction of investment securities.
(ii)	Inventory

Supplies	Cost method based on the last purchase price method (the balance sheet value uses the method of reducing the book value based on decreased profitability) has been adopted.
(b)	Depreciation and amortization methods used for material depreciable and amortizable assets
(i)	Property, plant and equipment (excluding leased assets)

The declining-balance method has been adopted. However, buildings acquired on or after April 1, 1998 (excluding annexed facilities) are depreciated using the straight-line method. Useful life of major assets is as follows:
Buildings: 18 - 50 years

Tools, equipment and fixtures: 4 - 6 years

(ii)	Intangible assets

The straight-line method has been adopted. Software for internal use is amortized using the straight-line method based on the effective period of internal use (five years).

(iii)	Leased assets

Depreciation for leased assets is computed using the straight-line method over the lease terms as the service life, assuming no residual value.
(c)	Accounting standards for significant allowances
(i)	Allowance for doubtful accounts	To prepare for bad debt expenses such as notes and accounts receivable-trade and loans, amounts expected to become uncollectible are provided for general receivables based on the rate of actual credit loss and for specific receivables, including doubtful receivables, based on consideration of their individual collectability.

(ii)	Provision for bonuses	To prepare for bonus payments to employees, amounts that need to be paid in the consolidated fiscal year under review are provided as estimates.

(iii)	Provision for directors’ bonuses	To prepare for bonus payment to the directors, amounts that need to be paid are provided as estimates.

(iv)	Provision for retirement benefits	To prepare for retirement benefits payment to employees, an allowance is provided on the basis of estimated amounts of retirement benefit obligations at the end of the consolidated fiscal year under review. Any actuarial difference is accounted for as lump sum expenditure in the fiscal year in which it accrues.
(d)	Other significant matters providing the basis for the production of consolidated financial statements

Accounting method for consumption taxes

The tax-exclusion method is used for the calculation of consumption tax and local consumption tax.

(5)	Matters relating to valuation method for assets and liabilities of consolidated subsidiaries

All assets and liabilities of consolidated subsidiaries are valued using the full fair value method.

(6)	Matters concerning goodwill and negative goodwill amortization

Goodwill and negative goodwill are amortized using the 10-year straight-line method. Those that are less significant are amortized at the time of accrual.

(7)	Changes in accounting policies

Starting in the consolidated fiscal year under review, the partial amendments (No.3) to the Accounting Standard for Retirement Benefits (ASB Standard No. 19; July 31, 2008) has been applied.

The expenses in the first fiscal year associated with the difference in the retirement benefit obligations caused by the application of this accounting standard is 71 million yen, which reduces each of the operating income, ordinary income, and income before income taxes by 71 million yen.

There is no Unappropriated balance of the difference in the retirement benefit obligations associated with the application of this accounting standard.
2.	Notes to Consolidated Balance Sheets
(1)	Assets pledged as collateral

Cash and deposits	265 million yen
Securities	1,142 million yen
Investment securities	1,027 million yen

Total	2,434 million yen

Note:	Cash and deposits (overdue discount government bonds), securities, and investment securities (discount government bonds) are deposited at the Regional Legal Affairs Bureau as security for dealing based on the Building Lots and Buildings Transaction Business Law.

(2)	Accumulated depreciation of property, plant and equipment	3,080 million yen
3.	Notes to Consolidated Statements of Changes in Net Assets
(1)	Matters concerning the total number of outstanding shares

	Number of shares at	Increase in shares	Decrease in	Number of shares
	the end of the	in the	shares in the	at the end of the
	previous	consolidated	consolidated	consolidated
	consolidated	fiscal year under	fiscal year under	fiscal year under
Share type	fiscal year	review	review	review
Common shares	13,740,000	—	—	13,740,000
(2)	Matters concerning the number of treasury stock

	Number of shares at	Increase in shares	Decrease in	Number of shares
	the end of the	in the	shares in the	at the end of the
	previous	consolidated	consolidated	consolidated
	consolidated	fiscal year under	fiscal year under	fiscal year under
Share type	fiscal year	review	review	review
Common shares	162,000	110,000	—	273,000
(3)	Dividends
(i)	Dividends paid
Dividends resolved at the Board of Directors meeting on May 20, 2009
—	Total amount of dividend	257 million yen

—	Dividend per share	19 yen

—	Record date	March 31, 2009

—	Effective date	June 29, 2009
(ii)	Dividends with a record date in the consolidated fiscal year under review and an effective date in the following fiscal year
Dividends resolved at the Board of Directors meeting on May 20, 2010
—	Total amount of dividend	377 million yen

—	Dividend per share	28 yen

—	Record date	March 31, 2010

—	Effective date	June 30, 2010
(4)	Type and number of shares that will become the object of subscription rights to shares at the end of the consolidated fiscal year under review
Common shares     30,000 shares
4.	Notes on Financial Instruments
(1)	Financial instruments
The investment of funds by the Company Group is limited to short-term deposits, etc. We make it policy to use funds on hand as funds for capital investment and other necessary uses.
The credit risk of customers associated with operating accounts receivable is reduced in line with the trade accounts receivable control regulations.
Most investment securities are government bonds (for deposit). The market values of listed stocks are announced quarterly.
(2)	Market values of financial instruments
Amounts recorded on consolidated balance sheet, market values and differences between them as of March 31, 2010 (consolidated closing date for the fiscal year under review) are as follows:

		Amount recorded on consolidated balance sheet	Market value	Difference
(i)	Cash and deposits	15,183 million yen	15,183 million yen	—

(ii)	Operating accounts receivable	1,280 million yen	1,280 million yen	—

(iii)	Investment securities

	Other securities	2,271 million yen	2,290 million yen	19 million yen

(iv)	Operating accounts payable	1,107 million yen	1,107 million yen	—

(v)	Accounts payable	317 million yen	317 million yen	—

(vi)	Income taxes payable	1,040 million yen	1,040 million yen	—

(vii)	Deposits received for operations	8,896 million yen	8,896 million yen	—

(Note 1)	Method for calculation of the market value of financial instruments and matters concerning securities
(i)	Cash and deposits and (ii) operating accounts receivable:

These are settled in the short term, and their market values are almost equal to their book values. Therefore, their market price is based on their book value.

(iii)	Investment securities:

The market value of government bonds is based on the Japan Securities Dealers Association’s statistics to be referred to for trade, and the market value of stocks is based on prices on stock exchanges.

(iv)	Operating accounts payable, (v) accounts payable, (vi) income taxes payable, and (vii) deposits received for operations:

These are settled in the short term, and their market prices are almost equal to their book values. Therefore, their market value is based on their book value.
(Note 2) Financial instruments the market value of which is acknowledged as extremely difficult to determine

Type	Amount recorded on consolidated balance sheet
Non-listed stocks	340 million yen
Guarantee deposits	2,554 million yen
These have no market price, and determining their market value is acknowledged as extremely difficult. Therefore, these are not included in the above table.
5.	Notes on Leased Real Estate
(1)	Leased real estate
The Company owns offices and condominiums (including land) for lease in Tokyo and other areas.
(2)	Matters concerning the market value, etc. of leased real estate

Amount recorded on consolidated balance sheet	Market value
3,365 million yen	2,605 million yen

(Note 1)	The amount recorded on the consolidated balance sheet is the amount obtained by deducting accumulated depreciation from acquisition cost.

(Note 2) The market value at the end of the fiscal year under review is the amount based on written real estate appraisals made by an outside real estate appraiser.
6.	Notes on Per-Share Information

(1)	Net assets per share	1,246.13 yen

(2)	Net income per share	102.34 yen
7.	Notes on Important Subsequent Events
The Company and CHINTAI Corporation resolved, at meetings of their Boards of Directors held on April 12, 2010, to establish a joint holding company, ABLE CHINTAI Holdings, Inc. This holding company will own all shares of both companies through a joint transfer of shares on November 1, 2010 (planned), presuming approval, etc. at the general ordinary shareholders meeting of both companies. The Company and CHINTAI Corporation also resolved to adopt an outline of the holding company and conditions for the joint transfer of shares. Today both companies entered into a Joint Share Transfer Agreement and jointly prepared a Share Transfer Plan in writing.

Non-Consolidated Balance Sheet
(As of March 31, 2010)

(Unit: million yen)
Account title	Amount
Assets
Current asset	17,683
Cash and deposits	14,226
Operating accounts receivable	1,250
Short-term investment securities	1,142
Supplies	43
Prepaid expenses	378
Deferred tax assets	494
Other current asset	177
Allowance for doubtful accounts	(29)
Noncurrent assets	13,310
Property, plant and equipment	7,442
Buildings	3,674
Structures	13
Machinery and equipment	0
Tools, furniture and fixtures	166
Land	3,584
Lease assets	3
Intangible assets	518
Leasehold right	143
Right of trademark	0
Software	262
Telephone subscription right	111
Investments and other assets	5,348
Investment securities	1,469
Stocks of subsidiaries and affiliates	378
Long-term loans receivable	1
Long-term loans receivable from subsidiaries and affiliates	61
Claims provable in bankruptcy, claims provable in rehabilitation and other	47
Long-term prepaid expenses	77
Deferred tax assets	591
Guarantee deposits	2,542
Insurance funds	213
Other investments and other assets	14
Allowance for doubtful accounts	(49)

Total assets	30,993

Liabilities
Current liabilities	12,940
Operating accounts payable	967
Lease obligations	14
Accounts payable-other	290
Accrued expenses	257
Income taxes payable	991
Accrued consumption taxes	214
Advances received	315
Operating deposits received	8,857
Deposits received	68
Unearned revenue	14
Provision for bonuses	850
Provision for directors’ bonuses	20
Other current liabilities	77
Noncurrent liabilities	1,549
Lease obligations	13
Provision for retirement benefits	1,352
Long-term guarantee deposited	182

Total liabilities	14,489

Net assets
Shareholders’ equity	16,488
Capital stock	2,622
Capital surplus	2,831
Legal capital surplus	2,831
Retained earnings	11,248
Legal retained earnings	390
Other retained earnings	10,858
General reserve	7,229
Retained earnings brought forward	3,629
Treasury stock	(213)
Valuation and translation adjustments	11
Valuation difference on available-for-sale securities	11
Subscription rights to shares	4

Total net assets	16,504

Total liabilities and net assets	30,993

(Note)	Figures less than one million yen are omitted

Non-Consolidated Statements of Income
(From April 1, 2009 to March 31, 2010)

	(Unit: million yen)
Account title	Amount
Net sales		34,396
Brokerage commission income	14,704
Brokerage-related income	11,824
Management business income	6,885
Other operating income	982
Cost of sales		7,749
Cost of brokerage-related income	6,476
Cost of management business income	1,170
Cost of other business income	101

Gross profit		26,647
Selling, general and administrative expenses		24,616

Operating income		2,030
Non-operating income
Interest income	1
Interest on securities	19
Dividends income	30
Real estate rent	184
Gain on adjustment of account payable	75
Other	209	521

Non-operating expenses
Interest expenses	3
Cost of real estate rent	43
Office transfer expenses	31
Litigation expenses	23
Loss on investments in silent partnership	16
Other	34	152

Ordinary income		2,399
Extraordinary income
Reversal of allowance for doubtful accounts	60
Reversal of provision for bonuses	78	138

Extraordinary loss
Loss on retirement of noncurrent assets	71	71

Income before income taxes		2,466
Income taxes-current	1,268
Income taxes-deferred	(66)	1,201

Net income		1,264

(Note)	Figures less than one million yen are omitted

Non-Consolidated Statement of Changes in Net Assets
(From April 1, 2009 to March 31, 2010)

								(Unit: million yen)
	Shareholders’ equity
				Retained earnings
		Capital surplus			Other retained earnings
						Retained
		Legal	Total	Legal		earnings	Total		Total
	Capital	capital	capital	retained	General	brought	retained	Treasury	shareholders’
	stock	surplus	surplus	earnings	reserve	forward	earnings	stock	equity
Balance on March 31, 2009	2,622	2,831	2,831	390	7,079	2,772	10,241	(115)	15,578
Changes during the fiscal year
Provision of general reserve					150	(150)	—		—
Dividends from surplus						(257)	(257)		(257)
Net income						1,264	1,264		1,264
Purchase of treasury stock								(97)	(97)
Net changes of items other than shareholders’ equity
Total changes during the fiscal year	—	—	—	—	150	856	1,006	(97)	909
Balance on March 31, 2010	2,622	2,831	2,831	390	7,229	3,629	11,248	(213)	16,488

	Valuation and translation
	adjustments
	Valuation
	difference on	Total valuation and	Subscription
	available-for-sale	translation	rights to	Total net
	securities	adjustments	shares	assets
Balance on March 31, 2009	1	1	—	15,580
Changes during the fiscal year
Provision of general reserve				—
Dividends from surplus				(257)
Net income				1,264
Purchase of treasury stock				(97)
Net changes of items other than shareholders’ equity	10	10	4	14
Total changes during the fiscal year	10	10	4	924
Balance on March 31, 2010	11	11	4	16,504

(Note)	Figures less than one million yen are omitted

Notes to Non-Consolidated Financial Statements
1.	Matters Concerning Significant Accounting Policies
(1)	Valuation standard and valuation method for securities

Bonds to be held until maturity	Amortized cost method (straight-line method)

Shares in subsidiaries	Cost accounting method using the moving average method

Other securities:

Securities with fair market value:	Market value method based on the market price, etc. quoted at the end of the consolidated fiscal year (valuation differences are directly charged or credited to shareholders’ equity, and the cost of securities sold is calculated using the moving-average method)

Securities without fair market value	Cost accounting method using the moving average method
The accounting treatment of investments in silent partnerships is as shown below.
The Company makes investments in silent partnerships. An amount equivalent to the Company’s share in the properties of silent partnerships is recorded in investment securities.
The net amount of profit and loss allocated by silent partnerships is recorded as a loss (gain) on investments in silent partnerships. If money invested is reimbursed, the amount of investment securities will be reduced.
(2)	Valuation standard and valuation method for inventories

Supplies	Cost accounting method using the last purchase cost method (A method to reduce book value based on deterioration in profitability is used for figures on balance sheet.)
(3)	Depreciation method for noncurrent assets

Property, plant and equipment (excluding leased assets)	The Company adopts the declining-balance method. However, buildings acquired on or after April 1, 1998 (excluding annexed facilities) are depreciated using the straight-line method. Useful life of major assets is as follows:
Buildings: 18 to 50 years
Tools, furniture and fixtures: 4 to 6 years

Intangible assets	Straight-line method Software used by the Company is amortized using the straight-line method based on the effective period of internal use (five years).

Leased assets	Depreciation for leased assets is computed using the straight-line method over the lease terms as the service life, assuming no residual life.
(4)	Accounting standards for allowances
(i)	Allowance for doubtful accounts
To prepare for a loss on bad debt expenses such as notes and accounts receivable-trade and loans, amounts expected to become uncollectible are provided for general receivables based on the rate of actual credit loss and for specific receivables, including doubtful receivables, based on consideration of their individual collectability.
(ii)	Provision for bonuses
To prepare for bonus payments to employees, an amount that needs to be paid in the fiscal year under review, out of the estimated amount of bonus payments, is recorded.
(iii)	Provision for directors’ bonuses
To prepare for bonus payment to the directors, the provision for directors’ bonuses is recorded based on the estimated amount of payment.
(iv)	Provision for retirement benefits
To prepare for retirement benefits payment to employees, the allowance is provided on the basis of amounts of retirement benefit obligations and pension assets estimated at the end of the fiscal year under review. Any actuarial difference is accounted for as expenditure in the fiscal year of its accrual.
(5)	Accounting method for consumption taxes
The tax-exclusion method is used for the calculation of consumption tax and local consumption tax.
(6)	Changes in accounting policies
Beginning the fiscal year under review, the partial revision (III) of the Accounting Standard for Retirement Benefits (ASB Standard No.19 issued on July 31, 2008) is applied.
The amount of cost for the initial year of application, which pertains to the difference in retirement benefit liability that accrues associated with the application of the above accounting standard, is 71 million yen. Accordingly, operating income, ordinary income and income before income taxes declined 71 million yen, respectively.
There is no outstanding balance of the amount of difference in retirement benefit liability which accrues associated with the application of the above accounting standard.
2.	Notes to Balance Sheets

(1)	Monetary receivables from and monetary payables to affiliates

	Short-term monetary receivables	6 million yen

	Short-term monetary payables	851 million yen

	Long-term monetary receivables	61 million yen

	Long-term monetary payables	6 million yen

(2)	Accumulated depreciation for property, plant and equipment	2,934 million yen

(3)	Assets provided as collateral

	Cash and deposits	265 million yen

	Securities	1,142 million yen

	Investment securities	1,027 million yen

	Total	2,434 million yen

(Note)	Cash and deposits (discount government bonds which have matured) and securities and investment securities (discount government bonds) are deposited with a regional legal affairs bureau as a business guaranty deposit in accordance with the Building Lots and Buildings Transaction Business Act.
3.	Notes to Non-Consolidated Statements of Income
     Transactions with affiliates

Cost of sales	6,306 million yen
Selling, general and administrative expenses	954 million yen
Transactions other than business transactions	112 million yen

4.	Notes to Non-Consolidated Statements of Changes in Net Assets
(1)	Matters concerning the total number of outstanding shares

	Number of shares at			Number of shares at
	the end of the	Increase in shares	Decrease in shares	the end of the
	previous fiscal	in the fiscal year	in the fiscal year	fiscal year under
Share type	year	under review	under review	review
Common shares	13,740,000	—	—	13,740,000
(2)	Matters concerning the number of treasury stock

	Number of shares at			Number of shares at
	the end of the	Increase in shares	Decrease in shares	the end of the
	previous fiscal	in the fiscal year	in the fiscal year	fiscal year under
Share type	year	under review	under review	review
Common shares	162,000	110,000	—	273,000
5.	Notes on Tax Effect Accounting
(1)	Breakdown by major cause of deferred tax assets and deferred tax liabilities

Deferred tax assets
Provision for retirement benefits	550 million yen
Provision for bonuses	345 million yen
Amount exceeding the limit of deductible allowance for doubtful accounts	32 million yen
Enterprise taxes payable	80 million yen
Loss of devaluation of shares in affiliates	59 million yen
Social insurance premiums payable	43 million yen
Impairment loss	105 million yen
Others	33 million yen

Subtotal for deferred tax assets	1,250 million yen
Valuation allowance	(155) million yen

Total deferred tax assets	1,094 million yen

Deferred tax liabilities
Valuation gain or loss on available-for-sale securities	(7) million yen

Total deferred tax liabilities	(7) million yen

Net amount of deferred tax assets (liabilities)	1,086 million yen

6.	Notes on Noncurrent Assets Used under Lease Contracts
In addition to noncurrent assets shown on the balance sheet, in shops and stores there are vehicles and office equipment, etc. leased through a finance lease agreement under which the right of ownership is not transferred.
7.	Retirement Benefit-related
(1)	Outline of the adopted retirement benefit plan
Under the Company’s retirement benefit plan, when an employee with a length of service of three years or longer resigns or retires, a resignation or retirement allowance calculated based on the length of service up to the time of resignation or retirement and salary at the time of resignation or retirement, etc. will be paid according to internal regulations.
(2)	Matters concerning retirement benefit liability

Retirement benefit liability and provision of retirement benefit:	1,352 million yen
(3)	Matters concerning retirement benefit expenses

(i) Service cost	152 million yen

(ii) Interest cost	5 million yen
(iii) Recognized amount of actuarial difference	191 million yen
(iv) Retirement benefit expenses ((i) + (ii) + (iii))	349 million yen
(4)	Matters concerning the basis for calculation of retirement benefit liability, etc.

(i) Method for allocation of estimated amount of retirement benefit based on period	Period and fixed amount standard
(ii) Discount rate	0.5%
(iii) Recognized period of actuarial difference	One year
8.	Notes on Transactions with Related Parties
(1)	Officers and major individual shareholders, etc.

			Capital
			stock or		Ratio of
			money		ownership			Amount of		Closing
			invested		of voting	Relation		transaction		balance
	Name of		(million		rights,	with related	Transaction	(million		(million
Description	company	Address	yen)	Business	etc.	party	details	yen)	Account	yen)
Company, etc., a majority of voting rights of which are owned by major shareholders (individual persons) and their close relatives	ABLE HOSHO Inc.	Minato-ku, Tokyo	100	Sublease of apartments and condominiums for lease	Nil	Outsourcing of real estate lease business	Payment of lease fee for trademarks	120	—	—
							Payment of use fee for signboards for advertisement	75	Prepaid expenses	3
							Receipt of shared money for advertisements	19	Operating accounts receivable	8
							Payment of office lease fees, etc.	164	Prepaid expenses	16
									Guarantee deposits	78
							Receipt of office lease fees	106	Unearned revenue	7
									Long-term deposits received	66

Company, etc., a majority of voting rights of which are owned by major shareholders (individual persons) and their close relatives	CHINTAI Corporation	Minato-ku, Tokyo	2,070	Magazine publishing business	Direct ownership 0.41	Publication of advertisements	Orders for advertisements	6,654	Deposits for operations	602
							Receipt of advertisement agency fees	21	—	—
							Payment of system use fees	68	Accounts payable	5
							Receipt of incentives	33	—	—

Company, etc., a majority of voting rights of which are owned by major shareholders (individual persons) and their close relatives	ABLE-hs Co., Ltd.	Higashi Osaka City, Osaka	15	Transportation business	Nil	Concurrently holds post of director for specified transport company and company engaging in the issue of orders for agency-related business	Receipt of relocation agency fees	265	Operating accounts receivable	55
							Payment of operation fees for agency-related business	170	Operating accounts payable	31

			Capital
			stock or		Ratio of
			money		ownership			Amount of		Closing
			invested		of voting	Relation		transaction		balance
	Name of		(million		rights,	with related	Transaction	(million		(million
Description	company	Address	yen)	Business	etc.	party	details	yen)	Account	yen)
Company, etc., a majority of voting rights of which are owned by major shareholders (individual persons) and their close relatives	SANSUI Inc.	Minato-ku, Tokyo	70	System development	Nil	Outsourcing of system development and system maintenance	Software development	14	—	—
							Purchase of information equipment and facilities, and payment of fees for electronic advertisement and system maintenance, etc.	540	Accounts payable	59

Company, etc., a majority of voting rights of which are owned by major shareholders (individual persons) and their close relatives	FATZ Co., Ltd.	Chuo-ku, Osaka City, Osaka	90	Management consultant	Nil	Purchase of commodities	Purchase of sales promotion goods and gifts	375	—	—

(Note) 1.	The above transaction amounts do not include consumption tax, etc., but the closing balance includes consumption tax, etc.

2.	Conditions for transactions and the policy for deciding on conditions for transactions, etc.
(1)	Transactions with ABLE HOSHO Inc. (Mr. Shigeru Sato, major shareholder, and his close relatives own 100% of this company’s shares (including indirect ownership)):
The receipt of lease fees for trademarks is decided through negotiations in consideration of general conditions.
The payment of fees for advertisement-use signboards is decided through negotiations in consideration of market prices.

The receipt of shared money for advertisement is decided through negotiations in consideration of general trading conditions.
The payment of lease fees for offices, etc. is decided through negotiations by referring to market rents.
The receipt of office lease fees is decided through negotiations by referring to market rents in the neighborhood.
(2)	Transactions with CHINTAI Corporation (Mr. Shigeru Sato, major shareholder, and his close relatives own 69.0% of this company’s shares (including indirect ownership)):
Orders for advertisements are decided based on the monthly rent of properties as a rule.
The receipt of agency fees and incentives is decided according to the number of intermediaries for the publication of advertisements.
The payment of system use fees is decided through negotiations by referring to market fees.
(3)	Transactions with ABLE-hs Co., Ltd. (Mr. Shigeru Sato, major shareholder, and his close relatives own 100% of this company’s shares (including indirect ownership)):
Order issue for the intermediation of relocation services and agency-related business is determined through negotiations based on arm’s length operating costs.
(4)	Transactions with SANSUI Inc. (CHINTAI Corporation, related party, owns 100% of this company’s shares):
The payment of system development costs, capital investment costs for information equipment, etc. and system-related maintenance costs is decided through negotiations in consideration of market prices.
(5)	Transactions with FATZ Co., Ltd. (The close relatives of Mr. Shigeru Sato, major shareholder, directly own 100% of this company’s shares.):
The purchase of gifts and sales promotion goods is decided through negotiations after examining written estimates.
(2)	Subsidiary

Capital
stock or
			money		Ratio of	Relation		Amount of		Closing
	Name of		invested		ownership	with		transaction		balance
	company,		(million		of voting	related	Transaction	(million		(million
Description	etc.	Address	yen)	Business	rights, etc.	party	details	yen)	Account	yen)
Subsidiary	ABLE Reform Co., Ltd.	Minato-ku, Tokyo	10	Renovation business	Ownership:	Order issue for renovation work, etc.	Payment of renovation work fees, etc.	6,306	Operating accounts payable	828
Direct: 50%
Indirect: 20%

(Note)1.	The above transaction amount does not include consumption tax, etc., but the closing balance includes consumption tax, etc.

2.	Conditions for transactions and the policy for deciding on conditions for transactions, etc.:

Order issue for renovation work, etc. is decided through negotiations in consideration of market prices.

3.	No officer of the Company is serving as an officer of this subsidiary above.
9.	Notes on Per-Share Information

(1) Net assets per share	1,225.25 yen
(2) Net income per share	93.82 yen
10.	Notes on Important Subsequent Events
The Company and CHINTAI Corporation resolved, at meetings of their Boards of Directors held on April 12, 2010, to establish a joint holding company, ABLE CHINTAI Holdings, Inc. This holding company will own all the shares of both companies through a joint transfer of shares on November 1, 2010 (planned), presuming approval, etc. at the general ordinary shareholders meetings of both companies. The Company and CHINTAI Corporation also resolved to adopt an outline of the holding company and conditions for the joint transfer of shares. Today both companies entered into a Joint Share Transfer Agreement and jointly prepared a Share Transfer Plan in writing.

Auditors’ Report on the Consolidated Accounting Statements

Report of the Independent Public Accountants
May 19, 2010
To: Board of Directors of ABLE Inc.

Grant Thornton Taiyo ASG

Representative and Partner Certified Public Accountant	Eiichi Kitagaki	seal

Representative and Partner Certified Public Accountant	Shingo Okamoto	seal
     We have audited the Consolidated Financial Statements, including the Consolidated Balance Sheet, Consolidated Statement of Income, Consolidated Statement of Changes in Net Assets, and consolidated notes, of ABLE Inc. for the consolidated fiscal year from April 1, 2009 to March 31, 2010 for the purpose of reporting under the provisions of Article 444 Paragraph 4 of the Companies Act. Preparation of the Consolidated Financial Statements was the responsibility of the management of ABLE Inc. Our responsibility as a Third-Party Auditor was limited solely to independently issuing a statement of opinion concerning the Consolidated Financial Statements based on our audits.
     We conducted our audits in accordance with the auditing standards, procedures and practices generally applied in Japan. Those standards, procedures and practices require that we plan and perform the audit to obtain reasonable assurance that the Consolidated Financial Statements are free of material misrepresentations of the Company’s financial position and operating results. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Consolidated Financial Statements. An audit also includes assessing the representations in the Consolidated Financial Statements as a whole, including the accounting principles and procedures adopted by management and significant estimates made by management.
     In our opinion the Consolidated Financial Statements referred to above present fairly, in all material respects, the consolidated financial position and operating results of the corporate group composed of ABLE Inc. and its consolidated subsidiary companies during the period reported in the consolidated financial statements in accordance with the corporate accounting principles generally applied in Japan.
Additional information
     As stated in the notes on important subsequent events, the Company resolved, at its meeting of the Board of Directors which was held on April 12, 2010, on the establishment of a joint holding company, together with CHINTAI Corporation, through share transfer and entered into a Joint Share Transfer Agreement with CHINTAI Corporation on April 12, 2010.
     There are no interests between the Company and Grant Thornton Taiyo ASG or its Partners that should be disclosed pursuant to the provisions of the Certified Public Accountant Law.
End

Auditors’ Report on the Accounting Statements

Report of the Independent Public Accountants
May 19, 2010
To: Board of Directors of ABLE Inc.

Grant Thornton Taiyo ASG

Representative and Partner Certified Public Accountant	Eiichi Kitagaki	seal

Representative and Partner Certified Public Accountant	Shingo Okamoto	seal
     We have audited the Balance Sheet, Statement of Income, Statement of Changes in Net Assets, Notes to Specific Items and the supporting schedules of ABLE Inc. for the 31st Business Period, from April 1, 2009 to March 31, 2010, for the purpose of reporting under the provisions of Article 436 paragraph 2 item 1 of the Companies Act. With respect to the aforementioned Statements and the supporting schedules, our audit was limited to the documented matters based on the accounting records of the Company. Preparation of the financial statements and its supporting schedules was the responsibility of the management of ABLE Inc.. Our responsibility as a Third-Party Auditor was limited solely to independently issuing a statement of opinion concerning the financial statements and the supporting schedules based on our audits.
     We conducted our audits in accordance with the auditing standards, procedures and practices generally applied in Japan. Those standards, procedures and practices require that we plan and perform the audit to obtain reasonable assurance the Financial Statements and the supporting schedules are free of material misrepresentations of the Company’s financial position and operating results. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Financial Statements and the supporting schedules. An audit also includes assessing the representations in the Financial Statements and the supporting schedules as a whole, including the accounting principles and procedures adopted by management and significant estimates made by management.
     In our opinion the Financial Statements and the supporting schedules referred to above present fairly, in all material respects, the financial position and operating results of ABLE Inc. during the period reported in the financial statements in accordance with the corporate accounting principles generally applied in Japan.
Additional information
     As stated in the notes on important subsequent events, the Company resolved, at its meeting of the Board of Directors which was held on April 12, 2010, on the establishment of a joint holding company, together with CHINTAI Corporation, through share transfer and entered into a Joint Share Transfer Agreement with CHINTAI Corporation on April 12, 2010.
     There are no interests between the Company and Grant Thornton Taiyo ASGor its Partners that should be disclosed pursuant to the provisions of the Certified Public Accountant Law.
End

Report of the Audit Committee

Audit Report
     The Audit Committee has received the audit reports prepared by each of the auditors concerning the business performance of the directors during the 18th Business Period from April 1, 2009 through March 31, 2010. After discussing the audit results based on the reports, we have prepared this Audit Report and report as follows.
1. Procedures and details of the audits by the Auditors and the Audit Committee
     The Audit Committee establishes the audit policies, allocation of duties and other matters, and receives reports concerning the implementation of audits and the audit results from each of the auditors as well as reports from the directors and the independent auditors concerning the execution of their duties, and requests explanations as necessary.
     Each of the auditors investigated the business and financial conditions at the head office and main branches of the Company through discussions with directors, the internal audit sections and other employees, and worked to gather information and establish an audit environment. They also attended meetings of the Board of Directors and other important meetings, received reports from the directors, other managers and employees concerning the execution of their duties, requested explanations when necessary and reviewed documents concerning matters such as important decisions, in accordance with the auditor and audit standards prescribed by the Audit Committee and the audit policies and the duties of their office. The auditors also reviewed and verified the details of resolutions of the Board of Directors concerning systems to ensure that the execution of directors’ duties complies with the law and the Company’s Articles of Incorporation and the establishment of other systems prescribed by Article 100 paragraph 1 and paragraph 3 of the Companies Act Enforcement Regulations as systems necessary to ensure appropriate activities by joint-stock corporations, and the conditions of the system (internal controls system) created based on said resolutions. The auditors also hold discussions and exchange information with the directors of the subsidiary companies, and received business reports from the subsidiaries as necessary.
     Based on the above procedures, the Audit Committee investigated the Report of Business Operations and the supporting schedules pertaining to the business period. In addition, the independent auditors investigated and verified whether the auditors maintained an independent standpoint and implemented proper audits, and the Audit Committee received reports concerning the auditors’ execution of their duties from the independent auditors and requested explanations as necessary. In addition, the Audit Committee received notification from the independent auditors that the “systems to ensure duties are performed appropriately” (as described in each of the items under Article 131 of the Corporate Accounting Regulations) have been established in accordance with the “Standards for Quality Control of Audits” (Business Accounting Council, October 28, 2005), and requested explanations as necessary. Based on the above procedure, we have reviewed the Accounting Statements for the fiscal year (Balance Sheet, Statement of Income, Statement of Changes in Net Assets and notes) and the supporting schedules and the Consolidated Accounting Statements (Consolidated Balance Sheet, Consolidated Statement of Income, Consolidated Statement of Changes in Net Assets, and consolidated notes).

2. Result of audit
(1)	Result of audit Report of Business Operations etc.

(i)	The Business Report and its supporting schedules fairly represent the condition of the Company in accordance with the laws of Japan and the Articles of Incorporation of the Company.
(ii)	We have determined that there were no serious occurrences of dishonest or false activity or violations of any laws or the Company’s Articles of Incorporation by any of the directors in carrying out the duties and responsibilities of their offices.
(iii)	In our opinion, the details of the Board of Directors resolutions concerning the internal controls system are appropriate. We also have determined that there are no matters that should be highlighted as a concern with regard to the directors in carrying out their duties concerning the internal controls system.
(2) Result of audit of the Accounting Statements and the supporting schedules.
In our opinion, the audit procedures and audit results received from the independent public accounting firm Grant Thornton Taiyo ASG are appropriate.
(3) Result of audit of the Consolidated Accounting Statements.
In our opinion, the audit procedures and audit results received from the independent public accounting firm Grant Thornton Taiyo ASG are appropriate.
May 20 , 2010

Audit Committee, ABLE Inc
Full-time Auditor	Tadao Sudo	seal
Full-time Auditor	Masanobu Asakura	seal
Outside Auditor	Shin Ikeda	seal
Outside Auditor	Haruki Sato	seal
End

Reference Materials for the General Shareholders’ Meeting
Items and matters for reference
Item 1: Approval of the share transfer plan
     The Company and CHINTAI Corporation (hereinafter referred to as “CHINTAI”) have agreed to establish a joint holding company called “ABLE CHINTAI HOLDINGS INC.” to become the parent company of both companies, through a method of joint share transfer (hereinafter referred to as “the Joint Share Transfer”). The two companies entered into a “Joint Share Transfer Agreement” concerning the Joint Share Transfer on April 12, 2010, and jointly prepared the “Share Transfer Plan” (hereinafter referred to as “the Plan”).
     This item is to request your approval of the Plan.
     The reasons for the Joint Share Transfer, the details of the Plan and other matters concerning this item are as shown below.
1.	Reasons for implementing the Share Transfer

While maintaining a close relationship as business partners in the business area centered around the rental real estate brokerage business, the Company and CHINTAI have been developing strong business models through sound business collaboration for over approximately 30 years. CHINTAI principally operates a business providing information about real estate for rent through CHINTAI, its information magazine, and CHINTAI net, its website. CHINTAI issues rental information magazines in 26 areas nationwide, and has established the No.1 position in terms of the number of unique users (according to Video Research Interactive). The Company mainly engages in the brokerage and maintenance of real estate for rent through its 471 nationwide directly managed shops (as of the end of March 2010). With its high-profile brand of ABLE, the Company carries out competitive operations.

The recent trend shows that tenants are less willing to change their accommodation, reflecting an improvement in the quality of rental housing, and a rise in the level of tenant satisfaction with their living environment, given increasingly sophisticated housing facilities, as well as the effects of the global economic downturn originating from the failure of Lehman Brothers two years ago. Meanwhile, given changes in the household age structure, due to a declining birthrate and an aging population, the number of young tenants — the mainstay customer category for the above two companies — is likely to decline in the future. Moreover, the business environment surrounding the two companies is changing, mainly reflecting the declining population of Japan and the fall in the number of new rental housing constructions.

In this environment, the two companies have taken steps to optimize their growth potential by differentiating themselves from their competitors. They have been continuously discussing measures to bolster their collaboration, improve convenience for tenants and property owners, and provide new value-added services. Moreover, to secure an overwhelming edge in their mainstay rental real estate brokerage business, and to establish a firm position as truly leading companies, the two companies have looked at ways to develop international business strategies that benefit from a recovery in the global economy and to create external sources of growth. As a result, to make effective use of the brands the two companies have developed, and to optimize their comprehensive strength while maintaining freedom in their operations and seeking individual external growth, the Company and CHINTAI have determined that the best way forward is to create a corporate group by establishing a holding company through the joint share transfer method.

To establish dominance in their mainstay rental real estate brokerage business, and to provide maximum value to each stakeholder, the two companies will aim to establish a new corporate group under the basic policies described below:
(i)	Reestablish core competencies for the two companies

By reestablishing the two companies’ three main strengths — namely procurement capability, the ability to attract customers, and brokerage capacity in the rental real estate brokerage business — the Company will aim to develop a constructive value chain.
(ii)	Accelerate external growth by adopting new growth strategies for the Group

Through strong collaboration enabled by this initiative of creating a Group company, the two companies will combine their individual strategies to develop the foundations for mutual growth, and will actively accelerate their external growth.

(iii)	Propose and achieve safe and comfortable living

By leveraging the Group’s comprehensive strength in media, which is provided by the Company and the network of shops provided by ABLE, the Company will strive to propose and achieve safe and comfortable living.
If shareholders approve this proposal, the Company and CHINTAI will establish ABLE CHINTAI HOLDINGS INC. effective on November 1, 2010 (the “Date of Joint Share Transfer”). Under ABLE CHINTAI HOLDINGS INC., the two companies are fully committed to bolstering the value of the new ABLE CHINTAI brand.
We sincerely ask that shareholders approve this proposal.
2. Details of the Share Transfer Plan
Share Transfer Plan (Copy)
CHINTAI Corporation (“CHINTAI”) and ABLE Inc. (“ABLE”) hereby agree to carry out a share transfer, by way of the joint share transfer method, and have jointly prepared this share transfer plan (the “Share Transfer Plan”).

Article 1.	Share Transfer
Pursuant to the Share Transfer Plan, CHINTAI and ABLE shall carry out a share transfer (the “Joint Share Transfer”) in which they will cause all of their shares issued and outstanding to be acquired by the wholly owning parent company (the “Holding Company”), which is to be newly incorporated through the joint share transfer method on the date of incorporation of the Holding Company (as defined in Article 7, hereinafter the same).

Article 2.	Purposes, the Company Name, the Location of Head Office, and the Total Number of Authorized Shares of the Holding Company, and Other Matters to Be Prescribed in the Articles of Incorporation
Purposes, the company name, the location of head office, and the total number of authorized shares of the Holding Company, and other matters to be prescribed in the Articles of Incorporation of the Holding Company shall be as set forth in Attachment A, “Articles of Incorporation of ABLE CHINTAI HOLDINGS INC.”.

Article 3.	Names of the Directors at the Time of Incorporation of the Holding Company, Names of the Representative Directors at the Time of Incorporation of the Holding Company and Names of the Corporate Auditors at the Time of Incorporation of the Holding Company, as well as Name of the Accounting Auditor at the Time of Incorporation of the Holding Company
Names of directors at the time of incorporation of the Holding Company, the names of the Representative Directors at the time of incorporation of the Holding Company and names of the Corporate Auditors at the time of incorporation of the

Holding Company, as well as the name of the Accounting Auditor at the time of incorporation of the Holding Company shall be as follows:
(Directors at the time of incorporation)
Shigeru Sato
Ryuji Hirata
Seiji Tezuka
Yoichi Sugiyama
Yasutaka Yanase
(Representative Directors at the time of incorporation)
Shigeru Sato
Ryuji Hirata
(Corporate Auditors at the time of incorporation)
Masayuki Takeda
Mamoru Tamura
Shin Ikeda
Kosei Watanabe
(Accounting Auditor at the time of incorporation)
Grant Thornton Taiyo ASG

Article 4.	Number and Allotment of Shares Delivered at the Time of the Joint Share Transfer
1. At the time of the Joint Share Transfer, the Holding Company shall issue common stock, the number of which shall be the same as the total of (i) the number obtained by multiplying the total number of issued shares of common stock of CHINTAI as of the day immediately preceding the date of incorporation of the Holding Company, by 100; and (ii) the number obtained by multiplying the total number of issued shares of common stock of ABLE as of the day immediately preceding the date of incorporation of the Holding Company, by 2.3. (Any fractions from the above calculation that are less than one full share shall be rounded off.) The Holding Company shall allot its common stocks to the shareholders of CHINTAI and ABLE who are respectively registered or recorded in the final shareholder register of CHINTAI and ABLE as of the day immediately preceding the date of incorporation of the Holding Company, in exchange for the common stock held by each shareholder.
2. At the time of the Joint Share Transfer, the Holding Company shall allot its common stocks as described in the preceding paragraph to the shareholders of CHINTAI and ABLE who are respectively registered or recorded in the final shareholder register of CHINTAI and ABLE as of the day immediately preceding the date of incorporation of the Holding Company in the way as described below:
(1) The Holding Company shall allot to the shareholders of CHINTAI 100 common stocks of the Holding Company per common stock of CHINTAI (excluding shares for which the share purchase was requested to CHINTAI).
(2) The Holding Company shall allot to the shareholders of ABLE 2.3 common stocks of the Holding Company per common stock of ABLE (excluding shares for which the share purchase was requested to ABLE).

Article 5.	Matters Regarding the Amount of Capital and Reserves of the Holding Company
The amount of capital and reserves of the Holding Company on its incorporation date shall be as follows:
(1) Amount of capital: 3 billion yen
(2) Amount of capital reserves: 750 million yen

(3) Amount of retained earnings: 0 yen

Article 6.	Number of Share Subscription Rights Issued and Allotment Thereof at the Time of the Joint Share Transfer
1. Issuance of share subscription rights
(1)	At the time of the Joint Share Transfer, the Holding Company shall issue its first share subscription rights (the details are presented in Attachment C, the “First Subscription Rights to Shares in ABLE CHINTAI HOLDINGS INC.”), with the number issued the same as the total number of the eighth share subscription rights issued by CHINTAI (the details of the eighth share subscription rights are presented in Attachment B, “Eighth Share Subscription Rights in CHINTAI Corporation; hereinafter, “CHINTAI Share Subscription Rights”) as at the end of the day immediately preceding the date of incorporation of the Holding Company. In exchange for the CHINTAI Share Subscription Rights, the Holding Company shall issue its share subscription rights to holders of CHINTAI Share Subscription Rights who are registered or recorded in the final share subscription right register as at the end of the day immediately preceding the date of incorporation of the Holding Company.

(2)	At the time of the Joint Share Transfer, the Holding Company shall issue its second share subscription rights (the details are presented in Attachment E, the “Second Subscription Rights to Shares in ABLE CHINTAI HOLDINGS INC.”), with the number issued the same as the total number of the first share subscription rights issued by ABLE (the details of the first share subscription rights are presented in Attachment D, “First Subscription Rights to Shares in ABLE Inc.”; hereinafter, “ABLE Share Subscription Rights”) as at the end of the day immediately preceding the date of incorporation of the Holding Company. In exchange for the ABLE Share Subscription Rights, the Holding Company shall issue its share subscription rights to the holders of ABLE Share Subscription Rights who are registered or recorded in the final share subscription rights register as at the end of the day immediately preceding the date of incorporation of the Holding Company.
2. Allotment of share subscription rights
(1)	At the time of the Joint Share Transfer, the Holding Company shall respectively allot share subscription rights to each of the holders of the CHINTAI Share Subscription Rights who are registered or recorded in the final share subscription right register of CHINTAI as at the end of the day immediately prior to the date of incorporation of the Holding Company, at a ratio of one first share subscription right of the Holding Company per CHINTAI Share Subscription Rights that is held by such holders.
(2)	At the time of the Joint Share Transfer, the Holding Company shall respectively allot share subscription rights to each of the holders of the ABLE Share Subscription Rights who are registered or recorded in the final share subscription right register of ABLE as at the end of the day immediately prior to the date of incorporation of the Holding Company, at a ratio of one second share subscription right of the Holding Company per ABLE Share Subscription Right that is held by such holders.

Article 7.	Incorporation Date of the Holding Company
The incorporation date of the Holding Company shall be November 1, 2010, provided that if necessary in view of the progress of the proceedings of the Joint Share Transfer or for other reasons, this date may be changed through discussion between CHINTAI and ABLE.

Article 8.	Administrator of the Shareholder Register
The Holding Company shall delegate operations as the administrator of its shareholder register and other operations related to the shares and stock acquisition rights of the Holding Company to Mitsubishi UFJ Trust and Banking Corporation.

Article 9.	Dividends of Surplus
The Holding Company may distribute year-end dividends, as well as interim dividends, based on a resolution of the general shareholders’ meeting or the Board of Directors in accordance with the Articles of Incorporation. This shall also apply to interim dividends for the first year of incorporation.

Article 10.	Care of a Conscientious Manager
During the period from the preparation of the Share Transfer Plan and through the date of incorporation of the Holding Company, CHINTAI and ABLE shall execute their respective businesses and manage and operate their respective assets with a duty of care. If CHINTAI or ABLE intends to carry out an act that will have a significant impact on the assets or rights or obligations of CHINTAI or ABLE, they shall do so only after holding discussions between the two parties and reaching an agreement.

Article 11.	Amendment of Terms of the Joint Share Transfer
If, during the period after the preparation of the Share Transfer Plan and through the date of incorporation of the Holding Company, (i) a material change occurs in operations carried out by CHINTAI or ABLE or assets belonging to CHINTAI or ABLE, (ii) it becomes apparent that a situation has occurred that would present a significant impediment to implementation of the Joint Share Transfer, or (iii) it otherwise becomes difficult to achieve the objectives of the Share Transfer Plan, CHINTAI and ABLE may, after mutual discussion, amend the terms of the Joint Share Transfer, or cancel the Share Exchange.

Article 12.	Matters for Consultation
In addition to the matters set forth in the Share Transfer Plan, CHINTAI and ABLE shall discuss and determine, in accordance with the intent of the Share Transfer Plan, matters that are necessary for the Joint Share Transfer.

IN WITNESS WHEREOF, the parties hereto have executed the Share Transfer Plan in duplicate by placing their signatures and seals thereon, and each party shall keep one copy of the originals.
April 12, 2010
CHINTAI: CHINTAI Corporation
          1-2-8 Toranomon, Minato-ku, Tokyo
          Representative Director/President, Seiji Tezuka     Seal
ABLE: ABLE Inc.
          1-5-5 Motoakasaka, Minato-ku, Tokyo
          Representative Director/ President, Ryuji
          Hirata     Seal

Attachment A
     Articles of Incorporation of ABLE CHINTAI HOLDINGS INC.

Chapter 1 General Provisions

Article 1	(Company name)
The Company shall be called Kabushiki Kaisha ABLE CHINTAI HOLDINGS, and ABLE CHINTAI HOLDINGS INC. in English.

Article 2	(Purposes)
The purpose of the Company shall be to engage in the following business activities:
1.	Management and administration of the operations of companies that are engaged in the businesses below by holding shares or stakes in them:
(1)	Advertising agency business

(2)	Advertising and publicity businesses

(3)	Holding, management, trading, leasing, subleasing, exchange agency, and brokerage of real estate

(4)	Housing construction and subcontracting and undertaking renovation work

(5)	Publishing, sale, import and export of publications, books, publications, magazines and other related items

(6)	Planning of advertising and publicity, and consultancy for investor relations

(7)	Information processing and provision

(8)	Planning and production of websites

(9)	Internet information processing and provision

(10)	E-commerce business

(11)	Printing business

(12)	Planning, production and distribution of audio and video products and films

(13)	Sale, leasing, and rental of video, telecommunications, information, audio, educational and computer peripheral equipment, and the development, production, sale and installation support of system software related to the above equipment, and the related information processing services business

(14)	Planning, production and subcontracting of all types of events

(15)	Acquisition, transfer, leasing, holding, managing and maintenance of intangible property rights, such as industrial rights, copyrights and trademark rights, and the property rights management business

(16)	Public relations and advertising agency services in Japan for overseas companies

(17)	Guarantee services of rent liabilities in the real estate leasing

(18)	Guarantor services for tenants in rental accommodation

(19)	Consultancy services for tenants in rental accommodation

(20)	Collection services, and computing operations services

(21)	Real estate appraising services

(22)	Owning, management and maintenance of flats, condominiums and commercial buildings

(23)	Painting and waterproofing works, carpentry and plastering works and tiles, bricks and building blocks works

(24)	Interior finishing works, fittings works, and planning, designing and repairing thereof

(25)	Contracting and implementation of the sterilization of housing buildings and interiors

(26)	Contracting and implementation of house cleaning and washing services

(27)	Contracting and implementation of the extermination of pests and noxious animals in buildings and indoors

(28)	Planning, designing, management and consultancy of construction work

(29)	Publishing materials on construction, and commissioning the development of new products

(30)	Analysis of the state of the real estate brokerage market, research and development of real-estate related financial instruments, and marketing research services

(31)	Research and development of markets related to overseas construction

(32)	Management of and investment in real estate in both overseas and domestic markets, the provision of related information, and related general consultancy business

(33)	Removal services and removal assistance services

(34)	Warehouse business

(35)	Rental and lease services of furniture and fixtures

(36)	Vehicle leasing business

(37)	Sale and leasing of equipment related to telecommunications, trading and leasing of telephone subscription rights

(38)	Sale of products related to security and disaster prevention

(39)	Linen supply business

(40)	Real estate brokerage, introduction, assistance and consultancy services for people going and coming back from abroad

(41)	Services of purchasing and dispatching foods, medical supplies, furniture, and miscellaneous daily goods for people assigned to overseas posts

(42)	Planning, editing, production, and translation of books, publications, magazines and other related items

(43)	Planning, editing, and publication of newspapers

(44)	Nonlife insurance agency and life insurance agency businesses

(45)	Travel agency business based on the Travel Agency Act

(46)	Management and consultancy services of the franchise business

(47)	Research and development of the franchise chain system, and proposal and market research of new store development

(48)	Solicitation of franchise members

(49)	Trade of fixtures and fittings and office automation equipment to franchise members, and the provision of sales promotion goods and vouchers thereto

(50)	Sale and leasing of fixtures and fittings and parking equipment to franchise members

(51)	Advisory and education services of market research, management planning, store designing, financial management, and labor management for franchise members

(52)	Management consultancy business

(53)	Information provision and consultancy businesses related to real estate management and asset management

(54)	Management of schools specialized for real estate

(55)	Research services of finance, economy, politics, society and the industry

(56)	Business planning and market research for companies and research services

(57)	Accounting operations and processing services

(58)	Research, collection, analysis, processing and the provision of management information and other related information

(59)	Planning and holding of training seminars for developing the professional expertise of human resources

(60)	Provision and planning of services for business training courses for staff members of companies and other organizations

(61)	Services related to management analysis, advisory, and educational training research

(62)	Consultancy services for the personnel system and store strategies

(63)	Human resources consultancy services

(64)	General labor dispatch business

(65)	Fee-charging employment agency business

(66)	Provision of courses and correspondence education for the acquisition of a range of qualifications

(67)	Book entry services for companies

(68)	Translation business

(69)	Application services related to the type 1 telecommunication business

(70)	Mail order business

(71)	Import, export and sale of foods and soft drinks

(72)	Import and export of arts and crafts, furniture, interior products, garments and accessories, and sale of miscellaneous daily goods

(73)	Development and sale of software related to information processing and transmission

(74)	Sale of medical equipment and medical consumable goods

(75)	Procurement and sale of precious metals and jewelries

(76)	Trading of antique items

(77)	Trading of new and used vehicles and sale of vehicle accessories

(78)	Automobile shipping agency services

(79)	Automotive repair and maintenance services

(80)	Provision, management and maintenance of car parks and land and properties, and the provision of the related services

(81)	Management of car parks

(82)	Sale, design, construction, installation and leasing of machinery used in car park facilities

(83)	Installation of security cameras

(84)	Management of restaurants

(85)	Financial business

(86)	Investment business

(87)	Acquisition, maintenance and management of securities

(88)	Securities brokerage business

(89)	Handling of admission tickets for public performances

(90)	Planning and producing of concerts, theatrical performances, and entertainment shows, agency services of shows, and the handling of tickets

(91)	Sales of paintings and antiques, and planning, producing and management of exhibitions thereof

(92)	Producing and management of original records and master tapes

(93)	Research, planning, solicitation and brokering of corporate mergers, business alliances and the transfer of business rights

(94)	Production, imports and sale of alcoholic beverages
2.	Real estate leasing business

3.	Acquisition, transfer, leasing, holding, managing and maintenance of intangible property rights, such as industrial rights, copyrights and trademark rights, and the property rights management business

4.	Publicity and advertising services through the television, radio, internet and other media

5.	Other lines of business relating to any of the foregoing items

Article 3	(Location of head office)
The head office of the Company shall be located in Minato-ku, Tokyo.

Article 4	(Corporate organs)
The Company shall have the following Corporate Organs in addition to the general shareholders’ meeting and the directors:
(1) A Board of Directors;
(2) Corporate auditors;
(3) A board of corporate auditors; and
(4) Accounting auditors.

Article 5	(Method of public notice)
The method of public notice used by the Company shall be electronic public notice, provided that if, due to a mishap or other unavoidable reason, public notice by electronic means is not possible, the Company will give public notice by publication in the Nihon Keizai Shinbun.
Chapter 2 Shares

Article 6	(Total number of authorized shares)
The total number of authorized shares of the Company shall be 330,000,000 shares.

Article 7	(Share trading unit)
The trading unit for the Company’s shares shall be 100 shares.

Article 8	(Rights in connection with shares less than one trading unit)
The Company’s shareholders may not exercise rights in connection with shareholdings of less than one trading unit with the exception of such rights stated below.
(1) Rights prescribed in the respective items of Paragraph 2, Article 189 of the Companies Act
(2) Rights of claim prescribed in Paragraph 1, Article 166 of the Companies Act
(3) The right to receive an allotment of shares for subscription or stock acquisition rights for subscription
(4) The right to request the purchase shares to make one unit as prescribed in the following article

Article 9	(Purchase of shares to make one unit)
Shareholders of the Company who hold shares constituting less than one unit of the Company’s shares may, as provided for by the Share Handling Regulations, request the Company to sell to them a number of shares which, in combination with the number of shares already held by them, will constitute one full unit of shares.

Article 10	(Acquisition of treasury stocks)
The Company may, in accordance with Paragraph 2 of Article 165 of the Companies Act, and pursuant to resolution by its Board of Directors, acquire shares of the Company by way of market transactions or other methods.

Article 11	(Administrator of the shareholders’ register)
1.	The Company shall appoint the administrator of the shareholders’ register.

2.	Production and provision of the shareholder’s register and the original register of stock acquisition rights for the Company, and administrative duties pertaining to other shareholders’ registers and other original registers of stock acquisition rights shall be delegated to the administrator of the shareholders’ register. The Company shall not engage in any such operations.

Article 12	(Share handling regulations)
In addition to relevant laws or these Articles of Incorporation, share handling regulations established by the Board of Directors shall stipulate the handling of the Company’s shares, related commissions, and other procedures for the exercise of shareholder rights.
Chapter 3 General Shareholders’ Meeting

Article 13	(Convening a general shareholders’ meeting)
An ordinary general shareholders’ meeting of the Company shall be convened within three months of the end of each business year, while an extraordinary general shareholders’ meeting shall be convened as necessary.

Article 14	(Record date for general shareholders’ meeting)
The record date for voting rights at the ordinary general shareholders’ meeting of the Company shall be October 31 every year.

Article 15	(Person with right to convene meetings and chairperson)
1.	The Representative Director shall convene a general shareholders’ meeting, and shall be chair of the meeting.

2.	If the Representative Director is unavailable, another director shall convene and chair the general shareholders’ meeting, in accordance with an order determined in advance by the Board of Directors.

Article 16	(Internet posting of reference materials for general shareholders’ meeting, and deemed provision of information)
The Company may, in convening general shareholders’ meeting, post on the internet information required to be recorded or indicated in reference documents for general shareholders’ meeting, business reports, financial statements and consolidated financial statements in accordance with the provisions of Ministry of Justice ordinances. Such posting of information may be deemed to constitute the provision of such information to shareholders.

Article 17	(Method of passing resolutions)
1.	Except where otherwise prescribed in laws or regulations or in these Articles of Incorporation, a resolution at a general shareholders’ meeting shall be made by a majority of the voting rights of shareholders who are eligible to exercise voting rights and are present at the meeting.

2	A resolution set forth in Paragraph 2, Article 309 of the Companies Act may be passed by a two thirds or greater majority of all voting rights exercised at a meeting where shareholders having one third or more of all voting rights of the shareholders who are eligible to exercise voting rights are present.

Article 18	(Exercise of voting rights by proxy)
1.	A shareholder may exercise its voting rights through one proxy who shall be another shareholder holding voting rights.

2.	The shareholder or proxy of such shareholder shall submit to the Company documentary evidence of the authority of proxy, for each general shareholders’ meeting.

Article 19	(Minutes)
1.	The minutes of general shareholders’ meeting shall record the substance of the proceedings of the meeting in accordance with laws and regulations.

2.	The original minutes of general shareholders’ meeting shall be kept at the Company’s head office for ten years, and certified copies shall be kept at its branches for five years.
Chapter 4 Directors and the Board of Directors

Article 20	(Number of directors)
The number of directors appointed to the Company shall be not greater than ten.

Article 21	(Method of the election of directors)
1.	Directors shall be elected by general shareholders’ meeting.

2	A resolution to elect a director may be passed by the exercise of a majority of voting rights at a meeting where shareholders having one third or more of all voting rights of the shareholders authorized to exercise voting rights are present.

3	Cumulative voting shall not be permitted in a resolution to elect a director.

Article 22	(Term of Office of a director)
1.	The term of office of a director shall be until the time of the conclusion of the ordinary general shareholders’ meeting that is held in connection with the final business year that ends within one year of the election of the director concerned.

2.	The term of office of a director who replaced a director who retired from the position before the end of the term of office, and the term of office of a director who was additionally elected, shall be the same as the term of office of other existing directors.

Article 23	(Convocation notice of a meeting of the Board of Directors)
1.	Notice convening a meeting of the Board of Directors shall be given to each director and each corporate auditor at least three days prior to the date of the meeting, provided, however, that this period may be reduced when necessary due to an emergency.

2	If the consent of all directors and corporate auditors has been obtained, a meeting of the Board of Directors may be convened without following the procedures of convocation.

Article 24	(Representative director)
The Board of Directors shall, by its resolution, elect a representative director.

Article 25	(Resolution of the Board of Directors)
A resolution of the Board of Directors may be passed by a majority of the directors present at a meeting attended by a majority of the directors with authority to vote on the resolution.

Article 26	(Omission of the resolution of the Board of Directors)
The Company shall deem that there was a resolution of the Board of Directors if the conditions of Article 370 of the Companies Act are satisfied.

Article 27	(Minutes of the Board of Directors)
1.	The minutes of meetings of the Board of Directors shall record the substance of the proceedings of the meeting in accordance with laws and regulations, and directors and corporate auditors who attended the meeting shall affix their signature and seals or electronic signatures on the minutes.

2.	The original minutes of meetings of the Board of Directors shall be kept at the Company’s head office for ten years.

Article 28	(Board of Directors Regulations)
Except as otherwise prescribed by laws or regulations or in these Articles of Incorporation, the selection of executive directors, such as the chairman and president, and matters related to the convenor and chair of meetings of the Board of Directors, and other matters related to the Board of Directors, shall be governed by the Board of Directors Regulations established by a resolution of the Board of Directors.

Article 29	(Remuneration of directors, etc.)
Remuneration, bonuses and other compensation received from the Company as consideration for duties performed (the “Remuneration, etc.”) for directors shall be determined pursuant to a resolution of a general shareholders’ meeting.

Article 30	(Release of directors from liability)
1.	The Company may, pursuant to a resolution of its Board of Directors and in accordance with Paragraph 1, Article 426 of the Companies Act, release a director (including a person who was a director) from liability for damages caused by a breach of duty as a director, to the extent permitted by laws or regulations.

2.	The Company may, in accordance with Paragraph 1, Article 427 of the Companies Act, enter into an agreement with an independent director limiting liability for damages caused by a breach of duty. In this event, the maximum liability pursuant to said agreement shall be the amount prescribed by laws or regulations.
Chapter 5          Statutory Auditors and Board of Statutory Auditors

Article 31.	(Number of Statutory Auditors)
The number of statutory auditors shall not exceed five.

Article 32.	(Method of Election of Statutory Auditors)
1.	Statutory auditors shall be elected at general shareholders’ meeting.

2.	Resolutions on the election of statutory auditors shall be made with the approval of a majority of the voting rights of shareholders who are present and own at least one-third of the total voting rights of the shareholders who can exercise voting rights at general shareholders’ meetings.

Article 33.	(Term of Statutory Auditors)
1.	The term of office of the statutory auditor shall expire at the close of the ordinary general shareholders’ meeting for the last fiscal year of the fiscal years terminating within four years of his or her election.

2.	The term of office of the statutory auditor who has been elected to fill a vacancy caused by the resignation of a statutory auditor who has resigned before the termination of his or her term shall expire when the term of office of the statutory auditor who has resigned ends.

Article 34.	(Standing Statutory Auditors)
The Board of Statutory Auditors shall appoint standing statutory auditors through its resolutions.

Article 35.	(Notice of Board of Statutory Auditors Meeting)
1.	When a meeting of the Board of Statutory Auditors is convened, the notice of a Board of Statutory Auditors meeting shall be given to each statutory auditor at least three days before the day of the meeting. The period may be reduced in case of emergency.

2.	With the consent of all statutory auditors, the procedures for convening a meeting of the Board of Statutory Auditors may be omitted.

Article 36.	(Method for Resolutions by the Board of Statutory Auditors)
Resolutions of the Board of Statutory Auditors shall be adopted by a majority of the statutory auditors unless otherwise stipulated by laws and ordinances.

Article 37.	(Minutes of Board of Statutory Auditors Meetings)
1.	The minutes of meetings of the Board of Statutory Auditors shall be prepared based on laws and ordinances. The statutory auditors who have been present shall place their signatures and seals or electronic signatures on the minutes.

2.	The originals of the minutes stipulated in the preceding paragraph shall be kept at the head office for ten years.

Article 38.	(Regulations for the Board of Statutory Auditors)
Matters relating to the Board of Statutory Auditors shall be stipulated by the regulations for the Board of Statutory Auditors established by the Board of Statutory Auditors as well as laws and ordinances and the Articles of Incorporation.

Article 39.	(Compensation for Statutory Auditors)
Compensation for statutory auditors shall be determined by resolution of the general shareholders’ meeting.

Article 40.	(Exemption from Liability of Statutory Auditors)
1.	Pursuant to the provision of Paragraph 1, Article 426 of the Companies Act, the Company may, by resolution of the Board of Directors, exempt statutory auditors (including former statutory auditors) from their liability for damages arising from a failure to carry out their duties to the extent legally allowed.

2.	Pursuant to the provision of Paragraph 1, Article 427 of the Companies Act, the Company may enter into agreements with outside statutory auditors which limit their liability for damages arising from a failure to carry out their duties, provided, however, that the maximum liability for damages under the agreements shall be as set forth in laws and ordinances.
Chapter 6          Accounting Auditor

Article 41.	(Election of Accounting Auditors)
Accounting auditors shall be elected at general shareholders’ meetings.

Article 42.	(Term of Accounting Auditors)
1.	The term of office of accounting auditors shall expire at the close of the ordinary general shareholders’ meeting for the last fiscal year of the fiscal years terminating within one year of their election.

2.	When no specific resolution has been made with respect to accounting auditors at the ordinary general shareholders’ meeting mentioned in the preceding paragraph, the accounting auditors shall be deemed to have been reelected at the meeting.

Article 43.	(Exemption from Liability of Accounting Auditors)
1.	Pursuant to the provision of Paragraph 1, Article 426 of the Companies Act, the Company may, by resolution of the Board of Directors, exempt accounting auditors (including former accounting auditors) from their liability for damages arising from a failure to carry out their duties to the extent legally allowed.

2.	Pursuant to the provision of Paragraph 1, Article 427 of the Companies Act, the Company may enter into agreements with accounting auditors which limit their liability for damages arising from a failure to carry out their duties, provided, however, that the maximum liability for damages under the agreements shall be as set forth in laws and ordinances.
Chapter 7          Accounting

Article 44.	(Fiscal Year)
The fiscal year of the Company shall be every year from November 1 to October 31 of the following year.

Article 45.	(Decision-Making Body for Dividends)
Unless otherwise provided by laws and ordinances, the Company shall determine dividends and other matters provided in each item of Paragraph 1, Article 459 of the Companies Act by resolution of the Board of Directors.

Article 46.	(Dividends)
1.	The Company may pay year-end dividends for which the record dates shall be October 31 of each year.

2.	The Company may pay interim dividends for which the record dates shall be April 30 of each year.

3.	In addition to the dividends stipulated in the preceding two paragraphs, the Company may pay dividends by setting other record dates.

Article 47.	(Limitation on Claims for Dividends)
1.	When dividend assets are in cash, the Company shall not have an obligation to pay the dividends if the dividends have not been received within three full years from the date the payments begin.

2.	No interest shall accrue on dividends payable.

Supplementary Provisions

Article 1.	(Initial Fiscal Year)
Notwithstanding the provision of Article 44, the initial fiscal year of the Company shall be from the date of incorporation of the Company to October 31, 2011.

Article 2.	(First Compensation for Directors and Statutory Auditors)
Notwithstanding the provisions of Articles 29 and 39, compensation for directors and statutory auditors of the Company from the date of incorporation of the Company to the end of the first ordinary general shareholders’ meeting shall be as follows:
(1) Directors: 700 million yen or less
(2) Statutory auditors: 40 million yen or less

Article 3.	(Deletion of the Supplementary Provisions)
The supplementary provisions shall be deleted at the end of the first ordinary general shareholders’ meeting.

Attachment B
     Details of the Eighth Share Subscription Rights in CHINTAI Corporation
1.	Name of share subscription rights
The eighth share subscription rights in CHINTAI Corporation (“the Company”)
2.	Type and number of shares underlying the share subscription rights
9,140 shares of common stock of the Company
The number of shares underlying one subscription right to shares (the “Number of Shares to Be Granted”) shall be one share of common stock of the Company. If the Number of Shares to Be Granted is adjusted as described below, the number of shares underlying the share subscription rights shall be adjusted to the adjusted Number of Shares to Be Granted multiplied by the total number of share subscription rights.
If the Company carries out a stock split (or gratis allocation of shares of common stock; the same shall apply hereinafter) or a reverse stock split after the date when the share subscription rights are allotted (the “Allotment Date”), the Number of Shares to Be Granted shall be adjusted in accordance with the formula below. The adjustment shall be applied to the Number of Shares to Be Granted for the share subscription rights that have not been exercised at the time of the adjustment, and fractions less than one share resulting from the adjustment shall be rounded down.
Number of Shares to Be Granted after adjustment = Number of Shares to Be Granted before adjustment × Stock split (or reverse stock split) ratio
In addition to the above case, if an adjustment of the Number of Shares to Be Granted is needed, the Company shall carry out the adjustment deemed reasonable.
3.	Total number of share subscription rights
The total number of share subscription rights shall be 9,140.
The number above is the number of share subscription rights planned to be allotted. If the number of share subscription rights requested by subscribers is less than the number of subscription rights planned to be allotted, the total number of share subscription rights shall be the number of share subscription rights requested by subscribers.
4.	Cash paid in exchange for share subscription rights
No transfer of cash shall be required for the share subscription rights.
5.	Allotment Date of share subscription rights
April 30, 2010
6.	Method for calculating the amount of assets contributed on exercise of the share subscription rights
The amount of assets contributed upon exercise of each subscription right to shares shall be calculated by multiplying the paid-in value per share (the “Exercise Price”) delivered upon exercise of each subscription right to shares by the Number of Shares to Be Granted. The Exercise Price shall be calculated in the following way: The Exercise Price shall be calculated by multiplying 1.05 by the average closing price of the Company’s common stock quoted on the Osaka Securities Exchange (excluding days when no trading is carried out) on ordinary trading days in the month prior to the Allotment Date with fractions less than one yen rounded up to the nearest one yen. If the calculated amount is lower than the closing price on the Allotment Date (or, if no trading is carried out on the Allotment Date, the closing price of the nearest day prior to the Allotment Date), the closing price on the Allotment Date shall be the Exercise Price. If any one of the following events occurs after the Allotment Date, the Exercise Price shall be adjusted.

(i)	If the Company conducts a share-split or a reverse share-split, the Exercise Price shall be adjusted in accordance with the following formula, and fractions of less than one yen resulting from the adjustment shall be rounded up to the nearest one yen.

Exercise Price after adjustment	=	Exercise Price before adjustment	×	1

Ratio of share-split or reverse share-split
(ii)	The Exercise Price shall be adjusted in accordance with the following formula if the Company issues new shares or disposes of its treasury stocks at a price below the market price. Any fractions less than one yen resulting from this adjustment shall be rounded up to the nearest one yen.

Exercise Price after adjustment	=	Exercise Price before adjustment	×	Number of shares outstanding +	Number of shares newly issued	× Paid-in value per share

Market value

				Number of shares	+	Number of shares
				outstanding		newly issued
The “number of shares outstanding” stated in the above formula is the number calculated by deducting the number of treasury stocks held by the Company from the number of the Company’s common stocks outstanding. In the case of the disposal of treasury stocks, the “number of shares newly issued” shall be deemed to be replaced with the “number of treasury stocks to be disposed of.”
(iii)	If the adjustment is required for unavoidable reasons, including a merger or a company split involving the Company, the Exercise Price shall be adjusted to the reasonable extent, by taking into account conditions for the merger or company split.
7.	Exercise period of the share subscription rights
From May 1, 2012 to April 30, 2014
8.	Conditions for the exercise of the share subscription rights
(i)	A person having share subscription rights (“Share Subscription Right Holder”) must be a director, a corporate auditor, or an employee of the Company or a subsidiary of the Company when the person exercises his or her share subscription rights.

However, this shall not apply if the person’s term of office expires, if the person retires at retirement age or is made redundant, or if the person resigns on grounds acknowledged as reasonable by the Board of Directors.

(ii)	Inheritance of share subscription rights shall not be allowed.

(iii)	Partial exercise of each subscription right shall not be allowed.

(iv)	Other conditions shall be set forth in the “Subscription Rights to Shares Allocation Agreement” that is entered into between the Company and Share Subscription Right Holders under a resolution of the Board of Directors.
9.	Grounds and conditions for the acquisition of share subscription rights
If a proposal for the approval of a merger agreement in which the Company ceases to exist, or a proposal for the approval of a stock swap agreement or a stock transfer plan in which the Company will become a wholly owned subsidiary, is approved at a general meeting of shareholders of the Company (or if a resolution for approval is adopted at a meeting of the Board of Directors of the Company when a resolution at a general meeting of shareholders is not required), the Company may acquire the share subscription rights free of charge on the date stipulated separately by the Board of Directors.
10.	Restriction on acquiring the share subscription rights by assignment
Acquisition of the share subscription rights by assignment shall require approval by the Board of Directors.
11.	Matters concerning the increase in capital and capital reserve when shares are issued upon exercise of the share subscription rights
(i)	The amount of increase in capital when shares are issued upon exercise of the share subscription rights shall be one half of the maximum amount of increase in capital, etc., which is calculated in Accordance with Paragraph 1 of Article 17 of the Corporate Calculation Regulation, and fractions of less than 1 yen shall be rounded up to the nearest 1 yen.

(ii)	The amount of increase in capital reserve to be increased when shares are issued upon exercise of the share subscription rights shall be the amount calculated by deducting the amount of increase in capital as stated in the preceding paragraph (i) from the maximum amount of increase in capital, etc., as stated in the same paragraph (i) above.
12.	Handling of share subscription rights in cases of reorganization actions
If the Company carries out a merger (only if the Company is to be extinguished as a result of the merger), an absorption-type company split or an incorporation-type company split (only if the Company is to be split), or a share exchange or a share transfer (only if the Company is to become a wholly owned subsidiary) (collectively referred to as “Reorganization Actions”), the Company shall deliver share subscription rights of the stock companies provided for in sub-items (a) to (e) of Article 236, Paragraph 1, Item 8 of the Companies Act (“Reorganized Companies”) to the Share Subscription Right Holders who hold outstanding share subscription rights immediately prior to the effective date of Reorganization Actions (the effective date of an absorption-type merger, the date of incorporation of a company as a result of a consolidation-type merger, the effective date of an absorption-type company split, the date of incorporation of a company as a result of an incorporation-type company split, the effective date of a share exchange, or the date of incorporation of a wholly owning parent company as a result of a share transfer; the same shall apply hereinafter) (“Outstanding Subscription Rights to Shares”). In this case, the Outstanding Subscription Rights to Shares shall cease to exist, and Reorganized Companies shall issue new share subscription rights. The delivery of share subscription rights of Reorganized Companies under the conditions stipulated in the following items shall be provided for in an absorption-type merger agreement, a consolidation-type merger agreement, an absorption-type company split agreement, an incorporation-type company split plan, a share exchange agreement, or a share transfer plan:
(i)	Number of share subscription rights of a Reorganized Company to be delivered

The number of share subscription rights to be delivered shall be the same as the number of Outstanding Subscription Rights to Shares held by the Share Subscription Right Holders.

(ii)	Type of shares in the Reorganized Company underlying the share subscription rights

The common stock of the Reorganized Company

(iii)	Number of shares in the Reorganized Company underlying the share subscription rights

The number of shares in the Reorganized Company underlying the share subscription rights shall be determined in accordance with “2. Type and number of shares underlying the share subscription rights,” in consideration of the conditions of the Reorganization Action.

(iv)	Method for calculating the amount of assets contributed on exercise of the share subscription rights

The amount of assets contributed on exercise of the share subscription rights to be delivered shall be calculated by multiplying the Exercise Price after an adjustment to be determined in accordance with the procedure specified in 6. (iii) by the number of shares in the Reorganized Company underlying the share subscription rights to be determined in accordance with the procedure described in (iii) above.

(v)	Exercise period of the share subscription rights

From the beginning of the period specified in “7. Exercise period of the share subscription rights” or the effective date of the Reorganization Action, whichever is later, to the end of the period specified in “7. Exercise period of the share subscription rights.”

(vi)	Matters concerning the increase in capital and capital reserve when shares are issued upon exercise of the share subscription rights

The increase in capital and capital reserve when shares are issued upon exercise of the share subscription rights shall be determined in accordance with “11. Matters concerning the increase in capital and capital reserve when shares are issued upon exercise of the share subscription rights.”

(vii)	Restriction on acquiring the share subscription rights by assignment

Acquisition of the share subscription rights by assignment shall require approval by the Board of Directors of the Reorganized Company.

(viii)	Grounds and conditions for the acquisition of share subscription rights

The grounds and conditions for the acquisition of share subscription rights shall be determined in accordance with “9. Grounds and conditions for the acquisition of share subscription rights.”
13.	Calculation of fractions in the number of shares to be delivered upon exercise of the share subscription rights
If a fraction of less than one share to be delivered occurs upon exercise of the share subscription rights, it shall be rounded down to the nearest one share.

Attachment C
Details of the First Subscription Rights to Shares in ABLE CHINTAI HOLDINGS INC.
1.	Name of share subscription rights
The first share subscription rights in ABLE CHINTAI HOLDINGS INC. (“the Company”)
2.	Type and number of shares underlying the share subscription rights
The number of shares underlying one subscription right to shares (the “Number of Shares to Be Granted”) shall be 100 shares of common stock in the Company. If the Number of Shares to Be Granted is adjusted as described below, the number of shares underlying the share subscription rights shall be adjusted to the adjusted Number of Shares to Be Granted multiplied by the total number of share subscription rights.
If the Company carries out a stock split (or gratis allocation of shares of common stock; the same shall apply hereinafter) or a reverse stock split for the shares of common stock of the Company, the Number of Shares to Be Granted shall be adjusted in accordance with the formula below. The adjustment shall be applied to the Number of Shares to Be Granted for the share subscription rights that have not been exercised at the time of the adjustment, and fractions less than one share resulting from the adjustment shall be rounded down.
Number of Shares to Be Granted after adjustment = Number of Shares to Be Granted before adjustment × Stock split (or reverse stock split) ratio
In addition to the above case, if an adjustment of the Number of Shares to Be Granted is needed, the Company shall carry out the adjustment deemed reasonable.
3.	Total number of share subscription rights
The total number of share subscription rights shall be the same as the number of the eighth share subscription rights in CHINTAI Corporation (“CHINTAI”) just before the date of incorporation of the Company.
4.	Cash paid in exchange for share subscription rights
No transfer of cash shall be required for the share subscription rights.
5.	Allotment Date of share subscription rights
November 1, 2010
6.	Method for calculating the amount of assets contributed on exercise of the share subscription rights
The amount of assets contributed upon exercise of each subscription right to shares shall be calculated by multiplying the paid-in value per share (the “Exercise Price”) delivered upon exercise of each subscription right to shares by the Number of Shares to Be Granted. The Exercise Price shall be the Exercise Price of the eighth share subscription rights in CHINTAI Corporation divided by 100. If any one of the following events occurs, the Exercise Price shall be adjusted.
(i)	If the Company conducts a share-split or a reverse share-split, the Exercise Price shall be adjusted in accordance with the following formula, and fractions of less than one yen resulting from the adjustment shall be rounded up to the nearest one yen.

Exercise Price after adjustment	=	Exercise Price before adjustment	×	1

Ratio of share-split or reverse share-split

(ii)	The Exercise Price shall be adjusted in accordance with the following formula if the Company issues new shares or disposes of its treasury stocks at a price below the market price. Any fractions of less than one yen resulting from this adjustment shall be rounded up to the nearest one yen.

Exercise Price after adjustment	=	Exercise Price before adjustment	×	Number of shares outstanding +	Number of shares newly issued	× Paid-in value per share

Market value

				Number of shares	+	Number of shares
				outstanding		newly issued
The “number of shares outstanding” stated in the above formula is the number calculated by deducting the number of treasury stocks held by the Company from the number of the Company’s common stocks outstanding. In the case of the disposal of treasury stocks, the “number of shares newly issued” shall be deemed to be replaced with the “number of treasury stocks to be disposed of.”
(iii)	If the adjustment is required for unavoidable reasons, including a merger or a company split involving the Company, the Exercise Price shall be adjusted to the reasonable extent, by taking into account conditions for the merger or company split.
7.	Exercise period of the share subscription rights
From May 1, 2012 to April 30, 2014
8.	Conditions for the exercise of the share subscription rights
(i)	A person having share subscription rights (“Share Subscription Right Holder”) must be a director, a corporate auditor, or an employee of the Company or of a subsidiary of the Company, when the person exercises his or her subscription rights to shares. However, this shall not apply if the person’s term of office expires, if the persons retires at the retirement age or retires involuntarily, or if the person resigns on grounds acknowledged by the Board of Directors as reasonable.

(ii)	Inheritance of share subscription rights shall not be allowed.

(iii)	Partial exercise of each subscription right shall not be allowed.

(iv)	Other conditions shall be set forth in the “Subscription Rights to Shares Allocation Agreement” that is entered into between CHINTAI and people to whom the eighth share subscription rights in CHINTAI Corporation have been allocated.
9.	Grounds and conditions for the acquisition of share subscription rights
If a proposal for the approval of a merger agreement in which the Company ceases to exist, or a proposal for the approval of a stock swap agreement or a stock transfer plan in which the Company will become a wholly owned subsidiary, is approved at a general meeting of shareholders of the Company (or if a resolution for approval is adopted at a meeting of the Board of Directors of the Company when a resolution at a general meeting of shareholders is not required), the Company may acquire the share subscription rights free of charge on the date stipulated separately by the Board of Directors.
10.	Restriction on acquiring the share subscription rights by assignment
Acquisition of the share subscription rights by assignment shall require approval by the Board of Directors.
11.	Matters concerning the increase in capital and capital reserve when shares are issued upon exercise of the share subscription rights
(i)	The amount of increase in capital when shares are issued upon exercise of the share subscription rights shall be one half of the maximum amount of increase in capital, etc., which is calculated in accordance with Paragraph 1 of Article 17 of the Corporate Calculation Regulation, and fractions of less than 1 yen shall be rounded up to the nearest 1 yen.

(ii)	The amount of increase in capital reserve to be increased when shares are issued upon exercise of the share subscription rights shall be the amount calculated by deducting the amount of increase in capital as stated in the preceding paragraph (i) from the maximum amount of increase in capital, etc., as stated in the paragraph (i) above.
12.	Handling of share subscription rights in cases of reorganization actions
If the Company carries out a merger (only if the Company is to be extinguished as a result of the merger), an absorption-type company split or an incorporation-type company split (only if the Company is to be split), or a share exchange or a share transfer (only if the Company is to become a wholly owned subsidiary) (collectively referred to as “Reorganization Actions”), the Company shall deliver share subscription rights of the stock companies provided for in sub-items (a) to (e) of Article 236, Paragraph 1, Item 8 of the Companies Act (“Reorganized Companies”) to the Share Subscription Right Holders who hold outstanding share subscription rights just before the effective date of Reorganization Actions (the effective date of an absorption-type merger, the date of incorporation of a company as a result of a consolidation-type merger, the effective date of an absorption-type company split, the date of incorporation of a company as a result of an incorporation-type company split, the effective date of a share exchange, or the date of incorporation of a wholly owning parent company as a result of a share transfer; the same shall apply hereinafter) (“Outstanding Subscription Rights to Shares”). In this case, the Outstanding Subscription Rights to Shares shall cease to exist, and Reorganized Companies shall issue new share subscription rights. The delivery of share subscription rights of Reorganized Companies under the conditions stipulated in the following items shall be provided for in an absorption-type merger agreement, a consolidation-type merger agreement, an absorption-type company split agreement, an incorporation-type company split plan, a share exchange agreement, or a share transfer plan:
(i)	Number of share subscription rights of a Reorganized Company to be delivered

The number of share subscription rights to be delivered shall be the same as the number of Outstanding Subscription Rights to Shares held by the Share Subscription Right Holders.

(ii)	Type of shares in the Reorganized Company underlying the share subscription rights

The common stock of the Reorganized Company

(iii)	Number of shares in the Reorganized Company underlying the share subscription rights

The number of shares in the Reorganized Company underlying the share subscription rights shall be determined in accordance with “2. Type and number of shares underlying the share subscription rights,” in consideration of the conditions of the Reorganization Action.

(iv)	Method for calculating the amount of assets contributed on exercise of the share subscription rights

The amount of assets contributed on exercise of the share subscription rights to be delivered shall be calculated by multiplying the Exercise Price after an adjustment to be determined in accordance with the procedure specified in 6. (iii) by the number of shares in the Reorganized Company underlying the share subscription rights to be determined in accordance with the procedure described in (iii) above.

(v)	Exercise period of the share subscription rights

From the beginning of the period specified in “7. Exercise period of the share subscription rights” or the effective date of the Reorganization Action, whichever is later, to the end of the period specified in “7. Exercise period of the share subscription rights.”

(vi)	Matters concerning the increase in capital and capital reserve when shares are issued upon exercise of the share subscription rights

The increase in capital and capital reserve when shares are issued upon the exercise of the share subscription rights shall be determined in accordance with “11. Matters concerning the increase in capital and capital reserve when shares are issued upon exercise of the share subscription rights.”

(vii)	Restriction on acquiring the share subscription rights by assignment

Acquisition of the share subscription rights by assignment shall require approval by the Board of Directors of the Reorganized Company.

(viii)	Grounds and conditions for the acquisition of share subscription rights

The grounds and conditions for the acquisition of share subscription rights shall be determined in accordance with “9. Grounds and conditions for the acquisition of share subscription rights.”
13.	Calculation of fractions in the number of shares to be delivered upon exercise of the share subscription rights

If a fraction of less than one share to be delivered occurs upon exercise of the share subscription rights, it shall be rounded down to the nearest one share.

Attachment D
Details of the First Subscription Rights to Shares in ABLE Inc.
1.	Name of share subscription rights
The first share subscription rights in ABLE Inc. (“the Company”)
2.	Type and number of shares underlying the share subscription rights
The number of shares underlying the share subscription rights shall be 30,000 shares of common stock in the Company. If the number of shares to be granted per subscription right to shares is adjusted as described below, the number of shares underlying the share subscription rights shall be adjusted to the adjusted number of shares to be granted per subscription right to shares multiplied by the total number of share subscription rights.
The number of shares underlying one subscription right to shares (the “Number of Shares to Be Granted”) shall be 100 shares of common stock in the Company. If the Company carries out a stock split (or gratis allocation of shares of common stock; the same shall apply hereinafter) or a reverse stock split after the date when the share subscription rights were allotted as prescribed in item 5. below (“the Allotment Date”), the Number of Shares to Be Granted shall be adjusted in accordance with the formula below. The adjustment shall be applied to the Number of Shares to Be Granted for the share subscription rights that have not been exercised at the time of the adjustment, and fractions less than one share resulting from the adjustment shall be rounded down.
Number of Shares to Be Granted after adjustment = Number of Shares to Be Granted before adjustment × Stock split (or reverse stock split) ratio
In addition to the above case, if an adjustment of the Number of Shares to Be Granted is needed, the Company shall carry out the adjustment deemed reasonable.
3.	Total number of share subscription rights
300
4.	Cash paid in exchange for share subscription rights
No transfer of cash shall be required for the share subscription rights.
5.	Allotment Date of share subscription rights
August 21, 2009
6.	Method for calculating the number of assets contributed on exercise of the share subscription rights
The amount of assets contributed upon exercise of each subscription right to shares shall be calculated by multiplying the paid-in value per share (the “Exercise Price”) delivered upon exercise of each subscription right to shares by the Number of Shares to Be Granted.
The Exercise Price is 1,014 yen.
If any one of the following events occurs after the Allotment Date, the Exercise Price shall be adjusted:
(i)	If the Company conducts a share-split or a reverse share-split, the Exercise Price shall be adjusted in accordance with the following formula, and fractions of less than one yen resulting from the adjustment shall be rounded up to the nearest one yen.
;
Exercise Price after adjustment	=	Exercise Price before adjustment	×	1

Ratio of share-split or reverse share-split
(ii)	The Exercise Price shall be adjusted in accordance with the following formula if the Company issues new shares or disposes of its treasury stocks at a price below the market price. Any fractions of less than one yen resulting from this adjustment shall be rounded up to the nearest one yen.

Exercise Price after adjustment	=	Exercise Price before adjustment	×	Number of shares	+	Number of shares newly issued	×	Paid-in value per share
				outstanding		Market value
				Number of shares outstanding		+	Number of shares newly issued
The “number of shares outstanding” stated in the above formula is the number calculated by deducting the number of treasury stocks held by the Company from the number of the Company’s common stocks outstanding. In the case of the disposal of treasury stocks, the “number of shares newly issued” shall be deemed to be replaced with the “number of treasury stocks to be disposed of.”
(iii)	If the adjustment is required for unavoidable reasons, including a merger or a company split involving the Company, the Exercise Price shall be adjusted to the reasonable extent, by taking into account conditions for the merger or company split.
7.	Exercise period of the share subscription rights
From February 22, 2010 to February 21, 2015
8.	Conditions for the exercise of the share subscription rights
(i)	A person having share subscription rights (“Share Subscription Right Holder”) must be a director, an executive officer, or an employee of the Company when the person exercises his or her subscription rights to shares. However, this shall not apply if the person’s term of office expires, if the person retires at retirement age or is made redundant, or if the person resigns on grounds acknowledged by the Board of Directors as reasonable.

(ii)	Inheritance of share subscription rights shall not be allowed.

(iii)	Partial exercise of each subscription right shall not be allowed.

(iv)	Other conditions shall be set forth in the “Subscription Rights to Shares Allocation Agreement” that is entered into between the Company and Share Subscription Right Holders under a resolution of the Board of Directors.
9.	Grounds and conditions for the acquisition of share subscription rights

If a proposal for the approval of a merger agreement in which the Company ceases to exist, or a proposal for the approval of a stock swap agreement or a stock transfer plan in which the Company will become a wholly owned subsidiary, is approved at a general meeting of shareholders of the Company (or if a resolution for approval is adopted at a meeting of the Board of Directors of the Company when a resolution at a general meeting of shareholders is not required), the Company may acquire the share subscription rights free of charge on the date stipulated separately by the Board of Directors.
10.	Restriction on acquiring the share subscription rights by assignment

Acquisition of the share subscription rights by assignment shall require approval by the Board of Directors.
11.	Matters concerning the increase in capital and capital reserve when shares are issued upon exercise of the subscription rights to shares
(i)	The amount of increase in capital when shares are issued upon exercise of the subscription rights to shares shall be one half of the maximum amount of increase in capital, etc., which is calculated in accordance with Paragraph 1 of Article 17 of the Corporate Calculation Regulation, and fractions of less than 1 yen shall be rounded up to the nearest 1 yen.
(ii)	The amount of increase in capital reserve to be increased when shares are issued upon exercise of the subscription rights to shares shall be the amount calculated by deducting the amount of increase in capital as stated in the preceding paragraph (i) from the maximum amount of increase in capital, etc., as stated in the same paragraph (i) above.
12.	Handling of subscription rights to shares in cases of reorganization actions

If the Company carries out a merger (only if the Company is to be extinguished as a result of the merger), an absorption-type company split or an incorporation-type company split (only if the Company is to be split), or a share exchange or a share transfer (only if the Company is to become a wholly owned subsidiary) (collectively referred to as “Reorganization Actions”), the Company shall deliver subscription rights to shares of the stock companies provided for in sub-items (a) to (e) of Article 236, Paragraph 1, Item 8 of the Companies Act (“Reorganized Companies”) to the Share Subscription Right Holders who hold outstanding subscription rights to shares just before the effective date of Reorganization Actions (the effective date of an absorption-type merger, the date of incorporation of a company as a result of a consolidation-type merger, the effective date of an absorption-type company split, the date of incorporation of a company as a result of an incorporation-type company split, the effective date of a share exchange, or the date of incorporation of a wholly owning parent company as a result of a share transfer; the same shall apply hereinafter) (“Outstanding Subscription Rights to Shares”). In this case, the Outstanding Subscription Rights to Shares shall cease to exist, and Reorganized Companies shall issue new subscription rights to shares. The delivery of subscription rights to shares of Reorganized Companies under the conditions stipulated in the following items shall be provided for in an absorption-type merger agreement, a consolidation-type merger agreement, an absorption-type company split agreement, an incorporation-type company split plan, a share exchange agreement, or a share transfer plan:
(i)	Number of subscription rights to shares of a Reorganized Company to be delivered

The number of subscription rights to shares to be delivered shall be the same as the number of Outstanding Subscription Rights to Shares held by the Share Subscription Right Holders.

(ii)	Type of shares in the Reorganized Company underlying the subscription rights to shares

The common stock of the Reorganized Company

(iii)	Number of shares in the Reorganized Company underlying the subscription rights to shares

The number of shares in the Reorganized Company underlying the subscription rights to shares shall be determined in accordance with “2. Type and number of shares underlying the subscription rights to shares,” in consideration of the conditions of the Reorganization Action.

(iv)	Method for calculating the amount of assets contributed on exercise of the subscription rights to shares

The amount of assets contributed on exercise of the subscription rights to shares to be delivered shall be calculated by multiplying the Exercise Price after an adjustment to be determined in accordance with the procedure specified in 6. (iii) by the number of shares in the Reorganized Company underlying the subscription rights to shares to be determined in accordance with the procedure described in (iii) above.

(v)	Exercise period of the subscription rights to shares

From the beginning of the period specified in “7. Exercise period of the subscription rights to shares” or the effective date of the Reorganization Action, whichever is later, to the end of the period specified in “7. Exercise period of the subscription rights to shares.”
(vi)	Matters concerning the increase in capital and capital reserve when shares are issued upon exercise of the subscription rights to shares

The increase in capital and capital reserve when shares are issued upon exercise of the subscription rights to shares shall be determined in accordance with “11. Matters concerning the increase in capital and capital reserve when shares are issued upon exercise of the subscription rights to shares.”

(vii)	Restriction on acquiring the subscription rights to shares by assignment

Acquisition of the subscription rights to shares by assignment shall require approval by the Board of Directors of the Reorganized Company.

(viii)	Grounds and conditions for the acquisition of subscription rights to shares

The grounds and conditions for the acquisition of subscription rights to shares shall be determined in accordance with “9. Grounds and conditions for the acquisition of subscription rights to shares.”

13.	Calculation of fractions in the number of shares to be delivered upon exercise of the subscription rights to shares

If a fraction of less than one share to be delivered occurs upon exercise of the subscription rights to shares, it shall be rounded down to the nearest one share.

14.	Replacement of the provisions of this Attachment and associated amendments

If the provisions of this Attachment need to be replaced or otherwise amended, the Company may make related amendments to the provisions of the Attachment in ways that the Company considers appropriate, in accordance with the provisions of the Companies Act and the purpose of the subscription rights to shares. The revisions shall be considered part of the Attachment.

15.	Other

The work necessary for the issuing of the subscription rights to shares, including the determination of the details of the issuing and allotment of the subscription rights to shares and the implementation of procedures necessary for the issuance of the subscription right to shares, shall be left to the discretion of the representative director and president of the Company.

Attachment E
Details of the Second Subscription Rights to Shares in ABLE CHINTAI HOLDINGS INC.
1.	Name of subscription rights to shares

The second subscription rights to shares in ABLE CHINTAI HOLDINGS INC. (“the Company”)

2.	Type and number of shares underlying the subscription rights to shares

The number of shares underlying one subscription right to shares (the “Number of Shares to Be Granted”) shall be 230 common shares in the Company. If the Company carries out a stock split (or gratis allocation of common shares; the same shall apply hereinafter) or a reverse stock split, the Number of Shares to Be Granted shall be adjusted in accordance with the formula below. The adjustment shall be applied to the Number of Shares to Be Granted for the subscription rights to shares that have not been exercised at the time of the adjustment, and fractions less than one share resulting from the adjustment shall be rounded down.
Number of Shares to Be Granted after adjustment = Number of Shares to Be Granted before adjustment × Stock split (or reverse stock split) ratio
In addition to the above case, if an adjustment of the Number of Shares to Be Granted is needed, the Company shall carry out the adjustment deemed reasonable.

3.	Total number of subscription rights to shares

The total number of subscription rights to shares shall be 300.

The number above is the number of subscription rights to shares planned to be allotted. The number of the first subscription rights to shares in ABLE Inc. (“ABLE”) that have been exercised by the day before the date of incorporation of the Company shall be subtracted from the total number.

4.	Cash paid in exchange for subscription rights to shares

No transfer of cash shall be required for the subscription rights to shares.

5.	Allotment Date of subscription rights to shares

November 1, 2010

6.	Method for calculating the amount of assets contributed on exercise of the subscription rights to shares

The amount of assets contributed upon exercise of each subscription right to shares shall be calculated by multiplying the paid-in value per share (the “Exercise Price”) delivered upon exercise of each subscription right to shares by the Number of Shares to Be Granted.

The Exercise Price shall be 441 yen.

If any one of the following events occurs, the Exercise Price shall be adjusted.
(i)	If the Company conducts a share-split or a reverse share-split, the Exercise Price shall be adjusted in accordance with the following formula, and fractions of less than one yen resulting from the adjustment shall be rounded up to the nearest one yen.

Exercise Price after adjustment	=	Exercise Price before adjustment	×	1
Ratio of share-split or reverse share-split
(ii)	The Exercise Price shall be adjusted in accordance with the following formula if the Company issues new shares or disposes of its treasury stocks at a price below the market price. Any fractions less than one yen resulting from this adjustment shall be rounded up to the nearest one yen.

Exercise Price after adjustment	=	Exercise Price before adjustment	×	Number of shares outstanding	+	Number of shares newly issued	×	Paid-in value per share

Market value
				Number of shares outstanding		+	Number of shares newly issued
The “number of shares outstanding” stated in the above formula is the number calculated by deducting the number of treasury stocks held by the Company from the number of the Company’s common stocks outstanding. In the case of the disposal of treasury stocks, the “number of shares newly issued” shall be deemed to be replaced with the “number of treasury stocks to be disposed of.”

(iii)	If the adjustment is required for unavoidable reasons, including a merger or a company split involving the Company, the Exercise Price shall be adjusted to the reasonable extent, by taking into account conditions for the merger or company split.
7.	Exercise period of the subscription rights to shares

From November 1, 2010 to February 21, 2015

8.	Conditions for the exercise of the subscription rights to shares
(i)	A person having subscription rights to shares (“Share Subscription Right Holder”) needs to be a director, an executive officer, or an employee of the Company or a subsidiary of the Company when he or she exercises his or her subscription rights to shares. However, this shall not apply if his or her term of office expires, if he or she retires at the retirement age or retires involuntarily, or if he or she retires for other good reasons that the Board of Directors accepts.

(ii)	Inheritance of subscription rights to shares shall not be allowed.

(iii)	Partial exercise of each subscription right shall not be allowed.

(iv)	Other conditions shall be set forth in the “Subscription Rights to Shares Allocation Agreement” that is entered into between ABLE and people to whom the first subscription rights to shares in ABLE have been allocated.
9.	Grounds and conditions for the acquisition of subscription rights to shares

If a proposal for the approval of a merger agreement in which the Company ceases to exist, or a proposal for the approval of a stock swap agreement or a stock transfer plan in which the Company will become a wholly owned subsidiary, is approved at a general meeting of shareholders of the Company (or if a resolution for approval is adopted at a meeting of the Board of Directors of the Company when a resolution at a general meeting of shareholders is not required), the Company may acquire the subscription rights to shares free of charge on the date stipulated separately by the Board of Directors.

10.	Restriction on acquiring the subscription rights to shares by assignment

Acquisition of the subscription rights to shares by assignment shall require approval by the Board of Directors.

11.	Matters concerning the increase in capital and capital reserve when shares are issued upon exercise of the subscription rights to shares
(i)	The amount of increase in capital when shares are issued upon exercise of the subscription rights to shares shall be one half of the maximum amount of increase in capital, etc., which is calculated in accordance with Paragraph 1 of Article 17 of the Corporate Calculation Regulation, and fractions of less than 1 yen shall be rounded up to the nearest 1 yen.

(ii)	The amount of increase in capital reserve to be increased when shares are issued upon exercise of the subscription rights to shares shall be the amount calculated by deducting the amount of increase in capital as stated in the preceding paragraph (i) from the maximum amount of increase in capital, etc., as stated in the same paragraph (i) above.
12.	Handling of subscription rights to shares in cases of reorganization actions

If the Company carries out a merger (only if the Company is to be extinguished as a result of the merger), an absorption-type company split or an incorporation-type company split (only if the Company is to be split), or a share exchange or a share transfer (only if the Company is to become a wholly owned subsidiary) (collectively referred to as “Reorganization Actions”), the Company shall deliver subscription rights to shares of the stock companies provided for in sub-items (a) to (e) of Article 236, Paragraph 1, Item 8 of the Companies Act (“Reorganized Companies”) to the Share Subscription Right Holders who hold outstanding subscription rights to shares just before the effective date of Reorganization Actions (the effective date of an absorption-type merger, the date of incorporation of a company as a result of a consolidation-type merger, the effective date of an absorption-type company split, the date of incorporation of a company as a result of an incorporation-type company split, the effective date of a share exchange, or the date of incorporation of a wholly owning parent company as a result of a share transfer; the same shall apply hereinafter) (“Outstanding Subscription Rights to Shares”). In this case, the Outstanding Subscription Rights to Shares shall cease to exist, and Reorganized Companies shall issue new subscription rights to shares. The delivery of subscription rights to shares of Reorganized Companies under the conditions stipulated in the following items shall be provided for in an absorption-type merger agreement, a consolidation-type merger agreement, an absorption-type company split agreement, an incorporation-type company split plan, a share exchange agreement, or a share transfer plan:
(i)	Number of subscription rights to shares of a Reorganized Company to be delivered

The number of subscription rights to shares to be delivered shall be the same as the number of Outstanding Subscription Rights to Shares held by the Share Subscription Right Holders

(ii)	Type of shares in the Reorganized Company underlying the subscription rights to shares

The common stock of the Reorganized Company

(iii)	Number of shares in the Reorganized Company underlying the subscription rights to shares

The number of shares in the Reorganized Company underlying the subscription rights to shares shall be determined in accordance with “2. Type and number of shares underlying the subscription rights to shares,” in consideration of the conditions of the Reorganization Action.

(iv)	Method for calculating the amount of assets contributed on exercise of the subscription rights to shares

The amount of assets contributed on exercise of the subscription rights to shares to be delivered shall be calculated by multiplying the Exercise Price after an adjustment to be determined in accordance with the procedure specified in 6. (iii) by the number of shares in the Reorganized Company underlying the subscription rights to shares to be determined in accordance with the procedure described in (iii) above.

(v)	Exercise period of the subscription rights to shares

From the beginning of the period specified in “7. Exercise period of the subscription rights to shares” or the effective date of the Reorganization Action, whichever is later, to the end of the period specified in “7. Exercise period of the subscription rights to shares.”

(vi)	Matters concerning the increase in capital and capital reserve when shares are issued upon exercise of the subscription rights to shares

The increase in capital and capital reserve when shares are issued upon exercise of the subscription rights to shares shall be determined in accordance with “11. Matters concerning the increase in capital and capital reserve when shares are issued upon exercise of the subscription rights to shares.”

(vii)	Restriction on acquiring the subscription rights to shares by assignment

Acquisition of the subscription rights to shares by assignment shall require approval by the Board of Directors of the Reorganized Company.

(viii)	Grounds and conditions for the acquisition of subscription rights to shares

The grounds and conditions for the acquisition of subscription rights to shares shall be determined in accordance with “9. Grounds and conditions for the acquisition of subscription rights to shares.”
13.	Calculation of fractions in the number of shares to be delivered upon exercise of the subscription rights to shares

If a fraction of less than one share to be delivered occurs upon exercise of the subscription rights to shares, it shall be rounded down to the nearest one share.

14.	Replacement of the provisions of this Attachment and associated amendments

If the provisions of this Attachment need to be replaced or amended, the Company may make the replacement or amendment in the way that the Company considers appropriate, in accordance with the provisions of the Companies Act and the purpose of the subscription rights to shares. Any amendments shall be considered part of the Attachment.

15.	Other

The work necessary for issuing the subscription rights to shares, including the determination of the details of the issuing and allotment of the subscription rights to shares and the procedures necessary to issue subscription rights to shares, shall be left to the discretion of the Company’s president and representative director.

3.	Reasonableness of decisions relating to the provisions of Article 773, Paragraph 1, Items 5 and 6 of the Companies Act
(1)	In association with the establishment of ABLE CHINTAI HOLDINGS INC., the Company and CHINTAI, both of which will become a wholly owned subsidiary of ABLE CHINTAI HOLDINGS INC. through stock transfer, have determined the ratio of the numbers of common shares in ABLE CHINTAI HOLDINGS INC. to be allotted to the shareholders of the Company and CHINTAI (the stock transfer ratio).
(i)	The table below shows the stock transfer ratio.

Company	CHINTAI	The Company
Stock transfer ratio	1	0.023

(Note)

1.	For every common share in CHINTAI, 100 common shares in ABLE CHINTAI HOLDINGS INC. will be allotted, and for every common share in the Company, 2.3 common shares in ABLE CHINTAI HOLDINGS INC. will be allotted. The number of ABLE CHINTAI HOLDINGS INC. shares per unit will be 100.

If the number of common shares in ABLE CHINTAI HOLDINGS INC. that needs to be delivered to the shareholders of the Company or CHINTAI for the stock transfer includes a fraction of less than one share, an amount of money will be paid to the shareholders in proportion to the fraction under the provisions of Article 234 of the Companies Act and other applicable laws and ordinances.

If there are any material changes in the basic conditions for the calculation, the stock transfer ratios may be changed through consultation between both parties.

2.	Number of new shares in ABLE CHINTAI HOLDINGS INC. to be delivered in the stock transfer (plan)

82,688,504 common shares

The number is calculated based on the total number of outstanding shares in CHINTAI (550,348 as of January 31, 2010) and the total number of outstanding shares in the Company (13,740,173 as of December 31, 2009). Since the Company and CHINTAI plan to write off all of their respective treasury stock just before the stock transfer, 33,200 shares of treasury stock that CHINTAI held as of the end of January 2010 and 273,345 shares of treasury stock that the Company held as of the end of December 2009 are excluded from the calculation of the number of new shares to be delivered. If the total number of outstanding shares of the Company or CHINTAI changes, the number of new shares that ABLE CHINTAI HOLDINGS INC. will deliver could change.

(ii)	The basis for the calculation of the stock transfer ratios is as follows:
i)	Basis for the calculation

To ensure fairness in the calculation of the stock transfer ratio used for the stock transfer, CHINTAI and the Company requested A.G.S. Consulting Co., Ltd. (hereafter, “A.G.S. Consulting”) and Nakachi Corporate Finance respectively to calculate the stock transfer ratios, after which both companies subsequently received a stock transfer ratio report.

A.G.S. Consulting analyzed the conditions for the stock transfers and, because the common shares of both companies have market stock prices, calculated a range of stock transfer ratios, using the market stock price method. A.G.S. Consulting also calculated the value of both companies, using the comparable multiples method and the discounted cash flow (DCF) method.

If a market stock price at a certain point of time is used in the market stock price method, aberrations in the value creation process cannot be excluded. On the other hand, market stock prices over the long term do not accurately reflect the current earnings level. For these reasons, generally, market stock prices over certain periods are used. Considering recent market price trends, A.G.S. Consulting calculated a range of stock transfer ratios based on the arithmetic stock price averages of closing prices for one month, three months, six months before April 9, 2010, the reference date, and from the first business day after the March 17, 2010 announcement of the financial results for the first quarter of the fiscal year ending October 31, 2010, to the reference date. A.G.S. Consulting also employed the comparable multiples method and analyzed the comparable multiples of similar listed companies, considering that the method, which uses the stock prices and financial data of competitors, reflects the market situation objectively as the market stock price method does. The DCF method is based on the future cash flows (earnings capacity) of companies, and A.G.S. Consulting considered the method suitable for the valuation of the going concern. A.G.S. Consulting calculated the present corporate value of the Company and CHINTAI by discounting their future cash flow calculations based on their business plans, using a certain discount rate. No significant changes are expected in the companies’ profit plans that were used in the DCF method.

The table below shows the calculations of A.G.S. Consulting by each method. The range of stock transfer ratio is a range of numbers of common shares to be allotted for a common share of the Company assuming that the number of common shares of CHINTAI is one.

Range of stock transfer
	Method	ratios
(i)	Market stock price method	0.021 to 0.026
(ii)	Comparable multiples method	0.023 to 0.027
(iii)	DCF method	0.020 to 0.028
In calculating the stock transfer ratio, A.G.S. Consulting, in principle, used information and materials provided by both companies and information disclosed to the general public as they were and assumed that the information and materials were all accurate and complete. A.G.S. Consulting did not verify the accuracy or completeness of the information and materials independently. A.G.S. Consulting did not conduct any independent valuation, appraisal, or assessment of the assets and liabilities (including contingent claims) of either company or their subsidiaries and affiliates, or any analysis or valuation of each item of the assets and liabilities, nor did it request a third party to conduct any appraisal or assessment. A.G.S. Consulting’s stock transfer ratio calculation reflects information and economic conditions as of April 9, 2010.

Nakachi Corporate Finance analyzed the conditions for the stock transfers and, because the common shares of both companies have market stock prices, calculated a range of stock transfer ratios, using the average market stock price method. To examine and include factors that are not reflected in market stock prices, Nakachi Corporate Finance also calculated the value of both companies, using the discounted cash flow (DCF) method. In contrast, Nakachi Corporate Finance did not employ the method of analysis based on the multiples of similar public companies, because it is difficult to choose public companies similar to those that were evaluated. In principle, market stock prices at points of time close to the evaluation point are used in the average market stock price method. However, if only a market price at the evaluation point is used, aberrations could not be excluded. Nakachi Corporate Finance therefore calculated a range of stock transfer ratios based on the closing price on April 9, 2010, the reference date, and the averages of closing prices for one month and three months before the reference date. No significant changes are expected in the profit plans of the Company and CHINTAI that Nakachi Corporate Finance used as assumptions for its evaluation by the DCF method.

The table below shows the calculations of Nakachi Corporate Finance by each method. The range of stock transfer ratios is a range of numbers of common shares to be allotted for a common share of the Company if the number for a common share of CHINTAI is one.

Range of stock transfer
	Method	ratios
(i)	Average market stock price method	0.0201 to 0.0246
(ii)	DCF method	0.0200 to 0.0275
In calculating the stock transfer ratio, Nakachi Corporate Finance, in principle, used information and materials provided by both companies and information disclosed to the general public as they were, and assumed that the information and materials were all accurate and complete. Nakachi Corporate Finance did not independently verify the accuracy or completeness of the information and materials. Nakachi Corporate Finance did not conduct any independent valuation, appraisal, or assessment of the assets and liabilities (including contingent claims) of either company or their subsidiaries and affiliates, or any analysis or valuation of each item of the assets and liabilities, nor did it request a third party to conduct any appraisal or assessment. Nakachi Corporate Finance’s stock transfer ratio calculation reflects information and economic conditions as of April 9, 2010.

ii)	Process of the calculation

As described above, CHINTAI and the Company requested A.G.S. Consulting and Nakachi Corporate Finance respectively to calculate the stock transfer ratio for the stock transfer. Based on the results of the calculation by the third-party organizations and the results of due diligence that CHINTAI and the Company carried out on their respective third-party organizations, and considering the financial results and financial positions of, and the outlook for, both companies comprehensively, CHINTAI and the Company carefully discussed and negotiated the stock transfer ratio and reached a final agreement on April 12, 2010 that adopted the stock transfer ratio stated above as the appropriate ratio.

iii)	Relationships with the appraisal agencies

Neither A.G.S. Consulting nor Nakachi Corporate Finance is a related party of the Company or CHINTAI, nor do they have any important stake in the stock transfer.
(2)	The Company and CHINTAI have determined the capital stock, legal capital surplus, and legal retained earnings of ABLE CHINTAI HOLDINGS INC. when it is established as follows:
(i)	Capital stock: 3 billion yen

(ii)	Legal capital surplus: 750 million yen

(iii)	Legal retained earnings: 0 yen
The Company and CHINTAI have determined the capital stock, legal capital surplus, and legal retained earnings through consultation within the range set forth in the provision of Article 52 of the Regulations for Corporate Accounting, to ensure sound corporate capital and flexible capital policies.

4.	Appropriateness of the subscription rights to shares that will be issued by the Company and CHINTAI, as provided for in Item 3 of Paragraph 3 of Article 808, and Items 9 and 10 of Paragraph 1 of Article 773, of the Companies Act.

With respect to the subscription rights to shares that were issued by the Company and CHINTAI as stated in (1) and (2) below, the Company and CHINTAI will provide each holder with subscription rights to shares of ABLE CHINTAI HOLDINGS INC., which will substitute for the subscription rights to shares issued by the Company and CHINTAI, based on the details and rate set out in (1) and (2) below.

The Company and CHINTAI consulted from the viewpoint of equally protecting the rights of common shareholders and each holder of subscription rights to shares, and with consideration given to the details of each subscription right to shares and the rate of share transfer, and will provide each holder of subscription right to shares with the subscription rights to shares of ABLE CHINTAI HOLDINGS INC., which are substantially the same in details and in number as the subscription rights to shares held before the Joint Share Transfer Date.
(1)	The first subscription rights to shares of ABLE CHINTAI HOLDINGS INC. which are stated in attachment C to the share transfer plan will be provided to the holders of the eighth subscription rights to shares of CHINTAI Corporation (its details are stated in Attachment B to the share transfer plan) at the rate of one former subscription right to one latter subscription right.

(2)	The second subscription rights to shares of ABLE CHINTAI HOLDINGS INC., which are stated in attachment E to the share transfer plan will be provided to holders of the first subscription rights to shares of ABLE Inc. (the details are stated in Attachment D to the share transfer plan) at the rate of one former subscription right to one latter subscription right.
5.	Matters relating to CHINTAI
(1)	Financial statements for the latest fiscal year (fiscal year ended October 31, 2009)

Business Report

(November 1, 2008 to October 31, 2009)
1.	Current Status of the Group

(1)	Business Performance for the Fiscal Year Ended October 31, 2009

(i)	Business Progress and Results
     During the consolidated fiscal year under review, the Japanese economy continued to experience severe conditions in response to the ongoing turmoil in the global financial markets that began in the fall of 2008. Despite some signs of a recovery in domestic corporate earnings, the outlook remains harsh, with falling capital spending and worsening unemployment.
     The real estate rental market, which is closely related to the Group’s core business area, also faces very difficult conditions, with the number of new housing starts expected to fall below one million for the first time in 42 years. A breakdown reveals year-on-year declines in the number of new housing starts for rental housing for 11 consecutive months between December 2008 and October 2009, and a continued decrease in the supply of new rental units. The business conditions and employment situation have yet to improve, and consumers’ interest in moving to new rental units remains weak.
     Consumer confidence in leisure spending has dropped substantially. The fall in consumer spending on overseas travel has been particularly notable, reflecting the spread of the H1N1influenza, which first emerged at the end of April 2009.
     In this environment, the Group has adopted the management policy of “continuing to propose to consumers a free and rich life.” Under this policy, the Group has been working to promote its business and to strengthen and restructure its organization since January 28, 2009.
     As a result, for the consolidated fiscal year ended October 31, 2009, the Group achieved sales of 14,981 million yen (down 18.8% year on year), operating income of 3,150 million yen (down 3.0% year on year), ordinary income of 3,439 million yen (rising 40.0% year on year), and net income of 432 million yen (down 58.2% year on year).

     The results of each business segment (before eliminating intersegment transactions) are as follows:
     <Media Business>
     In the Media business, we took steps to help our existing client realtors strengthen their ability to attract customers by providing consulting and mass-promotion services in preparation for the spring and fall moving seasons.
     In December 2008, the CHINTAI NET website was renewed with a new feature called Sumu Machi Search (search the town to live in). The website provides information to meet the diverse needs of consumers seeking rental units so as to introduce units that suit each consumer. On the mobile website, CHINTAI MOBILE, a new feature called Flash View Search was added to significantly improve the usability of the home search function on mobile phones.
     The magazine, CHINTAI, has gone through changes in the publication process and integration of printing companies to achieve cost reduction. On July 1, 2009, we announced changes in some of the regional media strategies and implemented a policy of providing vacancy information more useful for consumers by further improving the medium value and efficiently allocating management resources to accommodate regional characteristics. We also launched intensive sales activities geared to local characteristics to acquire new clients in regional areas.
     The results were sales of 9,244 million yen (down 4.2 % year on year) and operating income of 3,505 million yen (up 1.3% year on year).
     <System-related Business >
     Sansui Co., Ltd. (consolidated subsidiary) has begun revising schemes for the development of systems for realtors and for systems maintenance and management. However, corporate spending on IT declined in 2009, a response to the economic downturn, and this resulted in lower revenue and profit on a year-on-year basis.
     As a consequence, the sales amounted to 1,107 million yen (down 19.2 % year on year) and operating income was 25 million yen (down 67.7 % year on year).
<Travel Business >
     CHINTAI Travel Service Co., Ltd. (consolidated subsidiary) suffered from weak sales given depressed low consumer spending and a fall in the corporate demand. The effect of the outbreak of H1N1 influenza at the end of April 2009 aggravated demand conditions by causing numerous cancellations and travel postponements around and during Golden Week, which is normally a peak season.
     As a result, sales ended at 1,642 million yen (down 39.9 % year on year), with an operating loss of 88 million yen (down 25.4 % year on year).
<Insurance Agency Business >
     AC Service Co., Ltd. (consolidated subsidiary) faced challenges acquiring new contracts as a result of lower demand for changing rental housing caused by the slow economy. In this environment, we took steps to increase the rate of insurance policy renewal and to maintain the level of sales by improving renewal guidance via direct mail and telephone to policyholders with policies soon to expire.
     As a consequence, sales increased to 906 million yen (up 2.9 % year on year) and operating income rose to 565 million yen (up 7.8 % year on year).
<Entertainment Business >
     Koransha Inc. (consolidated subsidiary) and a non-consolidated subsidiary, Good Hope Production Inc. (a wholly-owned subsidiary of Koransha Inc.) focused their business activities on major performances, such as those of the Leningrad State Ballet. In addition, Esprit, the final performance of Ms. Tamiyo Kusakari, one of the most prominent prima ballerinas in Japan, was held in April 2009 and met with a favorable reception. Moreover in March 2009, the Company took measures to strengthen its organization by reshuffling its management, including replacing the president.

     However, demand remained weak and customer attendance continued to decline, particularly for regional performances. With sales also declining in the Kanto Prefecture districts surrounding Tokyo, the entertainment business struggled as a whole.
     As a consequence, sales decreased to 2,278 million yen (down 19.6 % year on year), with an operating loss of 227 million yen (down 47.2 % year on year).
     During the consolidated fiscal year under review, inappropriate accounting practices concerning accounts payable and cost of goods sold committed by the former president and certain former employees of the Group from the year ended October 31, 2007 until the second quarter of the year ended October 31, 2009 were discovered. Based on the investigations, we have concluded that this misconduct was a result of inadequate internal control, monitoring of financial reports and management of control activities.
     As a remedy for these inappropriate accounting practices, corrected versions of the financial statements for the past two years, the semiannual reports for the previous fiscal year, and quarter reports for the fiscal year under review were prepared based on the Financial Instruments and Exchange Act and submitted to the Kanto Finance Bureau on September 10, 2009.
     The Group will take corrective measures to prevent a recurrence and carry out more appropriate control activities.
     We sincerely hope to receive your continued support.
     (ii) Capital Investment Activities
     Total capital investment of the Group during the consolidated fiscal year under review amounted to 2,046 million yen. This consists primarily of investment properties acquired by CHINTAI Corporation for 1,835 million yen.
     (iii) Financing Activities
     No particular report to make
     (iv) Business Transfer, Absorption-type Split, and Incorporation-type Company Split
     Not applicable
     (v) Business Transferred from Other Companies
     Not applicable
     (vi) Succession of Rights and Obligations in Connection with Other Companies’ Business through mergers and acquisitions or absorption-type split.
     Not applicable
     (vii) Acquisition and Disposal of Shares in Other Companies, Other Equity, or Stock Acquisition Rights
     Not applicable
(2)	Assets and Operating Results for the Most Recent Three Years
(i)	Status of the Group consisting of the Company and its subsidiaries

				18th term
				(consolidated
				fiscal year
	15th term	16th term	17th term	under review)
	(ended Oct	(ended Oct	(ended Oct	(ended Oct 31,
Category	31, 2006)	31, 2007)	31, 2008)	2009)
Net sales (million yen)	16,435	19,422	18,450	14,981
Net income (million yen)	2,752	2,792	1,034	432
Net income per share (yen)	5,174.63	5,125.24	1,888.83	818.40
Total assets (million yen)	16,950	18,266	17,076	16,366
Net assets (million yen)	11,266	13,403	13,320	12,521
Net assets per share (yen)	20,993.90	24,433.45	24,379.96	24,213.48

Notes: 1.	A lump sum of 107 million yen was recorded as an extraordinary loss on prior period adjustment in the consolidated financial statements based on the Companies Act.

2.	Overview of corrections made to records of past years

The table below indicates the profit and loss in past fiscal years due to inappropriate accounting practices.
(unit: million yen)

		Before correction	After correction	Balance
	Category	(A)	(B)	(B-A)
16th term (ended Oct 31, 2007)	Net sales	19,422	19,422	—
	Net income	2,792	2,668	(123)
17th term (ended Oct 31, 2008)	Net sales	18,450	18,450	—
	Net income	1,034	1,051	16
(ii)	Status of the Company alone

				18th term
				(fiscal year
	15th term	16th term	17th term	under review)
	(ended Oct	(ended Oct	(ended Oct	(ended Oct 31,
Category	31, 2006)	31, 2007)	31, 2008)	2009)
Net sales (million yen)	10,522	10,686	9,647	9,244
Net income (loss) (million yen)	2,407	2,441	1,375	(381)
Net income (loss) per share (yen)	4,527.36	4,481.63	2,511.09	(721.25)
Total assets (million yen)	14,073	15,240	14,778	13,699
Net assets (million)	10,895	12,683	12,951	11,343
Net assets per share (yen)	20,302.39	23,121.19	23,704.14	21,933.76

Notes: 1.	A lump sum of 107 million yen was recorded as an extraordinary loss on prior period adjustment in the non-consolidated financial statements based on the Companies Act.

2.	Overview of corrections made to records of past years

The table below indicates the profit and loss in past fiscal years due to inappropriate accounting practices.
(unit: million yen)

		Before correction	After correction	Balance
	Category	(A)	(B)	(B-A)
16th term (ended Oct 31, 2007)	Net sales	10,686	10,686	—
	Net income	2,441	2,367	(74)
17th term (ended Oct 31, 2008)	Net sales	9,647	9,647	—
	Net income	1,375	1,385	9
(3)	Status of Parent Company and Principal Subsidiaries
(i)	Relationship with the parent company

Not applicable

(ii)	Principal subsidiaries

	Capital (million	Voting share of the
Company name	yen)	Company (%)	Main business
Sansui Co., Ltd.	70	100.0	System development
CHINTAI Travel Service Co., Ltd.	330	100.0	Travel business
AC Service Co., Ltd.	220	100.0	Insurance agency
Koransha Inc.	10	100.0	Show business

Notes: 1.	Since the Company sold all of its shares in HDA Inc. (guarantee agency), HDA Inc. was excluded from the Company’s consolidated subsidiaries.

2.	Monthly CHINTAI Co., Ltd. (monthly rental business) completed its special liquidation on September 25, 2009, and is therefore excluded from the Company’s consolidated subsidiaries.

3.	CHINTAI Travel Service Co., Ltd. (travel business) offered 220 shares for subscription at one million yen per share (total capitalization of 110 million yen) on October 30, 2009, with the offering underwritten by the Company.
(4)	Future Challenges
     The turmoil in the financial markets associated with the subprime loan issue in the United States has had a profound impact on the real economy. It has resulted in a negative trend in the demand for rental units in the rental home market, which is the major area of operations for the Group.
     In this environment, the Group has focused on the following key areas for the expansion of its business.
     (i) Concentration in large cities:
     In December 2008, the Company began to offer Sumu Machi Search (search the town to live in) in the Tokyo metropolitan area, to help consumers find towns in which they would like to live based on their interests and preferences. This has expanded consumers’ options in their search for rental units. In the future this service will also be launched in the Kinki region.
     (ii) Opening the student market:
     The Company will step up its efforts to open up the market of students (aged between 25 and 34), who will form the core market in the future.
     Specifically, we have launched Gakusei CHINTAI (student rentals) on the web, to help students find single-person units when starting college by allowing them to seek rental accommodations based on the time of commute, the surrounding environment, and the realtors recommended by their college.
     We will also increase our presence among students by, for instance, continuing to support the Tokyo Big 6 Baseball League.
(5)	Principal Businesses (as of October 31, 2009)

Business description	Principal services
Media business	Advertising services using the information magazine, “CHINTAI,” the websites, and information services for mobile phones, etc.

System development	System development, operation, and maintenance, sale of device software, development of key systems for real estate companies, groupware management, etc.

Travel business	Sale of air tickets for overseas travel, introduction of overseas apartments and hotels, etc.

Insurance agency	Sales agency for tenant insurance

Entertainment business	Brokerage for planning, production, and showing of various performance events such as ballet, music, and performing arts
(6)	Main Offices (as of October 31, 2009)

The Company	Head office: Minato-ku, Tokyo; Sapporo branch: Sapporo, Hokkaido; Sendai branch: Sendai, Miyagi; Nagoya branch: Nagoya, Aichi; Osaka branch: Osaka, Osaka; Hiroshima branch; Hiroshima, Hiroshima; Kyushu branch: Fukuoka, Fukuoka

Sansui Co., Ltd.	Head office: Minato-ku, Tokyo

CHINTAI Travel Service Co., Ltd.	Head office: Minato-ku, Tokyo

AC Service Co., Ltd.	Head office: Minato-ku, Tokyo

Koransha Inc.	Head office: Bunkyo-ku, Tokyo

(7)	Employees (as of October 31, 2009)

(i)	Employees of the Group

Names of segment by business type	Number of employees
Media business	108 (16)
System development business	26 (2)
Travel business	20 (3)
Insurance agency business	8 (3)
Entertainment business	27 (5)

Total	189 (29)

Note:	The number of employees represents the number of full-time employees. The annual average numbers of part-time and temporary workers are provided in parentheses, which are not included in the total.
(ii)	Employees of the Company

The number of	Change from the end
employees	of the previous term	Average age	Average service years
108(16)	3 (-2)	34.0	4.6

Note:	The number of employees represents the number of full-time employees. The annual average numbers of part-time and temporary workers are provided in parentheses, which are not included in the total.
(8)	Principal Lenders (as of October 31, 2009)

Lender	Outstanding loan amount
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	700 million yen
Mizuho Bank Ltd.	471
Resona Bank Ltd.	400
(9)	Other important matters concerning the current status of the Group
Not applicable
2.	Current Status of the Company

(1)	Shares (as of October 31, 2009)
(i)	Number of authorized shares: 2,200,000 shares

(ii)	Number of shares outstanding: 550,348 shares

(iii)	Number of shareholders: 9,253

(iv)	Major shareholders (ten largest)

Shareholder name	Number of shares held	Percentage of Total Shares
Shigeru Sato	187,969 shares	36.34%
Mint Sha Co., Ltd.	144,320	27.90
Societe Generale Private Banking (Japan) Ltd. Trustee of non-discretionary securities trust	21,660	4.18
Mellon Bank, N.A. Treaty Client Omnibus	20,000	3.86
CB New York Cho Associates	8,117	1.56
Shinji Sato	6,000	1.16
ABLE INC.	2,280	0.44
Luxembourg Offshore JASDEC Lending Account	2,270	0.43
The Bank of New York Treaty JASDEC Account	2,171	0.41
Yoichi Sugiyama	2,020	0.39

Note:	Treasury stock (33,200) has been excluded in the calculation of the percentage of total shares.

(2)	Stock Acquisition Rights

(i)	Stock acquisition rights held by the Company’s directors, which have been issued as compensation for the performance of their duties (as of October 31, 2009)

i.	Stock acquisition rights issued by resolution of the ordinary general meeting of shareholders held on January 27, 2005
•	Number of stock acquisition rights 1,330 (two shares per stock acquisition right)

•	Number of shares underlying stock acquisition rights 2,660 shares

•	Exercise period From November 1, 2007 to October 31, 2011

•	Status of stock acquisition rights held by the Company’s directors

The number of
shares underlying
	The number of stock	stock acquisition	The number of
	acquisition rights	rights	holders
Directors	—	—	—
Outside Directors	300	600	1
Statutory Auditors	—	—	—
ii.	Stock acquisition rights issued by resolution of the ordinary general meeting of shareholders held on January 27, 2005
•	Number of stock acquisition rights 1,050 (two shares per stock acquisition right)

•	Number of shares underlying stock acquisition rights 2,100 shares

•	Exercise period From November 1, 2007 to October 31, 2011

•	Status of stock acquisition rights held by the Company’s directors

Number of shares
	Number of stock	underlying stock
	acquisition rights	acquisition rights	Number of holders
Directors	300	600 shares	1
Outside Directors	—	—	—
Statutory Auditors	—	—	—
(ii)	Stock acquisition rights issued to employees as compensation for the execution of their duties during the fiscal year under review
Not applicable
(3)	Officers

(i)	Directors and Statutory Auditors
(as of October 31, 2009)

Position in the Company	Names	Responsibilities and important concurrent positions
Representative Director/Chairman	Shigeru Sato	Representing Director of Mint Sha Co., Ltd.

Representative Director/President	Seiji Tezuka

Executive Vice President	Michito Kaji	Representing Director/President of Koransha Inc.

Executive Vice President	Takayuki Kondou

Executive Director	Tatsuhiko Hatoyama

Director	Yasuhide Tsuboi

Director	Naoki Kitahara	Representing Director/Vice President of Sansui Co., Ltd.
Representing Director/President of AC Service Co., Ltd.

Director	Yoichi Sugiyama	Representing Director/President of Sugiyama Glass Kabushiki Kaisha

Director	Yasutaka Yanase	Representing Director of Kabushiki Kaisha TCOI
Representing Director/President of Kabushiki Kaisha Chauffeur Service

Full-time Statutory Auditor	Mamoru Tamura

Full-time Statutory Auditor	Yasuhiro Owaki

Statutory Auditor	Masayoshi Shirota	Director, Executive Partners Inc.

Statutory Auditor	Kosei Watanabe	Partner, OH-EBASHI LPC & PARTNERS

Notes: 1.	Messrs Yoichi Sugiyama and Yasutaka Yanase, the Directors, are outside directors.

2.	Messrs Masayoshi Shirota and Kosei Watanabe, the Statutory Auditors, are outside statutory auditors.

(ii)	Directors and Statutory Auditors who retired from their positions in the fiscal year under review

		Reason for	Position, responsibilities, and important
Name	Date of retirement	retirement	concurrent positions at the time of retirement
Masami Yokoyama	August 31, 2009	Resigned	Director of the Company
Representing Director/President, CHINTAI Travel Service Co., Ltd.
(iii)	Compensation paid to Directors and Statutory Auditors

Category	Number of paid officers	Amount paid
Directors	11	357 million yen
(outside directors included)	(2)	(8)
Statutory Auditors	5	19
(outside Statutory Auditors included)	(3)	(3)
Total	16	376
(outside officers included)	(5)	(11)

Notes: 1.	The amount of compensation paid to Directors does not include salaries paid to employees concurrently holding a position as director.

2.	An extraordinary general meeting of shareholders held on October 12, 2001 resolved that the maximum amount of compensation for directors would not exceed 800 million yen per annum (excluding salaries for employees).

3.	The 7th ordinary general meeting of shareholders held on January 29, 1999 resolved that the maximum amount of compensation for statutory auditors would not exceed 30 million yen per annum.

4.	The above amounts of compensation include the following:

• Compensation paid to one director and one statutory auditor who retired at the conclusion of the 17th ordinary general meeting of shareholders held on January 28, 2009.

• Officers’ bonuses amounting to 31 million yen (30 million yen for nine directors and 1 million yen for four statutory auditors) paid during the fiscal year under review.
(iv)	Matters concerning outside officers

i.	Important positions in other organizations held concurrently and the relationships between the Company and such other organizations
•	Mr. Yoichi Sugiyama, a Director, concurrently holds the position of Representing Director/President of Sugiyama Glass Kabushiki Kaisha. The Company has no particular relationships with this Company.

•	Mr. Yasutaka Yanase, a Director, concurrently holds the positions of Representing Director of Kabushiki Kaisha TCOI and Representing Director/President of Kabushiki Kaisha Chauffeur Service. The Company has no particular relationships with these companies.

•	Mr. Masayoshi Shirota, a Statutory Auditor, concurrently holds the position of Director of Executive Partners Inc. The Company has no particular relationship with this Company.

•	Mr. Kosei Watanabe, a Statutory Auditor, concurrently holds the position of Partner of OH-EBASHI LPC & PARTNERS. The Company has an advisory agreement with OH-EBASHI LPC & PARTNERS.
ii.	Major activities in the fiscal year under review

Activities
Yoichi Sugiyama, Director	Attended 20 of 20 meetings of the Board of Directors held during the fiscal year under review. He contributes his perspective as a business manager in another industry by providing advice and proposals to ensure the appropriateness and validity of decisions made by the Board of Directors.

Yasutaka Yanase, Director	Attended 18 of 20 meetings of the Board of Directors held during the fiscal year under review. He contributes his perspective as a business manager in another industry by providing advice and proposals to ensure the appropriateness and validity of decisions made by the Board of Directors.

Masayoshi Shirota, Statutory Auditor	Attended 19 of 20 meetings of the Board of Directors and 17 of 19 meetings of the Board of Corporate Auditors held during the fiscal year under review. He contributes his perspective as a business manager in another industry by providing advice and proposals to ensure the appropriateness and validity of decisions made by the Board of Directors. At meetings of the Board of Corporate Auditors, he also provides necessary remarks about the Company’s accounting system and internal auditing.

Kosei Watanabe, Statutory Auditor	Attended 13 of 20 meetings of the Board of Directors and 11 of 19 meetings of the Board of Corporate Auditors held during the fiscal year under review. He provides expert opinions from the perspective of an attorney to help ensure the appropriateness and validity of decisions made by the Board of Directors at the board meetings. In the meetings of the Board of Corporate Auditors, he provides necessary remarks about the Company’s legal compliance and internal auditing as appropriate.
iii.	Overview of the measures for the inappropriate accounting practices
     As previously noted, inappropriate accounting practices concerning accounts payable and cost of goods sold committed by the former president and certain former employees of the Group were discovered in the consolidated fiscal year under review.
     Outside statutory auditors, Messrs. Masayoshi Shirota and Kosei Watanabe, regularly provide advice to the Board of Directors and management for improvement of the governance structure and compliance system. Particularly following the discovery of the accounting misconduct mentioned earlier, they have contributed their opinions and proposals to prevent the recurrence of such practices.
iv.	Overview of the provisions of contracts for the limitation of liability
     In accordance with the provisions of Article 427-1 of the Companies Act, the Company has signed the agreement with each of the outside directors and outside statutory auditors to limit the liability for damages specified in Article 423-1 of the same law.
     The maximum amount of liability for damages based on the above agreement is the amount set forth in the laws and ordinances.
(4)	Independent Auditor

(i)	Name of the independent auditor: Ernst & Young ShinNihon LLC

(ii)	Amount of Compensation

Amount paid
Compensation to be paid to independent auditors for the fiscal year under review.	38 million yen
Compensation to be paid to independent auditors for the correction of amounts in the previous year (Financial Instruments and Exchange Law)	8
The total amount of cash and other assets to be paid by the Company and subsidiaries to independent auditors	46

Note:	The auditing contract between the Company and the independent auditor makes no distinction between auditing services based on the Companies Act and auditing services based on the Financial Instruments and Exchange Law. Moreover, since no distinction can be made in practice, the amount of compensation to be paid for the fiscal year under review represents the total amount.
(iii)	Details of non-audit services
     Not applicable
(iv)	Policy concerning decisions to dismiss or to not reappoint independent auditors
     When difficulties arise with respect to the independent auditors’ performance of their responsibilities, or when the Board deems necessary, the dismissal or non-reappointment of independent auditors shall take place at the general meeting of shareholders, with the approval of the Board of Corporate Auditors, or based on a request by the Board of Corporate Auditors.
     The Board of Corporate Auditors dismisses an independent auditor based on the approval of all auditors when the Board of Corporate Auditors deems that Article 340—1 of the Companies Act applies. In this case, the auditors selected by the Board of Corporate Auditors shall announce the dismissal of the independent auditor and report the reason for the dismissal at the first general meeting of shareholders held after the dismissal.
(5)	Systems for Securing the Appropriateness of Operations
     The following is an overview of the system for ensuring directors’ compliance with laws and with the Articles of Incorporation, and the system for ensuring the appropriateness of other operations of the Company.
(i)	System for ensuring directors’ compliance with laws and with the Articles of Incorporation
     A code of ethics will be established in addition to the charter of corporate behavior, and external experts will be used as necessary to prevent any violation of laws or the Articles of Incorporation. Measures will be taken to strengthen the governance structure, including requiring that a director who discovers any violation of laws or of the Articles of Incorporation by another director, immediately report to the auditors and the Board of Directors.
(ii)	System for the storage and management of information concerning directors’ execution of duties
     Based on the document management rules, information on the performance of directors’ duties must be maintained and controlled in an appropriate manner that enables easy and accurate searches given the particular storage medium. Important documents will remain available for viewing for at most ten years as necessary.
(iii)	Rules and systems concerning the management of the risk of loss
i. The Company will strive to understand the risks involved in its operations and to organize the structure of management and persons responsible for managing individual risks.
ii. Rules for crisis management will be established as the foundation for the system of risk management, individuals responsible for managing each risk will be selected, and a risk management system based on these rules will be developed.

(iv)	System for ensuring the efficiency of directors’ execution of duties
i. As the foundation for ensuring the efficiency of directors’ execution of duties, the Board of Directors will hold regular monthly meetings as well as extraordinary meetings when necessary.
ii. For the performance of duties based on decisions by the Board of Directors, the organizational rules and rules for the division of work shall specify the individuals responsible for each operation, his/her responsibilities, and the details of performance procedures.
(v)	System for ensuring employees’ compliance with laws and with the Articles of Incorporation
i. Basic rules for compliance will be established as the basis of the compliance system. A division in charge of compliance will be created to develop and maintain the compliance system, and guidelines will be issued and training provided as necessary.
ii. An internal auditing department independent of the business departments will be created.
iii. Any director who discovers a serious legal violation or other important fact concerning compliance must immediately report to the auditors and the Board of Directors.
iv. An internal reporting system in which a third party directly receives the reports will be developed as an internal system for reporting any violations of laws and regulations and other facts concerning compliance, and will be operated based on the internal reporting rules.
v. Auditors may raise opinions and seek improvement measures should they identify any problems in the Company’s legal compliance system and internal reporting system.
(vi)	System for securing the appropriate implementation of operations by the Group, comprising of the Company and its subsidiaries
     To ensure the appropriateness of the operations of Group companies, a charter of corporate behavior will be established as guidelines applicable to all Group companies, based on which each company of the Group shall develop its own rules.
(vii)	System for accommodating statutory auditors’ requests for assistant employees
     Upon request by statutory auditors or when necessary, the Company may assign individuals from the Company’s employees to assist the statutory auditors.
(viii)	Independence of the above employees assisting auditors from directors
     When necessary, the involvement of the Board of Corporate Auditors in matters regarding personnel changes and the compensation of such employees assisting auditors, will be permitted.
(ix)	System for reporting by directors and employees to statutory auditors, and other systems associated with reporting to statutory auditors
     Rules for the timing and contents of reports by directors and employees to auditors will be determined, based on which directors and employees will report to auditors the important matters that affect the operations or performance of the Company.
(x)	Other systems for securing the effectiveness of audit by statutory auditors
     Irrespective of the previous paragraph, auditors may request directors and employees to report as necessary.
(6)	Basic policy for corporate governance
     Not applicable

Consolidated Balance Sheet
(As of October 31, 2009)

(Unit: thousand yen)
Account title	Amount
Assets
Current asset	11,915,966
Cash and deposits	9,821,946
Notes and accounts receivable-trade	805,004
Finished goods	7,023
Work in process	11,616
Supplies	2,951
Advance payments-trade	221,752
Prepaid expenses	145,094
Deferred tax assets	113,939
Short-term loans receivable	690,358
Other	100,921
Allowance for doubtful accounts	(4,643)
Noncurrent assets	4,450,952
Property, plant and equipment	266,643
Buildings	182,316
Tools, furniture and fixtures	57,715
Land	26,610
Intangible assets	1,033,680
Right of trademark	417,695
Software	603,691
Other	12,293
Investments and other assets	3,150,629
Investment securities	712,854
Stocks of subsidiaries and affiliates	23,615
Long-term loans receivable	95,236
Deferred tax assets	84,207
Real estate for investment	1,798,618
Other	457,277
Allowance for doubtful accounts	(21,181)

Total assets	16,366,919

Liabilities
Current liabilities	3,384,167
Accounts payable-trade	125,020
Short-term loans payable	1,536,000
Accounts payable-other	321,511
Accrued expenses	16,661
Income taxes payable	717,850
Advances received	354,083
Deposits received	192,346
Unearned revenue	5,120
Provision for bonuses	66,135
Provision for directors’ bonuses	35,290
Other	14,148
Noncurrent liabilities	460,799
Long-term loans payable	35,000
Provision for retirement benefits	48,775
Other	377,023

Total liabilities	3,844,967

Net assets
Shareholders’ equity	12,552,378
Capital stock	2,070,079
Capital surplus	3,165,016
Retained earnings	8,204,225
Treasury stock	(886,941)
Valuation and translation adjustments	(30,427)
Valuation difference on available-for-sale securities	(30,427)

Total net assets	12,521,951

Total liabilities and net assets	16,366,919

(Note)	Figures less than one thousand yen are omitted

Consolidated Statements of Income
(From November 1, 2008 to October 31, 2009)

	(Unit: thousand yen)
Account title	Amount
Net sales		14,981,905
Cost of sales		6,286,682

Gross profit		8,695,222

Selling, general and administrative expenses		5,544,654

Operating income		3,150,568

Non-operating income
Interest income	13,827
Dividends income	318,725
Rent of real estate for investment	138,728
Other	63,346	534,627
Non-operating expenses
Interest expenses	17,163
Foreign exchange losses	32,321
Loss on valuation of derivatives	17,644
Loss on investments in silent partnership	65,543
Rent expenses on real estate	80,730
Other	32,666	246,070

Ordinary income		3,439,125

Extraordinary income
Gain on sales of noncurrent assets	1,062
Reversal of allowance for doubtful accounts	154
Reversal of provision for directors’ bonuses	7,900
Surrender value of insurance	53,234	62,351
Extraordinary loss
Impairment loss	1,041,169
Loss on retirement of noncurrent assets	10,163
Loss on sales of investment securities	31,994
Loss on sales of stocks of subsidiaries and affiliates	77,480
Loss on prior period adjustment	107,396	1,268,204

Income before income taxes		2,233,272

Income taxes-current		1,329,185
Income taxes-deferred		471,455

Net income		432,631

(Note)	Figures less than one thousand yen are omitted

Consolidated Statement of Changes in Net Assets
(From November 1, 2008 to October 31, 2009)

(Unit: thousand yen)
Shareholders’ equity
Capital stock
Balance at the end of previous period	2,070,079
Changes of items during the period
Total changes of items during the period	—

Balance at the end of the period	2,070,079

Capital surplus
Balance at the end of previous period	3,165,016
Changes of items during the period
Total changes of items during the period	—

Balance at the end of the period	3,165,016

Retained earnings
Balance at the end of previous period	8,390,939
Changes of items during the period
Dividends from surplus	(619,346)
Net income	432,631

Total changes of items during the period	(186,714)

Balance at the end of the period	8,204,225

Treasury stock
Balance at the end of previous period	(286,959)
Changes of items during the period
Purchase of treasury stock	(599,982)

Total changes of items during the period	(599,982)

Balance at the end of the period	(886,941)

Total shareholders’ equity
Balance at the end of previous period	13,339,075
Changes of items during the period
Dividends from surplus	(619,346)
Net income	432,631
Purchase of treasury stock	(599,982)

Total changes of items during the period	(786,696)
Balance at the end of the period	12,552,378

(Unit: thousand yen)
Valuation and translation adjustments
Valuation difference on available-for-sale securities
Balance at the end of previous period	(18,086)
Changes of items during the period
Net changes of items other than shareholders’ equity	(12,341)

Total changes of items during the period	(12,341)

Balance at the end of the period	(30,427)

Total valuation and translation adjustments
Balance at the end of previous period	(18,086)
Changes of items during the period
Net changes of items other than shareholders’ equity	(12,341)

Total changes of items during the period	(12,341)

Balance at the end of the period	(30,427)

Total net assets
Balance at the end of previous period	13,320,989
Changes of items during the period
Dividends from surplus	(619,346)
Net income	432,631
Purchase of treasury stock	(599,982)
Net changes of items other than shareholders’ equity	(12,341)

Total changes of items during the period	(799,038)

Balance at the end of the period	12,521,951

(Note)	Figures less than one thousand yen are omitted

Notes to Consolidated Financial Statements
1.	Significant matters providing the basis for preparing the Consolidated Financial Statements
(1)	Scope of consolidation
(i)	State of consolidated subsidiaries

— Number of consolidated subsidiaries:	4

— Names of major consolidated subsidiaries:	Sansui Co., Ltd.
AC Service Co., Ltd.
CHINTAI Travel Service Co., Ltd.
Koransha Inc.

Since the Company sold all of its shares in HDA Inc. in the consolidated fiscal year under review, HDA Inc., which was a consolidated subsidiary in the previous consolidated fiscal year, is no longer a subsidiary. It is therefore excluded from the scope of consolidation.

Monthly CHINTAI Co., Ltd. completed its liquidation procedure on September 25, 2009, and is no longer a subsidiary. It is therefore excluded from the scope of consolidation.
(ii)	State of non-consolidated subsidiaries

— Names of major non-consolidated subsidiaries:	Good Hope Production Inc.
CHINTAI Advertising (Shianghai) Co, Ltd.
Of the above, CHINTAI Advertising (Shianghai) Co, Ltd. was newly founded in the consolidated fiscal year under review.

— Reason for non-consolidation	These non-consolidated subsidiaries are excluded from the scope of consolidation because they are small in scale, and their total assets, net sales, net income or net loss (amount corresponding to equity), retained earnings (amount corresponding to equity), and the like have no significant effect on consolidated financial statements.
(2)	Application of equity method

State of non-consolidated subsidiaries to which the equity method is not applied

— Names of major companies:	Good Hope Production Inc.
CHINTAI Advertising (Shianghai) Co, Ltd.

— Reason for not applying the equity method:	These non-consolidated subsidiaries are excluded from the scope of equity method application because their exclusion produces minor effects on consolidated financial statements and has no significance as a whole in light of their respective net income or net loss (amount corresponding to equity), retained earnings and other items.
(3)	Matters concerning fiscal year of consolidated subsidiaries, etc.

The closing dates of all consolidated subsidiaries are consistent with the consolidated closing date.
(4)	Matters concerning significant accounting policies
(i)	Valuation standard and valuation method of major assets
a.	Marketable securities
—	Other securities

(Securities with fair market value)

Market value method based on the market value quoted on the consolidated closing date (valuation differences are directly charged or credited to shareholders’ equity, and the cost of securities sold is calculated using the moving-average method) has been adopted.

(Securities without fair market value)

Cost accounting method using the moving average method has been adopted.

The net amount corresponding to equity is applied to the investment in limited liability investment partnerships and associations of similar kind.
b.	Inventory

— products and work in process	The cost method based on the specific identification method (the balance sheet value is calculated by reducing the book value based on decreased profitability) has been adopted.

— stock	The cost method based on the last purchase price method (the balance sheet value is calculated by reducing the book value based on decreased profitability) has been adopted.

(Changes in accounting policies)

Starting in the consolidated fiscal year under review, the Accounting Standard for Measurement of Inventories (ASB Standard No. 9; July 5, 2006) has been applied.

The effect of this change on the operating income, ordinary income, and income before taxes is negligible.
c.	Derivatives

Market value method has been adopted.
(ii)	Depreciation and amortization methods used for material depreciable and amortizable assets

a. Tangible fixed assets	The declining-balance method has been adopted (buildings acquired on and after April 1, 1998 (excluding annexed facilities) are depreciated using the straight-line method).

The useful life of major assets is as follows:

— buildings 3 - 50 years
— tools, appliances, equipment 3 - 20 years

b. Intangible fixed assets	The straight-line method has been adopted.

Software for internal use is amortized using the straight-line method based on the effective period of internal use (five years).
(iii)	Accounting standards for significant allowances

a. Allowance for doubtful accounts	To prepare for loss on doubtful accounts receivables, for general receivables, amounts expected to become uncollectible are provided based on the rate of actual credit loss, and for specific receivables including doubtful receivables, based on consideration of their individual collectability.

b. Allowance for employees’ bonuses	To prepare for bonus payments to employees, amounts that need to be paid in the consolidated fiscal year under review are provided as estimates.

c. Allowance for directors’ bonuses	To prepare for bonus payments to the directors of the Company and certain of its consolidated subsidiaries, amounts that need to be paid are provided as estimates.

d. Allowance for retirement benefits	To prepare for retirement benefits paid to employees of certain of the Company’s consolidated subsidiaries, an allowance is provided on the basis of estimated amounts of retirement benefit obligations at the end of the consolidated fiscal year under review.
(iv)	Accounting method for significant lease transactions

Among finance lease transactions other than those that are deemed to transfer the ownership of leased assets to lessees, the lease transactions that start on or prior to March 31, 2008, are accounted for by the method for ordinary lease transactions.

(v)	Other important matters for the production of consolidated financial statements

Accounting method for consumption taxes	The tax-exclusion method is used for the calculation of consumption tax.
(5)	Matters relating to valuation method for assets and liabilities of consolidated subsidiaries

All assets and liabilities of consolidated subsidiaries are valued using the full fair value method.
(6)	Matters concerning goodwill amortization	Goodwill is equally amortized over the period of ten years.
The entire amount of Goodwill is treated as an impairment loss in the consolidated fiscal year under review.
2.	Changes to significant matters providing the basis for preparing Consolidated Financial Statements
(Accounting standards concerning lease transactions)
     Starting the current consolidated fiscal year under review, the Accounting Standard for Lease Transactions (ASB Standard No.13 (issued by the First Panel of Corporate Accounting Council on June 17, 1993, and revised on March 30, 2007), and the Guidance on Accounting Standard for Lease Transactions (ASB Guidance No.16, (issued by the accounting system committee at the Japanese Institute of Certified Public Accountants on January 18, 1994, and revised on March 30, 2007) are applied. Accordingly, the accounting standards for finance lease transactions that do not involve transfer of ownership have been changed to the accounting methods for ordinary sales and purchase transactions, from the previous accounting methods for ordinary lease transactions.
     Finance lease transactions not involving transfers of ownership that commenced prior to the first year of implementation of the new standards were treated in accordance with the ordinary accounting procedure for operating lease transactions. The change had no impact on operating income, ordinary income, and net income before taxes and adjustments.
3.	Notes to Consolidated Balance Sheets
(1)	Pledged assets and secured liabilities

Assets pledged
Cash and deposits	24,000,000 yen
Buildings	4,066,000 yen
Land	11,215,000 yen

Secured liabilities

The above cash and deposits are pledged as collateral for accounts payable of 12,607,000 yen. The buildings and land are pledged as collateral for derivative transactions.
(2)	Accumulated depreciation

Accumulated depreciation for tangible fixed assets	509,977,000 yen
Accumulated depreciation for investment properties	36,967,000 yen
The accumulated depreciation for tangible fixed assets includes accumulated impairment losses.
4.	Notes to Consolidated Statements of Changes in Net Assets
(1)	Total number of issued shares

	Number of shares	Increase in shares	Decrease in shares	Number of shares as
	as of the previous	during this	during this	of this
	consolidated	consolidated	consolidated	consolidated
Class of shares	fiscal year end	fiscal year	fiscal year	fiscal year end
Common stock	550,348	—	—	550,348
(2)	Number of shares of treasury stock

	Number of shares as	Increase in shares	Decrease in shares	Number of shares as
	of the previous	during this	during this	of this
	consolidated	consolidated	consolidated	consolidated
Class of shares	fiscal year end	fiscal year	fiscal year	fiscal year end
Common stock	3,957	29,243	—	33,200

Note: An increase of 29,243 shares of treasury stock was attributed to purchases in the stock market.
(3)	Dividends from surplus

(i)	Dividends paid to shareholders
a.	Resolution approved at 17th annual general meeting of shareholders held on January 28, 2009

Total dividends	218,556,000 yen
Dividend per share	400 yen
Record date	October 31, 2008
Effective date	January 29, 2009
b.	Resolution on dividends approved at the Board of Directors’ meeting held on June 15, 2009

Total dividends	400,789,000 yen
Dividends per share	775 yen
Record date	April 30, 2009
Effective date	July 10, 2009
(ii)	Dividends with a record date during the fiscal year but an effective date subsequent to the fiscal year
a.	Deliberated at the 18th annual general meeting of shareholders held on January 28, 2010

Total dividends	400,789,000 yen
Dividends per share	775 yen
Record date	October 31, 2009
Effective date	January 29, 2010
(4)	New share subscription rights as of the end of the consolidated fiscal year

	Resolution at annual	Resolution at annual	Resolution at annual
	general meeting of	general meeting of	general meeting of
	shareholders held on	shareholders held on	shareholders held on
	January 27, 2005	January 27, 2005	January 27, 2005
Class of underlying shares	Common stock	Common stock	Common stock
Number of underlying shares	2,660	2,200	2,100
Outstanding new share subscription rights	1,330	1,100	1,050
5.	Notes to tax effect accounting

(1)	Major components of deferred tax assets and deferred tax liabilities

(Unit: thousand yen)

Deferred tax assets
Accrued bonuses in excess of the limit for income tax deduction	30,066
Accrued enterprise taxes	53,451
Accrued doubtful accounts in excess of the limit for income tax deduction	17,757
Denial of loss on valuation of investment securities	57,999
Provision for retirement benefits	20,485
Net operating tax loss carried forward	487,410
Mark to market valuation difference for consolidated subsidiaries	3,046
Excess of depreciation	81,335
Valuation difference on available-for-sale securities	25,612
Other	125,954

Deferred tax assets subtotal	903,122
Valuation allowance	(704,975)

Net deferred tax assets	198,147

(2)	Significant factors that explain the discrepancy between the statutory tax rate and the effective tax rate after the adoption of tax effect accounting

Statutory tax rate	40.0%
(Adjustments for)
Entertainment and other expenses permanently ineligible for deduction	0.8
Fixed-rate resident tax	0.4
Increase/decrease in valuation difference	20.8
Amortization of goodwill	2.6
Goodwill impairment	17.6
Other	(1.6)

Effective tax rate after tax effect accounting	80.6

6.	Notes to noncurrent assets used on a lease basis
(1)	Acquisition cost equivalent, accumulated depreciation equivalent and year-end balance equivalent as of the closing date of the consolidated fiscal year

	(Unit: thousand yen)
	Acquisition cost	Accumulated	Year-end balance
	equivalent	depreciation equivalent	equivalent
Property, plant and equipment	392,501	168,167	224,334
Intangible assets	3,880	3,427	452
Total	396,381	171,594	224,787
(2)	Future lease payment equivalent as of the closing date of the consolidated fiscal year

(Unit: thousand yen)
Year-end balance of future lease payment
Due within one year	78,053
Due after one year	153,331

Total	231,385
(3)	Lease payment, depreciation equivalent and interest equivalent

(Unit: thousand yen)
Lease payment	120,614
Depreciation equivalent	112,924
Interest equivalent	8,473
7.	Notes to per share information

(1) Net assets per share	24,213.48 yen
(2) Net income per share	818.40 yen
8.	Notes to significant subsequent events

Not applicable.

9.	Other notes

Not applicable.

Non-Consolidated Balance Sheet
(As of October 31, 2009)
(Unit: thousand yen)

Account title	Amount
Assets
Current asset	9,557,558
Cash and deposits	8,133,142
Accounts receivable-trade	479,660
Finished goods	7,023
Work in process	11,616
Supplies	2,671
Prepaid expenses	118,992
Deferred tax assets	82,923
Short-term loans receivable	637,000
Other	87,765
Allowance for doubtful accounts	(3,236)
Noncurrent assets	4,141,900
Property, plant and equipment	82,796
Buildings	43,167
Tools, furniture and fixtures	38,545
Land	1,083
Intangible assets	834,822
Right of trademark	220,088
Software	607,714
Other	7,020
Investments and other assets	3,224,282
Investment securities	584,860
Stocks of subsidiaries and affiliates	520,103
Claims provable in bankruptcy, claims provable in rehabilitation and other	11,771
Long-term prepaid expenses	10,123
Deferred tax assets	50,944
Real estate for investment	1,798,618
Guarantee deposits	232,180
Other	27,450
Allowance for doubtful accounts	(11,771)

Total assets	13,699,459

Liabilities
Current liabilities	2,349,058
Accounts payable-trade	97,057
Short-term loans payable	1,400,000
Accounts payable-other	258,363
Accrued expenses	10,215
Income taxes payable	482,490
Advances received	5,267
Deposits received	13,355
Unearned revenue	8,609
Provision for bonuses	39,421
Provision for directors’ bonuses	31,690
Other	2,586
Noncurrent liabilities	7,400
Other	7,400

Total liabilities	2,356,458

Net assets
Shareholders’ equity	11,360,774
Capital stock	2,070,079
Capital surplus	3,165,016
Legal capital surplus	3,165,016
Retained earnings	7,012,620
Legal retained earnings	7,500
Other retained earnings	7,005,120
General reserve	500,000
Retained earnings brought forward	6,505,120
Treasury stock	(886,941)
Valuation and translation adjustments	(17,773)
Valuation difference on available-for-sale securities	(17,773)

Total net assets	11,343,001

Total liabilities and net assets	13,699,459

(Note)	Figures less than one thousand yen are omitted

Non-Consolidated Statements of Income
From November 1, 2008 to October 31, 2009
(Unit: thousand yen)

Account title	Amount
Net sales		9,244,408
Cost of sales		2,242,030

Gross profit		7,002,377

Selling, general and administrative expenses		4,084,042

Operating income		2,918,335

Non-operating income
Interest income	18,920
Dividends income	220,954
Rent of real estate for investment	138,728
Other	26,608	405,211
Non-operating expenses
Interest expenses	13,655
Rent expenses on real estate	80,730
Loss on investments in silent partnership	70,725
Other	18,938	184,051

Ordinary income		3,139,495

Extraordinary income
Reversal of allowance for doubtful accounts	154	154
Extraordinary loss
Loss on retirement of noncurrent assets	7,011
Loss on sales of investment securities	31,994
Loss on prior period adjustment	107,396
Loss on sales of stocks of subsidiaries and affiliates	30,000
Loss on valuation of stocks of subsidiaries and affiliates	1,842,693
Loss on liquidation of subsidiaries and affiliates	40,470	2,059,565

Income before income taxes		1,080,084

Income taxes-current		943,833
Income taxes-deferred		517,522

Net income		381,271

(Note)	Figures less than one thousand yen are omitted

Non-Consolidated Statement of Changes in Net Assets
From November 1, 2008 to October 31, 2009
(Unit: thousand yen)

Shareholders’ equity
Capital stock
Balance at the end of previous period	2,070,079
Changes of items during the period

Total changes of items during the period	—

Balance at the end of the period	2,070,079

Capital surplus
Legal capital surplus
Balance at the end of previous period	3,165,016
Changes of items during the period

Total changes of items during the period	—

Balance at the end of the period	3,165,016

Total capital surplus
Balance at the end of previous period	3,165,016
Changes of items during the period

Total changes of items during the period	—

Balance at the end of the period	3,165,016

Retained earnings
Legal retained earnings
Balance at the end of previous period	7,500
Changes of items during the period

Total changes of items during the period	—

Balance at the end of the period	7,500

Other retained earnings
Reserve for special depreciation
Balance at the end of previous period	357
Changes of items during the period

Reversal of reserve for special depreciation	(357)

Total changes of items during the period	(357)

Balance at the end of the period	—

General reserve
Balance at the end of previous period	500,000
Changes of items during the period

Total changes of items during the period	—

Balance at the end of the period	500,000

Retained earnings brought forward
Balance at the end of previous period	7,505,380
Changes of items during the period

Dividends from surplus	(619,346)

Reversal of reserve for special depreciation	357

Net loss	(381,271)

Total changes of items during the period	(1,000,260)

Balance at the end of the period	6,505,120

(Unit: thousand yen)

Total retained earnings
Balance at the end of previous period	8,013,238
Changes of items during the period
Dividends from surplus	(619,346)
Net loss	(381,271)

Total changes of items during the period	(1,000,617)

Balance at the end of the period	7,012,620

Treasury stock
Balance at the end of previous period	(286,959)
Changes of items during the period
Purchase of treasury stock	(599,982)

Total changes of items during the period	(599,982)

Balance at the end of the period	(886,941)

Total shareholders’ equity
Balance at the end of previous period	12,961,374
Changes of items during the period
Dividends from surplus	(619,346)
Net loss	(381,271)
Purchase of treasury stock	(599,982)

Total changes of items during the period	(1,600,599)

Balance at the end of the period	11,360,774

Valuation and translation adjustments
Valuation difference on available-for-sale securities
Balance at the end of previous period	(9,644)
Changes of items during the period
Net changes of items other than shareholders’ equity	(8,129)

Total changes of items during the period	(8,129)

Balance at the end of the period	(17,773)

Total valuation and translation adjustments
Balance at the end of previous period	(9,644)
Changes of items during the period
Net changes of items other than shareholders’ equity	(8,129)

Total changes of items during the period	(8,129)

Balance at the end of the period	(17,773)

Total net assets
Balance at the end of previous period	12,951,730
Changes of items during the period
Dividends from surplus	(619,346)
Net loss	(381,271)
Purchase of treasury stock	(599,982)
Net changes of items other than shareholders’ equity	(8,129)

Total changes of items during the period	(1,608,728)

Balance at the end of the period	11,343,001

(Note)	Figures less than one thousand yen are omitted

Notes to Specific Items
1.	Significant accounting policies
(1)	Valuation standard and method applied to assets

(i) Shares of subsidiaries and affiliates	Valued at cost using the moving average method

(ii) Other available-for-sale securities

• Without market value	Valued at cost using the moving average method. For investment in an investment limited partnership or equivalent partnerships, the net equity equivalent is posted.

(iii) Inventories

• Finished good and work in process	Valued at cost based on the actual cost method (The carrying value on the balance sheet is written down to reflect the effect of lower profit margins.)

• Stock	Valued by last purchase price method (The carrying value on the balanced sheet is written down to reflect the effect of lower profit margins.) Effective from this consolidated fiscal year, the Company adopted the Accounting Standard for Measurement of Inventories (ASB Standard No. 9, July 5, 2006). This change, however, has had a negligible impact on operating income, ordinary income, and net income before tax and adjustments.
(2)	Method of depreciating noncurrent assets

(i) Property, plant and equipment	The declining-balance method is applied, except for buildings (not including appendixes) acquired on or after April 1, 1998 to which the straight-line method is applied.

The range of main useful lives are as follows:

• Buildings: 3-47 years

• Tools, furniture and fixtures: 3-20 years

(ii) Intangible assets	The straight-line method is applied.

Software for in-house use is depreciated by the straight-line method based on internal estimated useful life (5 years).
(3)	Standards of accounting for reserves

(i) Allowance for doubtful accounts	To provide for bad debts, allowances for ordinary doubtful debts are stated based on the historical rate of default. For specified debts the recovery of which is doubtful, the amount regarded as irrecoverable is stated taking into consideration the likelihood of recovery on an individual basis.

(ii) Provision for bonuses	Accrued bonuses to employees are provided at the estimated amount which the Company is obliged to pay employees after fiscal year-end

(iii) Provision for directors’ bonuses	Accrued bonuses to directors are provided at the estimated amount which the Company is obliged to pay directors after fiscal year-end
(4)	Accounting for lease transactions

Finance lease transactions not involving a transfer of ownership that commenced on or before March 31, 2008 were treated in accordance with the accounting procedure for operating lease transactions.
(5)	Other changes in significant matters providing the basis for preparing financial statements

Accounting for consumption taxes	Consumption taxes are accounted for by the tax exclusion method.
2.	Changes in significant matters providing the basis for preparing consolidated financial statements
(Accounting standard for lease transactions)
     Finance lease transactions not involving a transfer of ownership were treated in the past in accordance with the accounting procedure for operating leases. However, effective from this consolidated fiscal year, the Company has applied the Accounting Standard for Lease Transactions (ASB Standard No. 13 (June 17, 1993 (First Committee of the Business Accounting Council), revised on March 30, 2007)) and the Guidance on Accounting Standard for Lease Transactions (ASB Guidance No. 16 (January 18, 1994 (Accounting Standards Committee of the Japanese Institute of Certified Public Accountants), revised March 30, 2007)) to finance lease transactions not involving a transfer of ownership in accordance with the accounting procedure for ordinary sale transactions. Finance lease transactions not involving transfers of ownership that commenced prior to the first year of implementation of the Accounting Standard for Lease Transactions were treated in accordance with the ordinary accounting procedure for operating lease transactions. The change had no impact on operating income, ordinary income, and net income before tax and adjustments.
3.	Notes to balance sheets
(1)	Pledged assets and collateral-backed liabilities
(Unit: thousand yen)

Collateral-pledging assets
Cash and deposits	24,000
Collateral-backed liabilities
Cash and deposits stated above are pledged as collateral for purchase liabilities of 12,607,000 yen for subsidiaries and affiliates.
(2)	Accumulated depreciation

Accumulated depreciation on property, plant and equipment	273,249
Accumulated depreciation on real estate for investment	36,967
(3)	Monetary receivables from and to subsidiaries and affiliates are as follows:

(i) Short-term monetary receivables	637,072
(ii) Short-term monetary payables	55,228
4.	Notes to the statement of income
     Transactions with subsidiaries and affiliates

(i) Net sales	1,200
(ii) Purchases	311,319
(iii) Other transactions with subsidiaries and affiliates	240,976
Transactions with subsidiaries and affiliates (HDA Inc.), which are included in “Other transactions with subsidiaries and affiliates,” were posted for the period until January 31, 2009. Since the Company sold all of its shares in the said company (HDA Inc.) during the fiscal year under review, the Company is no longer a subsidiary or affiliate of the Company.
5.	Notes to the Statement of Changes in Net Assets
Number of shares of treasury stock

	Number of shares	Increase in shares	Decrease in shares	Number of shares
	as of the previous	during this fiscal	during this fiscal	as of this fiscal
Class of shares	fiscal year end	year	year	year end
Common stock	3,957	29,243	¯	33,200

Note:	The 29,243 shares increase in the number of shares of treasury stock was attributable to purchases of such shares in the stock market.

6.	Notes to tax effect accounting

(1)	Major components of deferred tax assets and deferred tax liabilities
(Unit: thousand yen)

Deferred tax assets
Accrued bonuses in excess of the limit for income tax deduction	17,535
Denial of accrued enterprise taxes	36,371
Adjustment for accounts receivable-trade	38,134
Loss on devaluation of shares in subsidiaries and affiliates	1,008,568
Loss on valuation of investment securities	57,999
Excess of depreciation	19,333
Valuation difference in other securities	11,848
Other	23,319

Deferred tax assets subtotal	1,213,111
Valuation allowance	(1,079,244)

Net deferred tax assets	133,867

(2)	Significant factors that explain the discrepancy between the statutory tax rate and the effective tax rate after the adoption of tax effect accounting

Statutory tax rate	40.0%
(Adjustments for)
Expenses like entertainment expenses not qualifying for deduction permanently	1.4
Gains like dividends received not qualifying for deduction permanently	(8.1)
Fixed-rate resident tax	0.7
Increase/decrease in valuation allowance	99.9
Other	1.4

Effective tax rate after tax effect accounting	135.3

7.	Notes to noncurrent assets used on a lease basis
(Unit: thousand yen)
(1)	Acquisition cost equivalent, depreciation equivalent and year-end balance equivalent as of the closing date of the business year

		Accumulated
	Acquisition cost	depreciation	Year-end balance
	equivalent	equivalent	equivalent
Tools, furniture and fixtures	349,038	135,774	213,264

Total	349,038	135,774	213,264

(2)	Future lease payment equivalent as of the closing date of the business year

Year-end balance equivalent of future lease payment

Due within one year	68,968
Due after one year	150,480

Total	219,448
(3)	Lease payment, depreciation equivalent and interest equivalent

Lease payment	75,340
Depreciation equivalent	69,807
Interest equivalent	7,807

8.	Notes to transactions with related parties
(1)	Officers and major individual shareholders

		Capital or		Share(%)				Amount of		Year-end
	Name of	investment		of voting	Relation			transaction		balance
	company,	(thousand	Business or	rights	Concurrent	Business	Transaction	(thousand	Account	(thousand
Attribution	etc.	yen)	profession	(held)	officers	relation	details	yen)	title	yen)
Company whose controlling voting rights are held by a major shareholder (individual) and the person’s close relatives	ABLE Inc.	2,622,077	Real estate rental brokerage	Held directly: (0.44)	—	Inserting advertisements in our information publication, etc.	Advertising fees received Web facility charges paid	6,833,312 28,800	Accounts receivable—trade Accounts receivable—other Prepaid expenses	299,429 2,520 536

							Office rents paid	6,626	Guarantee deposits	5,045
									Accounts payable—other	37

							Company housing rents paid	1,165	Prepaid expenses	75

							Charges paid for employees on loan	4,872	—	—

							Charges received for employees on loan	4,151	—	—

							Incentives for campaigns paid	17,097	—	—
							Handling charges paid	21,808	—	—

Same as above	ABLE Hosho Inc.	100,000	Sublease of rental apartments and condominiums	—	One	Inserting advertisements on our information publication, etc.	Advertising fees received Office rents paid	2,634 60,906	Accounts receivable—trade Guarantee deposits	168 110,000

									Prepaid expenses	5,298

							Company housing rents paid	4,383	Guarantee deposits Prepaid expenses	430 424

							Sales promotion expenses paid	845	Accounts payable—other	782

							Postage of questionnaires	62	Accounts payable—other	65

							Incentives for campaigns paid	622	—	—

							Handling charges paid	510	—	—

							Management fees for real estate for investment	10,421	—	—

Subsidiary of a company whose controlling voting rights are held by a major shareholder (individual) and the person’s close relatives	ABLE Research International, Ltd.	50,000	Management consulting	—	One	We contract with the company to undertake investigations	Business outsourcing charges paid Advertising activity outsourcing	37,000 1,377	— Prepaid expenses	— 616

Major shareholder (individual) and the person’s close relatives	Shinji Sato	—	Management consulting	—	—	We contract with the company to provide management consulting	Management consulting fees paid	19,047	—	—

(2)	Subsidiaries

										Balance at
		Capital or		Share(%)				Amount of		fiscal year
		investment		of voting	Relation			transaction		end
	Name of company,	(thousand	Business or	rights	Concurrent	Business	Transaction	(thousand	Account	(thousand
Attribution	etc.	yen)	profession	(held)	officers	relation	details	yen)	title	yen)
Subsidiary	AC Service Co., Ltd.	220,000	Insurance agency	Direct: 100.0	Four	Financial support	Office rents received	10,329	Unearned revenue	837

							Funds collected	300,000	Short-term loans receivable	500,000

							Interest on loans receivable	9,356	Unearned revenue	460

Same as above	Sansui Co., Ltd.	70,000	System related business	Direct: 100.0	Three	Financial support	System development, operation and maintenance	484,774	Accounts payable—trade Accounts payable—other Prepaid expenses	850 48,728 5,298

							Charges received for employees on loan	20,498	—	—

							Charges paid for employees on loan	1,781	—	—

							Office rents received	28,536	Unearned revenue	1,229

							Funds collected	110,000	Short-term loans receivable	117,000

							Interest on loans receivable	3,016	Unearned revenue	156

							Business outsourcing charges received	1,000	—	—

Same as above	CHINTAI Corp. CHINTAI Travel Service Co., Ltd.	330,000	Travel business	Direct: 100.0	Two	Financial support	Advertising fees received	500	Accounts receivable—trade	52

							Domestic and overseas air tickets purchased	44,459	Accounts payable—other	2,107

							Office rent received	15,410	Unearned revenue	786

							Charges received for employees on loan	2,288	—	—

							Business outsourcing charges received	1,000	—	—

							Loans offered	250,000	Short-term loans receivable	20,000

							Funds collected	420,000	Unearned revenue	18

							Interest on loans receivable	3,640	Accounts payable—other	7

							Allotment of additional shares subscribed	220,000	—	—

		Capital or		Share(%)				Amount of		Year-end
		investment		of voting	Relation			transaction		balance
	Name of company,	(thousand	Business or	rights	Concurrent	Business	Transaction	(thousand	Account	(thousand
Attribution	etc.	yen)	profession	(held)	officers	relation	details	yen)	title	yen)
Subsidiary	Koransha Inc.	10,000	Entertainment business	Direct: 100.0	Three	—	Advertising fees received	350	—	—

							Performance tickets purchased	7,238	Accounts payable—other	3,535

							Charges received for employees on loan	19,488	—	—

							Fixtures purchased	73

							—	—	Advances paid	20

Same as above	HDA Inc.	—	Service of acting	—		—	Advertising fees	300	—	—
			for guarantor				received

							Office rents	3,060	—	—
							received

							Loans offered	60,000	—	—

							Funds collected	460,000	—	—

							Interest on loans	1,491	—	—
							receivable

Same as above	Monthly CHINTAI Co., Ltd.	—	Monthly rent business	—		—	Advertising fees	50	—	—
							Office rents	1,676	—	—
							received

							Charges received	732	—	—
							for employees on loan

							Monthly condominium	60	—	—
							rents paid

							Loans offered	23,000	—	—

							Funds collected	375	—	—

							Interest on loans	516	—	—
							receivable

							Credit waiver	105,769	—	—

(Notes) 1.	Terms and conditions of transactions and determination of policies thereof
(1)	Transactions with ABLE Inc. (5% shares held by major shareholder Shigeru Sato and 57% shares by his close relatives (including shares held indirectly))
(i)	The advertising rate was determined, as a rule, based on the monthly rent of the property.

(ii)	The web facility charge was determined through negotiations that referred to prevailing market prices.

(iii)	The office rent was determined by referring to the appraisal price of a real estate appraiser.

(iv)	The company housing rent was determined by referring to rents of real estate in the neighboring area.

(v)	The charge payable for employees on loan was determined, as a rule, based on the employee’s monthly wage.

(vi)	The charge receivable for employees on loan was determined, as a rule, based on the employee’s monthly wage.

(vii)	The incentives and aid for sales promotion were determined when advertisement transactions exceeded a certain amount.

(viii)	The handling charge payable was determined based on the number of advertisements handled.
(2)	Transactions with ABLE Hosho. Inc. (70% share held by major shareholder Shigeru Sato and 30% by his close relatives (including shares held indirectly))
(i)	The advertising rate was determined, as a rule, based on the monthly rent of the property.

(ii)	The office rent was determined by referring to the appraisal price of a real estate appraiser. The rent agreement has been concluded with Sansui Co., Ltd., a subsidiary of the Company. However, we recognize that the agreement is effectively an agreement via Sansui between the Company and ABLE Hosho Inc.

(iii)	The rent for company housing was determined by referring to real estate rents in the neighboring area.

(iv)	Sales promotion expenses payable were determined through negotiations that referred to prevailing market prices.

(v)	The incentives and aid for sales promotion were determined when advertisement transactions exceeded a certain amount.

(vi)	The handling charge payable was determined based on the number of advertisements handled.

(vii)	The management fee for real estate for investment was determined through negotiations that referred to prevailing market prices.
(3)	Transactions with Able Research International, Limited (wholly owned by related party ABLE Inc.)
(i)	Business outsourcing charges were determined through negotiations that referred to prevailing market prices.

(ii)	Advertising activity outsourcing expenses were determined through negotiations that referred to prevailing market prices.
(4)	Transactions with Shinji Sato (close relative of the major shareholder)

Management guidance fees payable were determined through negotiations that referred to prevailing market prices.
(5)	Transactions with AC Service Co., Ltd. (wholly-owned subsidiary)
(i)	The office rent was determined by referring to rents in the neighboring area.

(ii)	The rate of interest on loans receivable was determined in consideration of market interest rates.
(6)	Transactions with Sansui Co., Ltd. (wholly-owned subsidiary)
(i)	Payments for system development, operation, and maintenance were determined through negotiations that referred to prevailing market prices.

(ii)	The charge for employees on loan was determined, as a rule, based on the employee’s monthly wage.

(iii)	The office rent was determined by referring to rents in the neighboring area.

(iv)	Business outsourcing charges were determined through negotiations that referred to prevailing market prices.

(v)	The rate of interest on loans receivable was determined in consideration of market interest rates.
(7)	Transactions with CHINTAI Travel Service Co., Ltd. (wholly owned subsidiary)
(i)	The corporate advertising fee receivable was determined through negotiations that referred to prevailing market prices.

(ii)	The purchase of air tickets was determined with the same terms and conditions applied to general transactions.

(iii)	The office rent was determined by referring to rents in the neighboring area.

(iv)	The charge for employees on loan was determined, as a rule, based on the employee’s monthly wage.

(v)	Outsourcing charges receivable were determined through negotiations that referred to prevailing market prices.

(vi)	The rate of interest on loans receivable was determined in consideration of market interest rates.

(vii)	The Company accepted an allotment of 220 shares at 1,000,000 yen per share, through the subscription of new shares offered by CHINTAI Travel Service Co., Ltd.
(8)	Transactions with Koransha Inc. (wholly-owned subsidiary)
(i)	The corporate advertising fee receivable was determined through negotiations that referred to prevailing market prices.

(ii)	The purchase of performance tickets was determined through negotiations that referred to prevailing market prices.

(iii)	The charge for employees on loan was determined, as a rule, based on the employee’s monthly wage.

(iv)	The purchase of fixtures was determined through negotiations that referred to prevailing market prices.
(9)	Transactions with HDA Inc.
(i)	The corporate advertising fee receivable was determined through negotiations that referred to prevailing market prices.

(ii)	The office rent was determined by referring to rents in the neighboring area.

(iii)	The rate of interest on loans receivable was determined in consideration of market interest rates.

Since the Company sold all of its shares in HDA Inc. during this business year, HDA Inc. is no longer a subsidiary of the Company. The transactions stated above occurred prior to the sale of the shares.
(10)	Transactions with Monthly CHINTAI Co., Ltd.
(i)	The corporate advertising fee receivable was determined through negotiations that referred to prevailing market prices.

(ii)	The office rent was determined by referring to rents in the neighboring area.

(iii)	The charge for employees on loan was determined, as a rule, based on the employee’s monthly wage.

(iv)	The monthly rent for condominiums was determined through negotiations that referred to prevailing market prices.

(v)	The rate of interest on loans receivable was determined in consideration of market interest rates.

(vi)	The Company granted a debt waiver upon the completed liquidation of Monthly CHINTAI Co., Ltd., which had been running an operating deficit.

Since Monthly CHINTAI Co., Ltd. completed its liquidation procedure during this business year, it was no longer a subsidiary of the Company. The transactions stated above occurred prior to the completion of the liquidation.
2.	Consumption taxes are excluded from the value of transactions stated above, but are included in the year-end balance.

9.	Notes to per share information

(1) Net assets per share	21,933.76 yen
(2) Net loss per share	721.25 yen
10.	Notes to significant subsequent events

Not applicable.
11.	Other notes

Not applicable.
Auditors’ Report on the Consolidated Accounting Statements

Report of the Independent Public Accountants
December 18, 2009
CHINTAI Corporation
Board of Directors
Ernst & Young ShinNihon LLC
Representative and Partner Certified Public Accountant
Shinichi Hatakeyama     Seal
Representative and Partner Certified Public Accountant
Hiroaki Houno     Seal
     We have audited the Consolidated Financial Statements, including the Consolidated Balance Sheet, Consolidated Statement of Income, Consolidated Statement of Changes in Net Assets, and consolidated notes, of CHINTAI Corporation for the consolidated fiscal year from November 1, 2008 to October 31, 2009 for the purpose of reporting under the provisions of Article 444 Paragraph 4 of the Companies Act. Preparation of the Consolidated Financial Statements was the responsibility of the management of CHINTAI Corporation. Our responsibility as a Third-Party Auditor was limited solely to independently issuing a statement of opinion concerning the Consolidated Financial Statements based on our audits.
     We conducted our audits in accordance with the auditing standards, procedures and practices generally applied in Japan. Those standards, procedures and practices require that we plan and perform the audit to obtain reasonable assurance that the Consolidated Financial Statements are free of material misrepresentations of the Company’s financial position and operating results. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Consolidated Financial Statements. An audit also includes assessing the representations in the Consolidated Financial Statements as a whole, including the accounting principles and procedures adopted by management and significant estimates made by management.
     In our opinion the Consolidated Financial Statements referred to above present fairly, in all material respects, the consolidated financial position and operating results of the corporate group composed of CHINTAI Corporation and its consolidated subsidiary companies during the period reported in the consolidated financial statements in accordance with the corporate accounting principles generally applied in Japan.
     There are no interests between the Company and Shin Nihon & Co. or its Partners that should be disclosed pursuant to the provisions of the Certified Public Accountant Law.
End

Auditors’ Report on the Accounting Statements

Report of the Independent Public Accountants
December 18, 2009
CHINTAI Corporation
Board of Directors
Ernst & Young ShinNihon LLC
Representative and Partner Certified Public Accountant
Shinichi Hatakeyama     Seal
Representative and Partner Certified Public Accountant
Hiroaki Houno     Seal
     We have audited the Balance Sheet, Statement of Income, Statement of Changes in Net Assets, Notes to Specific Items and the supporting schedules of CHINTAI Corporation for the 18th Business Period, from November 1, 2008 through October 31, 2009, for the purpose of reporting under the provisions of Article 436 paragraph 2 item 1 of the Companies Act. With respect to the aforementioned Statements and the supporting schedules, our audit was limited to the documented matters based on the accounting records of the Company. Preparation of the financial statements and its supporting schedules was the responsibility of the management of CHINTAI Corporation. Our responsibility as a Third-Party Auditor was limited solely to independently issuing a statement of opinion concerning the financial statements and the supporting schedules based on our audits.
     We conducted our audits in accordance with the auditing standards, procedures and practices generally applied in Japan. Those standards, procedures and practices require that we plan and perform the audit to obtain reasonable assurance the Financial Statements and the supporting schedules are free of material misrepresentations of the Company’s financial position and operating results. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Financial Statements and the supporting schedules. An audit also includes assessing the representations in the Financial Statements and the supporting schedules as a whole, including the accounting principles and procedures adopted by management and significant estimates made by management.
     In our opinion the Financial Statements and the supporting schedules referred to above present fairly, in all material respects, the financial position and operating results of CHINTAI Corporation during the period reported in the financial statements in accordance with the corporate accounting principles generally applied in Japan.
     There are no interests between the Company and Ernst & Young ShinNihon LLC or its Partners that should be disclosed pursuant to the provisions of the Certified Public Accountant Law.
End

Report of the Audit Committee

Audit Report
     The Audit Committee has received the audit reports prepared by each of the auditors concerning the business performance of the directors during the 18th Business Period from November 1, 2008 through October 31, 2009. After discussing the audit results based on the reports, we have prepared this Audit Report and report as follows.
1. Procedures and details of the audits by the Auditors and the Audit Committee
     The Audit Committee establishes the audit policies, allocation of duties and other matters, and receives reports concerning the implementation of audits and the audit results from each of the auditors as well as reports from the directors and the independent auditors concerning the execution of their duties, and requests explanations as necessary.
     Each of the auditors investigated the business and financial conditions at the head office and main branches of the Company through discussions with directors, the internal audit sections and other employees, and worked to gather information and establish an audit environment. They also attended meetings of the Board of Directors and other important meetings, received reports from the directors, other managers and employees concerning the execution of their duties, requested explanations when necessary and reviewed documents concerning matters such as important decisions, in accordance with the auditor and audit standards prescribed by the Audit Committee and the audit policies and the duties of their office. The auditors also reviewed and verified the details of resolutions of the Board of Directors concerning systems to ensure that the execution of directors’ duties complies with the law and the Company’s Articles of Incorporation and the establishment of other systems prescribed by Article 100 paragraph 1 and paragraph 3 of the Companies Act Enforcement Regulations as systems necessary to ensure appropriate activities by joint-stock corporations, and the conditions of the system (internal controls system) created based on said resolutions. The auditors also hold discussions and exchange information with the directors of the subsidiary companies, and received business reports from the subsidiaries as necessary.
     Based on the above procedures, the Audit Committee investigated the Report of Business Operations and the supporting schedules pertaining to the business period. In addition, the independent auditors investigated and verified whether the auditors maintained an independent standpoint and implemented proper audits, and the Audit Committee received reports concerning the auditors’ execution of their duties from the independent auditors and requested explanations as necessary. In addition, the Audit Committee received notification from the independent auditors that the “systems to ensure duties are performed appropriately” (as described in each of the items under Article 131 of the Corporate Accounting Regulations) have been established in accordance with the “Standards for Quality Control of Audits” (Business Accounting Council, October 28, 2005), and requested explanations as necessary. Based on the above procedure, we have reviewed the Accounting Statements for the fiscal year (Balance Sheet, Statement of Income, Statement of Changes in Net Assets and notes) and the supporting schedules and the Consolidated Accounting Statements (Consolidated Balance Sheet, Consolidated Statement of Income, Consolidated Statement of Changes in Net Assets, and consolidated notes).

2.	Result of audit

(1)	Result of audit of the Business Report

(i)	The Business Report and its supporting schedules fairly represent the condition of the Company in accordance with the laws of Japan and the Articles of Incorporation of the Company.

(ii)	We have determined that there were no serious occurrences of dishonest or false activity or violations of any laws or the Company’s Articles of Incorporation by any of the directors in carrying out the duties and responsibilities of their offices.

(iii)	In our opinion, the details of the Board of Directors resolutions concerning the internal controls system are appropriate. We also have determined that there are no matters that should be highlighted as a concern with regard to the directors in carrying out their duties concerning the internal controls system. In connection with this, the Company recognized a problem in its internal control that led to corrections in previous financial results due to an inappropriate accounting procedure by CHCINTAI Travel Service Co., Ltd., a consolidated subsidiary of the Company. Since then, however, the Company has strengthened governance and support for all Group companies.
(2)	Result of audit of the Accounting Statements and supporting schedules
In our opinion, the audit procedures and audit results received from the independent public accounting firm Ernst & Young ShinNihon LLC are appropriate.
(3)	Result of audit of the Consolidated Accounting Statements.
In our opinion, the audit procedures and audit results received from the independent public accounting firm Ernst & Young ShinNihon LLC are appropriate.
December 18, 2009

Audit Committee, CHINTAI Corporation
Full-time Statutory Auditor
	Mamoru Tamura	Sealed
Full-time Statutory Auditor
	Yasuhiro Owaki	Sealed
Statutory Auditor	Masayoshi Shirota	Sealed
Statutory Auditor	Kosei Watanabe	Sealed
End
(2)	Events that have occurred after the last day of the latest fiscal year which have a significant effect on the financial position

At a meeting of the Board of Directors held on April 12, 2010, CHINTAI passed a resolution to determine the details of the issuing of subscription rights to shares to be issued as stock options that was approved at the 18th ordinary general shareholders’ meeting held on January 28, 2010. CHINTAI then issued the subscription rights to shares.
(i)	Date of allocation of subscription rights to shares

April 30, 2010

(ii)	Number of issued subscription rights to shares

9,140

(iii)	Issue price of subscription rights to shares

The payment of money in exchange for subscription rights to shares will not be required.

(iv)	Type and number of shares which are the object of subscription rights to shares

Common shares of CHINTAI: 9,140 shares

(v)	Value of assets to be invested at the time of the exercise of subscription rights to shares

35,650 yen per subscription right to shares (35,650 yen per share)

(vi)	Amount of capital incorporation at the time of share issuance through the exercise of subscription rights to shares

The amount shall be half of the amount of limit of increase in capital, etc. calculated in accordance with Paragraph 1 of Article 17 of the company calculation regulation. Any fraction of less than one yen that will be created as a result of the calculation shall be rounded up.

(vii)	Period of exercise of subscription rights to shares

From May 1, 2012 to April 30, 2014

(viii)	Persons to whom subscription rights to shares will be allocated and the number allocated
Director of the Company: six persons, 5,700
Statutory Auditor of the Company: four persons, 140
Employee of the Company: 28 persons, 1,800
Director of the subsidiaries of the Company: six persons, 880
Employee of the subsidiaries of the Company: 11 persons, 620
6.	Events that have occurred after the last day of the latest fiscal year which have a significant effect on the financial position of the Company

Not applicable

7.	Persons who will be appointed directors of ABLE CHINTAI HOLDINGS INC.

Persons who will be appointed directors of ABLE CHINTAI HOLDINGS INC. are as follows:

(1) Number of CHINTAI Corporation shares owned
(2) Number of Company shares owned
Name (Date of birth)	Career summary (Important posts concurrently held)		(3) Number of ABLE CHINTAI HOLDINGS INC. shares to be allocated
Shigeru Sato (June 2, 1966)	August 1994 January 2003	President and Representative Director of CHINTAI Corporation Representative Director/ Chairman of CHINTAI Corporation (current post)	(1) (2) (3)	187,969 shares 687,000 shares 20,377,000 shares
[Important posts concurrently held]
Representative Director of MINT SHA Co., LTD.

Ryuji Hirata (July 7, 1965)	April 1990 March 1998 June 2001 March 2002 December 2002 February 2003 April 2006	Entered DAIKEN Management Service Co., Ltd. (which merged with the Company in November 1995)
Company’s Sapporo Branch Manager
Company’s General Manager of West Japan Business Division
President and Representative Director of ABLE Hosho Inc.
Company’s Business Control General Manager
Representative Director/President of the Company
		President and Representative Director of ABLE PARKING INC. (current post)	(1) (2) (3)	7 shares 12,800 shares 30,140 shares
Important posts concurrently held
President and Representative Director of ABLE PARKING INC.

Seiji Tezuka (February 1, 1964)	May 2004 November 2006 January 2007 September 2007 January 2009	Entered CHINTAI Corporation
IT Business Preparation Office Manager
General Manager of Media Produce Division of CHINTAI Corporation
Director of CHINTAI Corporation
Media Business Manager of CHINTAI Corporation
		Representative Director/President of CHINTAI Corporation (current post)	(1) (2) (3)	250 shares — shares 25,000 shares

Yoichi Sugiyama (June 5, 1966)	April 1989	Entered Sugiyama Glass Co., Ltd.	(1) (2) (3)	2,020 shares 1,000 shares 204,300 shares
	April 1990	Director of Sugiyama Glass Co., Ltd.
	November 2000	President and Representative Director of Sugiyama Glass Co., Ltd. (current post)
	January 2005	Director of CHINTAI Corporation (current post)

Yasutaka Yanase (August 26, 1967)	April 1991 December 1998 December 2000 December 2002 June 2005	Entered Dai-ichi Kangyo Bank, Ltd.
Entered Yanase & Co., Ltd. and appointed as director
Senior Managing Director of Yanase & Co., Ltd.
President and Representative Director of TCJ Co., Ltd.
President and Representative Director of Yanase Petroleum Sales Co., Ltd.
		President and Representative Director of DAISHINTO Inc.	(1) (2) (3)	— shares — shares — shares

	June 2007 January 2008 March 2009	Representative Director of TCOI Co., Ltd. (current post) Director of CHINTAI Corporation (current post) President and Representative Director of Chauffeur Service Co., Ltd. (current post)

(Note)

1.	No special interest exists between the Company or CHINTAI and each of the candidates nominated above. No special interest will exist between ABLE CHINTAI HOLDINGS INC. and each of the candidates.

2.	Messrs. Yoichi Sugiyama and Yasutaka Yanase are candidates for outside statutory auditor.

3.	Messrs. Yoichi Sugiyama and Yasutaka Yanase have extensive experience and deep insight as corporate managers and will be appointed independent directors to give advice about the management of ABLE CHINTAI HOLDINGS INC. from a broad perspective.

4.	ABLE CHINTAI HOLDINGS INC. plans to enter into an agreement on the limitation of liability for losses with Messrs. Yoichi Sugiyama and Yasutaka Yanase, as provided in Paragraph 1 of Article 423 of the Companies Act. The amount of limit of liability for losses based on the above agreement is the amount provided in laws and ordinances.

8.	Persons who will be appointed statutory auditors of ABLE CHINTAI HOLDINGS INC.
     Persons who will be appointed statutory auditors of ABLE CHINTAI HOLDINGS INC. are as follows:

(1) Number of CHINTAI Corporation shares owned
(2) Number of Company shares owned
Name (Date of birth)	Brief personal record and position in the Company (Important posts concurrently held)		(3) Number of ABLE CHINTAI HOLDINGS INC. shares to be allocated
Masayuki Takeda (Date of birth: April 11, 1949)	September 1984 September 1999 December 2003 March 2004	Joined DAIKEN Management Service Co., Ltd. (which merged with the Company in November 1995)
Joined CHINTAI Corporation
Representative Director/President of Able Lease Inc. (current post)
		Representative Director of ABLE Insurance Agency Inc. (current post)	(1) (2) (3)	— shares — shares — shares

Mamoru Tamura (July 21, 1956)	September 1992 August 1999 January 2003	Entered CHINTAI Corporation Deputy Manager of General Affairs and Accounting Department of CHINTAI Corporation Full-time Auditor of CHINTAI Corporation (current post)	(1) (2) (3)	230 shares — shares 23,000 shares

Shin Ikeda (January 28, 1948)	September 1985 March 1988 April 1988 June 2006	Passed the national bar examination Graduated from the Legal Training and Research Institute Registration as attorney Auditor of the Company (current post)	(1) (2) (3)	— shares — shares — shares

Kosei Watanabe (May 4, 1957)	October 1981 April 1984 September 1989 February 1990 April 1992 October 1998 September 2005 June 2007	Passed the national bar examination
Graduated from the Legal Training and Research Institute Registration as attorney
Entered O’MELVENY & MYERS Law Office (New York)
Registration as attorney in New York State
Partner of Showa Law Office
Opening of Kosei Watanabe Law Office
Partner of O’MELVENY & MYERS Law Office, a joint enterprise under foreign laws
Entered OH-EBASHI LPC & PARTNERS, and became a partner of OH-EBASHI LPC & PARTNERS
		Auditor of CHINTAI Corporation (current post)	(1) (2) (3)	— shares — shares — shares

(Note)

1.	CHINTAI has entered into an advisory agreement with OH-EBASHI LPC & PARTNERS, of which Mr. Kosei Watanabe is a partner. Neither the Company nor CHINTAI have special interests in common with any of the candidates. Moreover, ABLE CHINTAI HOLDINGS INC. will have no special interests in common with any of the candidates.

2.	Messrs. Shin Ikeda and and Kosei Watanabe are candidates for outside statutory auditors.

3.	Messrs. Shin Ikeda and Kosei Watanabe have considerable experience and insight as attorneys. They have become candidates for outside statutory auditors to inspect the management of ABLE CHINTAI HOLDINGS INC.

4.	ABLE CHINTAI HOLDINGS INC. plans to enter into an agreement on the limitation of liability for losses with Messers. Shin Ikeda and Kosei Watanabe, as provided in Paragraph 1 of Article 423 of the Companies Act. The amount of limit of liability for losses based on the above agreement is the amount provided in lawas and ordinances.

9.	Matters concerning persons who will be appointed accounting auditors of ABLE CHINTAI HOLDINGS INC. (As of March 31, 2010)

Name	Grant Thornton Taiyo ASG
Offices	Principal office: Akasaka DS West Building, 8-5-26, Akasaka, Minato-ku Tokyo Other offices: Osaka and Nagoya

History	September 1971: Establishment of Taiyo Audit Corporation
September 1985: Establishment of Gen Audit Corporation
April 1991: Establishment of ACTUS Audit Corporation
October 1994: Participation in Grant Thornton International
April 1999: Establishment of ACTUS Gen Audit Corporation through the merger of Gen Audit Corporation and ACTUS Audit Corporation
July 2001: Change of company name into ASG Audit Corporation (ASG Audit Corporation from February 2003)
January 2006: Establishment of Taiyo ASG Audit Corporation through the merger of Taiyo Audit Corporation and ASG Audit Corporation
July 2008: Grant Thornton Taiyo ASG was established through change into the form of limited liability organization.

Capital	182.5 million yen

Outline (As of March 31, 2010)	Personnel:
  Representative partner:
  Partner:
  Specified partner:
  Certified Public Accountant:
  Persons who passed the CPA examination:
  Other persons engaging in audits:
    Other staffs
      Total
	Number of audited clients:	26 persons 23 persons 2 persons 70 persons 111 persons 47 persons 37 persons 316 persons 471 companies

10.	Matters concerning a resolution on this item
If the Joint Share Transfer is suspended or if the effect of the Plan is lost for the reasons set out in Article 11 (changes of conditions for the Joint Share Transfer, etc.) of the Plan after the preparation of the Plan before the Joint Share Transfer Date, the effect of the resolution on this item will be lost.
Proposition No. 2: Partial revision of the Articles of Incorporation
1.	Reasons for revision
(1)	Deletion of the record date of the ordinary general meeting of shareholders
If “Item 1: Approval for a share transfer plan” is approved, and if, as a result, the Joint Share Transfer comes into force, ABLE CHINTAI HOLDINGS INC., the parent company, will be established on November 1, 2010, the date of the Joint Share Transfer, and the Company will become a wholly owned subsidiary of ABLE CHINTAI HOLDINGS INC.
The Company stipulates the record date of the ordinary general meeting of shareholders in Article 11 of the existing Articles of Incorporation under the provision of Article 124 of the Companies Act . However, since ABLE CHINTAI HOLDINGS INC. will become the only shareholder of the Company after the Joint Share Transfer comes into force, the provision for the record date of the ordinary general meeting of shareholders in the Articles of Incorporation will become unnecessary. The Company will therefore abolish the record date of the ordinary general meeting of shareholders and will delete the provision. Consequently, the numbers of the articles after Article 11 of the existing Articles of Incorporation will be brought forward by one.
(2)	Change of accounting term and the time of convocation of ordinary general meeting of shareholders
After the Joint Share Transfer comes into force, the accounting term of the Company will be changed as stipulated in the proposed Article 46 so that it will be the same as the accounting term of ABLE CHINTAI HOLDINGS INC., which will become the parent company of the Company.
In association with the revision, the ordinary general meeting of shareholders will be convened within three months of the date following every closing date as stipulated in the proposed Article 11. The 32nd accounting term (fiscal year under review), the transitional period, will be seven months from April 1, 2010 to October 31, 2010.
(3)	Dividends
After the Joint Share Transfer comes into force, the record date of dividends of the Company will, as stipulated in the proposed Article 47, be the same as the record date of ABLE CHINTAI HOLDINGS INC., which will become the parent company of the Company.
(4)	Enactment of new supplementary provisions
As a transitional measure for the change of accounting term, new supplementary provisions will be enacted.
The revision of the Articles of Incorporation will come into force on October 31, 2010 if “Item 1: Approval for a share transfer plan” is approved, if the Joint Share Transfer plan is approved at the ordinary general shareholders’ meeting of CHINTAI, if the plan remains effective until the day before October 31, 2010, and if the procedures for the Joint Share Transfer are not halted.
2.	Revision details

The details of the revision are as shown below.

(The underlined parts show the revisions.)
Current Articles of Incorporation			Proposal for revision
Articles 1 to 10			Articles 1 to 10
[Provisions are omitted.]			[Same as the current provisions]

(Record date)
Article 11		The Company shall decide that a shareholder with voting rights, who is stated or recorded in the final list of shareholders on March 31 of every year, may exercise rights at the ordinary general meeting of shareholders for the concerned accounting term.	[To be deleted]
	2.	Irrespective of the preceding paragraph, if necessary, with prior public notice based on the resolution of the Board of Directors, a shareholder or registered pledgee of stock, who is stated or recorded in the final list of shareholders on a certain day, may become a shareholder or registered pledgee of stock who may exercise rights.

Chapter 3 General shareholders’ meeting			Chapter 3 General shareholders’ meeting
(Convocation)			(Convocation)
Article 12		An ordinary general meeting of shareholders shall be convened in June of every year, and an extraordinary general meeting of shareholders shall be convened when necessary.	Article 11	An ordinary general meeting of shareholders shall be convened within three months of the date following every closing date, and an extraordinary general meeting of shareholders shall be convened when necessary.

Articles 13 to 46			Articles 12 to 45
[Provisions are omitted.]			[Same as the current provisions]

(The underlined parts show the revisions.)
Current Articles of Incorporation			Proposal for revision
(Accounting term)			(Accounting term)
Article 47		The accounting term of the Company shall be from April 1 of every year to March 31 of the following year.	Article 46		The accounting term of the Company shall be from November 1 of every year to October 31 of the following year.

(Dividends, etc.)			(Dividends, etc.)
Article 48		The Company may prescribe the matters stipulated in each Item of Paragraph 1 of Article 459 of the Company Act based on the resolution of the Board of Directors.	Article 47		The Company may prescribe the matters stipulated in each Item of Paragraph 1 of Article 459 of the Company Act based on the resolution of the Board of Directors.
	2.	The Company shall pay dividends in cash (hereinafter “Dividends”) to shareholders or registered pledgees of stocks who are stated or recorded on the final list of shareholders on March 31 or September 30 of every year.		2.	The Company shall pay dividends in cash (hereinafter “Dividends”) to shareholders or registered pledgees of stocks who are stated or recorded on the final list of shareholders on April 30 or October 31 of every year.
	3.	The Company shall not prescribe the matters stipulated in each Item of Paragraph 1 of Article 459 of the Company Act based on the resolution of a general meeting of shareholders.		3.	The Company shall not prescribe the matters stipulated in each Item of Paragraph 1 of Article 459 of the Company Act based on the resolution of a general meeting of shareholders.

(Period of exclusion for dividend payment)			(Period of exclusion for dividend payment)

Article 49			Article 48

[Provisions are omitted.]			[Same as the current provisions]

[Newly enacted]			Supplementary provisions
Irrespective of the provision of Article 46 (accounting term), the 32nd accounting term which begins from April 1, 2010 shall be seven months up to October 31, 2010. This supplementary provision shall be deleted after the expiration of the 32nd accounting term.

Proposition No. 3: Selection and appointment of seven directors
     The term of office of all of seven directors will expire at the time of the close of this general meeting of shareholders. Accordingly, we request that you select and appoint seven directors, and recommend the following candidates for directors.
     The candidates for directors are as shown below.

		Brief personal record and Company positions		Number of
Candidate	Name	and portfolio		Company
No.	(Date of birth)	(Positions at other corporations, etc.)		shares owned
1	Ryuji Hirata (July 7, 1965)	April 1990	Entered DAIKEN Management Service Co., Ltd. (which merged with the Company in November 1995)	12,800 shares
		March 1998	Company’s Sapporo Branch Manager
		June 2001	Company’s General Manager of West Japan Business Division
		March 2002	President and Representative Director of ABLE Hosho Inc. Company’s Business Control General Manager
December 2002
		February 2003	Company’s President and Representative Director
		April 2006	President and Representative Director of ABLE PARKING INC. (current post)

2	Junichi Haruna (February 10, 1952)	October 1990	Director of CHINJYU Co., Ltd. (which merged with the Company in November 1995)	34,500 shares
		June 1995	Company’s Representative Managing Director
		August 1997	Company’s Representative Senior Managing Director
		April 1998	Company’s Administration and Marketing General Manager
		June 1998	Company’s Senior Managing Director
		January 1999	Company’s President and Representative Director
		February 2003	Resigned as Company’s President and Representative Director
		February 2003	President and Representative Director of ABLE Research Institute, Limited (current ABLE Research International Limited) (current post)
		June 2006	Appointed as Company’s Vice President and Representative Director
		June 2008	Resigned as Representative Director of the Company, and appointed as Company’s Director and Senior Advisor
		July 2009	Representative Director of AMP Inc. (current post)

Number of
		Brief personal record and Company positions and		Company
Candidate	Name	portfolio		shares
No.	(Date of birth)	(Positions at other corporations, etc.)		owned
3	Shinzaburo Shibata (September 11, 1950)	May 1994	Representative Director of DAIKEN CO.,LTD. (which merged with the Company in August 1995)	11,326 shares
		December 1995	Company’s Kyoto Service Manager
		May 1996	Company’s Kanagawa Branch Manager
		April 1997	Company’s General Manager in charge of Kanagawa
		April 1998	Company’s Fukuoka Branch Manager
		June 1999	Director and General Manager of Company’s West Japan Business Division
		November 2000	Managing Director and General Manager of Company’s West Japan Business Division
		February 2003	Company’s Managing Director in charge of West Japan Business
		June 2008	Company’s Managing Director and Fukuoka Business General Manager (current post)

4	Shoichi Taki (February 5, 1928)	April 1952	Entered Sumitomo Bank, Ltd.	0 shares
		December 1976	Director and Operation Planning Department Manager of Sumitomo Bank, Ltd.
		December 1978	Resigned from Director of Sumitomo Bank, Ltd.
		December 1978	Senior Managing Director of Bank of Kansai, Ltd.
		October 1982	Vice President and Director of Bank of Kansai, Ltd.
		June 1986	President and Director of Bank of Kansai, Ltd.
		June 1994	Chairman and Director of Bank of Kansai, Ltd.
		January 1999	Resigned from Chairman and Director of Bank of Kansai, Ltd.
		June 2002	Appointed as Company’s Director (current post)

Number of
		Brief personal record and Company positions and		Company
Candidate	Name	portfolio		shares
No.	(Date of birth)	(Positions at other corporations, etc.)		owned
5	Takeo Wakaki (January 7, 1942)	April 1966	Entered Hitachi Chemical Co., Ltd.	0 shares
		January 1973	Entered AIU Insurance Co.
		April 1997	Entered JMB Co., Ltd. and appointed as Director
		July 1999	Entered AC Service Co., Ltd. and appointed as Director
		April 2002	Resigned as Director of AC Service Co., Ltd.
		June 2002	Appointed as Company’s Director (current post)

6	Kenichiro Yanagishita (December 12, 1964)	April 1989	Entered Mitsubishi Bank, Ltd.	0 shares
		April 1995	Entered Ginza Building Co., Ltd.
		September 2004	Entered ABLE Hosho Inc. Deputy Manager of Head Office Business Control Division of ABLE Hosho Inc.
		June 2007	Appointed as Company’s Director
		June 2008	Company’s Director and Finance Division General Manager (current post)

7	Yuko Morita (June 5, 1967)	April 1990	Entered All Nippon Airways Co., Ltd.	0 shares
		April 1993	Entered CHINTAI JYUTAKU News Co., Ltd.
		March 1996	Entered DAY BREAK Co., Ltd.
		August 1997	Entered CHINTAI JYUTAKU News Co., Ltd.
		December 2004	Entered ABLE Research Institute, Limited.
		August 2007	Entered CHINTAI Corporation
		May 2009	Entered the Company and appointed as Executive Secretary
		June 2009	Company’s Director and Executive Secretary (current post)

(Note)	The Company and each candidate for director and have no special interests in common.
Proposition No. 4: Selection and appointment of four statutory auditors
     The term of office of all of four statutory auditors will expire at the time of the close of this general meeting of shareholders. Accordingly, we request that you select and appoint four statutory auditors, and recommend the following candidates for statutory auditor.
     The candidates for statutory auditor are as shown below.

		Brief personal record and Company positions and		Number of
Candidate	Name	portfolio		Company
No.	(Date of birth)	(Positions at other corporations, etc.)		shares owned
1	Tadao Sudo (June 9, 1931)	January 1989	Representative Director of DAIKEN Management Service Co., Ltd.	0 shares
		March 1996	Representative Director of SOKON Co., Ltd.
		June 1998	Director of SOKON Co., Ltd.
		June 2002	Appointed as Company's Statutory Auditor (current post)

		Brief personal record and Company positions and		Number of
Candidate	Name	portfolio		Company
No.	(Date of birth)	(Positions at other corporations, etc.)		shares owned
2	Masanobu Asakura (February 18, 1946)	November 1991	Representative Director of DAN Corporation (which merged with the Company in November 1995)	4,627 shares
		November 1995	Loan Assignment Management Manager of ABLE Hosho Inc.
		July 1997	Audit Department Manager of ABLE Hosho Inc.
		April 1998	Company’s Administration and Marketing General Manager
		May 1999	On loan to JMB Co., Ltd. and appointed Public Affairs Manager
		June 2002	Appointed as Company’s Statutory Auditor (current post)

3	Shin Ikeda (January 28, 1948)	September 1985	Passed the national bar examination	0 shares
		April 1986	Entered the Legal Training and Research Institute of the Supreme Court
		March 1988	Graduated from the Legal Training and Research Institute of the Supreme Court
		April 1988	Registered with the Tokyo Bar Association
		June 2002	Appointed as Company’s Statutory Auditor (current post)

4	Haruki Sato (January 25, 1945)	April 1968	Entered Nomura Securities Co., Ltd.	0 shares
		July 1993	Budget Department Manager of Nomura Securities Co., Ltd.
		December 1993	Transferred to Nomura Research Institute, Ltd. and appointed Chief Secretary
		June 1998	Director of Nomura Research Institute, Ltd.
		June 2001	Resigned as Director of Nomura Research Institute, Ltd.
		June 2001	Vice President and Representative Director of NRI Shared Service, Ltd.
		June 2005	Resigned from NRI Shared Service, Ltd.
		October 2005	Appointed as Advisor of INTEGRE Nishikawa Co., Ltd.
		February 2006	Director of Executive Partners Inc.
		June 2006	Appointed as Company’s Statutory Auditor (current post)

(Note)	1.	The Company and each candidate for statutory auditor have no special interests in common.

2. Messrs. Shin Ikeda and Haruki Sato, candidate for statutory auditor, are candidates for outside statutory auditor.
3. As attorney, Mr. Shin Ikeda has extensive experience and insight and has appropriately inspected the directors’ performance of their duties. Since he is expected to continue to play an important role as a statutory auditor, he is a candidate for an outside statutory auditor. He has been an outside statutory auditor of the Company since June 2006 and will have been in office for four years at the end of the coming general shareholders’ meeting.
4. Mr. Haruki Sato was the Deputy General Manager of the Accounting Department and the General Manager of the Budget Department of Nomura Securities Co., Ltd., engaged in account closing procedures and the preparation of financial statements, and has considerable knowledge about finance and accounting. He has appropriately inspected the directors’ performance of their duties and is expected to continue to play an important role as a statutory auditor. He is therefore a candidate for an outside statutory auditor.
He has been an outside statutory auditor of the Company since June 2006 and will have been in office for four years at the end of the coming general shareholders’ meeting.

Map to the Ordinary General Meeting of Shareholders
5-5, Moto-Akasaka 1-chome
Moto-Akasaka SF Building
3rd Floor Meeting Room
• Subway guide
The Moto-Akasaka SF Building is a 3-minute walk from Exit B of the “Akasaka Mitsuke” Station when using the Tokyo Metro Ginza Line or Marunouchi Line.